UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
To
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA GREEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	700	75-3269182
(State or other jurisdiction of incorporation or organization)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

 Room 3601, the Centre, Queen’s Road no.99
Central, Hong Kong
Tel. No.: (852) 3691-8831
 (Address and telephone number of
registrant’s principal executive offices)

VCorp Services, LLC
1811 Silverside Road
Wilmington, Delaware 19810
Tel. No.: 888-528-2677
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:

Richard I. Anslow, Esq.
Gregg E. Jaclin, Esq.
Eric M. Stein, Esq.
Joy Z. Hui, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, 2nd Floor
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188
Barry I. Grossman, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole, LLP 150 East 42nd Street New York, New York 10017 Tel. No.: (212) 370-1300 Fax No.: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Aggregate Offering Price per share			Proposed Maximum Aggregate Offering Price			Amount of Registration fee

Common Stock, $0.00001 par value per share	1,400,000	(2)		$5.00	(2)		$7,000,000	(2)		$499.10

Common Stock, $0.00001 par value per share	1,018,500	(3)		$5.00	(4)		$5,092,500	(4)		$363.10

Underwriter’s Warrants to Purchase Common Stock	98,000	(5)	$	N/A		$	N/A		$	N/A	(6)

Common Stock Underlying Underwriter’s Warrants	98,000	(7)		$6.00			$588,000	(6)		$41.93	(8)

Total Registration Fees										$904.13	(9)

(1)
In accordance with Rule 416(a), the Registration is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3)
This amended registration statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by certain selling stockholders of the Registrant of up to 1,018,500 shares of common stock, of which (i) 159,750 shares were issued to investors in the Registrant’s private placement in reliance upon Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), that closed on August 13, 2009 (the “Regulation S Private Placement”) (but excluding the 6,250 shares of common stock purchased in the Regulation S Private Placement by Mr. Wei Guo Wang, who subsequent to the closing of the Regulation S Private Placement, became our Chief Financial Officer), (ii) a total of 818,750 shares issued to six individuals and entities as compensation for corporate or business consulting services, and (iii) a total of 40,000 shares issued as partial compensation for legal services.

(4)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange or national quotation system and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to Regulation S of the Securities Act. The price of $5.00 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on the NASDAQ Capital Market, at which time the shares may be sold at prevailing market prices or privately negotiated prices. The selling stockholders purchased their shares at $3.00 per common share.

(5)	Represents the maximum number of warrants to purchase the Registrant’s common stock to be issued to the underwriter in connection with the public offering.

(6)
In accordance with Rule 457(g), under the Securities Act, because the shares to the Registrant’s common stock underlying underwriter’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(7)	Represents the maximum number of shares of the Registrant’s common stock issuable upon exercise of the underwriter’s warrants.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the exercise price of $6.00 per share for the underwriter’s warrants.

(9)	$672.49 was previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses as set forth below:

•
Public Offering Prospectus. A prospectus to be used for the public offering by the Registrant of up to 1,400,000 shares at $5.00 per common share, of the Registrant’s common stock on a best-efforts, minimum/maximum basis through the underwriter named on the cover page of the prospectus (the “Public Offering Prospectus”). We are also registering the warrants and shares of common stock underlying the warrants to be received by the underwriter in this offering.

•	Resale Prospectus. A prospectus to be used for the resale by selling stockholders of up to 1,018,500 shares of the Registrant’s common stock (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•	they contain different outside and inside front covers;
•	they contain different Offering sections in the Prospectus Summary section beginning on page 47A;
•	they contain different Use of Proceeds sections on page 67A;
•	the Capitalization and Dilution sections are deleted from the Resale prospectus on page 67A;
•	a Selling Stockholder section is included in the Resale Prospectus beginning on page 47A;
•	the Underwriting section from the Public Offering Prospectus on page 56A is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place; and
•	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to completion, dated October 1 3 , 2010

Minimum Offering: 1,000,000 SHARES
Maximum Offering: 1,400,000 SHARES

CHINA GREEN, INC.

COMMON STOCK

This is the initial public offering of our common stock. We are offering a minimum of 1,000,000 shares of our common stock (the “Minimum Amount”) and a maximum of 1,400,000 shares of our common stock (the “Maximum Amount”). Our common stock is not currently listed or quoted for trading on any national securities exchange or national quotation system. On August 13, 2010, we applied for the listing of our common stock on the NASDAQ Capital Market under the symbol “CHGN.” We received comments from NASDAQ regarding our application on September 10, 2010. We are in the processing of responding to each of the comments issued by NASDAQ. As this offering is a best-efforts offering, the NASDAQ Capital Market may be unable to admit our common shares for listing until the completion of the offering and, consequently, the satisfaction of NASDAQ Capital Market listing standards. If so admitted, we expect our common shares to begin trading on the NASDAQ Capital Market on the day following the closing of this offering. If our common shares are eventually listed on the NASDAQ Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs. There is no assurance that our NASDAQ Capital Markets application will be approved. In the event that our application is not approved, we will seek to have our common stock quoted on the OTCBB, or other national quotation system. If we are quoted on the OTCBB, our best efforts offering may be compromised, as potential investors may not be as likely to infuse the same amount of capital into our Company as they otherwise would have if we were able to obtain a NASDAQ listing.

This registration statement includes two separate and distinct prospectuses. In the first prospectus, we are offering and selling up to 1,400,000 shares of our common stock. The public offering price of our common stock will be $5.00 per share. The offering price was determined by the Company and the underwriter through a review of comparables and valuations such as revenue, net income and capitalization, of similar public and private, domestic and foreign companies. The second prospectus relates to the resale by existing holders of our securities of up to 1,018,500 shares of our common stock. The existing holders obtained their shares through a private offering whereby the shares were offered at $3.00 per share. The expected $2.00 increase in value is to account for the intrinsic value inherent in being a publicly traded company evidenced by the increase in the Company’s liquidity. It is possible for new investors to purchase our common shares at a price lower than $5.00 per share if they are able to purchase such shares from an existing holder whose shares were issued at $3.00 per common share.

Once, and if, our shares of common stock are quoted on the NASDAQ and there is an established market for these shares, the selling shareholders may sell the shares from time to time at market price prevailing on the NASDAQ at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 8 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

v

	Per Share	Total Minimum		Total Maximum
Public offering price	$5.00	$5,000,000		$7,000,000
Underwriting commissions (1)	$0.325	$325,000	(2)	$455,000	(2)
Proceeds, before expenses, to China Green, Inc.	$4.675	$4,675,000		$6,545,000

(1)
The underwriter will receive compensation in addition to the commissions as set forth under “Underwriting.”

The underwriter is to receive, as compensation for services: (i) a cash payment of 3.5% of the proceeds raised in the offering, provided, however that the cash payment will be reduced to 2.0% for any shares sold by the officers or directors of the Company; and (ii) a non-accountable expense allowance equal to 3.0% of the gross proceeds of this offering.

The underwriter is also entitled to warrants equal to 7% of the shares sold in this offering. If the Maximum Amount is sold in this offering, the underwriter would be entitled to 98,000 warrants and if the underwriter exercises these warrants in full, at an exercise price equal to $6.00, the total underwriting commissions attributable to the warrants will be $490,000.

(2)	Assumes the underwriter will receive 3.5% of the gross proceeds in this offering.

This offering is being conducted on a best-efforts, maximum/minimum basis. All proceeds will be held in a separate escrow established for the protection of investors pending our receipt of the Minimum Amount. In the event that additional funds are raised subsequent to an initial closing and multiple closings occur, any additional proceeds raised subsequent to the initial closing will be held in a separate escrow account for the protection of the investors as well. We reference Rule 15c2-4 and Notices to Members 98-4 and 84-7 to indicate that the selection of an escrow agent and terms of that arrangement would be in compliance with both SEC rule and SRO guidance.

The underwriter is offering the common stock as set forth under “Underwriting.” Delivery of the shares will be made at 10:00 a.m., New York City time, on such date as may be agreed to as the Closing Date. The escrow agent will release the received funds from the Escrow Account to each of the Company and the underwriters as provided in the escrow agreement, and the Company shall deliver the shares purchased thereby to the investors, and the underwriter warrants relating thereto to the underwriter. The Company shall deliver or cause to be delivered the shares to the investors through the facilities of The Depositary Trust Company’s DWAC system.

Grandview Capital, Inc. is acting as our underwriter in this public offering on a best-efforts, minimum/maximum basis.   The underwriter is not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered. The underwriter does not have an obligation to purchase any shares and as a result, we may not receive any proceeds from the offering. All funds received from subscribers will be deposited in a non-interest bearing escrow account (the “Escrow Account”). The minimum offering is 1,000,000 shares at $5.00 per share, totaling $5 million. The offering will expire, inclusive of any extensions upon the earlier of: (i) December 31, 2010; (ii) a date mutually acceptable to us and our underwriter after the Minimum Amount is sold; or (iii) the Maximum Amount is sold pursuant to this prospectus (the “Closing Date”). In the event that the Minimum Amount is not raised within the prescribed time period, all offering proceeds will be returned without deduction and we will be responsible for paying certain offering expenses.

GRANDVIEW CAPITAL, INC.

The date of this prospectus is October 1 3 , 2010

CHINA GREEN, INC.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not, and the underwriter has not, authorized any other person to provide you with additional information or information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate only as of the date on the front cover.

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from publicly available information and industry publications. We believe that the statistical data, market data and other industry data and forecasts are reliable.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision. Our business involves significant risks. You should carefully consider the information under the heading “Risk Factors” beginning on page 8.

“We,” “us,” “our Company,” “our,” “China Green” and the “Company” refers to the consolidated business of China Green, Inc., a Delaware corporation, and its subsidiaries. We conduct our business through our wholly-owned subsidiaries, Glorious Pie Limited (“Glorious Pie”), a British Virgin Island corporation, and Earn Bright Development Limited (“Earn Bright”), a Hong Kong corporation.

China or “PRC” refers to the People’s Republic of China. “RMB” or “Renminbi” refers to the legal currency of China and “$” or “USD” refers to the legal currency of the United States.

Business Overview

Operating through Glorious Pie, our British Virgin Islands subsidiary, and Earn Bright, our Hong Kong operating subsidiary, we engage in providing eco-friendly project consulting services. We are currently focused on the areas of eco-friendly property consulting and eco-friendly construction projects. Our services can be applied to development or reconstruction projects in social facilities, parks, outdoor public areas, corporate buildings, hotels, commercial and residential properties. Our mission is to create an eco-friendly environment that can benefit both humans and nature. We actively seek for opportunities to apply ecological engineering (eco-engineering) concepts, the integration of ecological and engineering applications, in design, monitoring and construction of ecosystems, to integrate human society with the natural environment. We advise our clients on overall project planning, selection and supervision of external consultants, and coordination of labor services and materials supplies. As such, we focus our business in three interrelated business segments: (i) Greenery Construction Consulting, (ii) Greenery Maintenance Consulting, and (iii) Eco-friendly Property Consulting and Development. Our target clients include landscaping contractors and property owners or operators who seek to construct or develop eco-friendly establishments.

As an eco-friendly project consulting company, the key to our future growth and success will be our ability to procure more profitable projects and build upon our reputation. We are focused on deepening our existing relationships as well as,  building new relationships to expand our project channels. We integrate our understanding in the dynamics of the local industries with our financial capital to formulate strategic ways to procure new consulting and management services contracts. Our capability to build professional project teams, to provide quality advice, and execute project plans is important to us. We maintain a broad network of contacts of external consultants, labor service subcontractors and materials suppliers which serves as a platform for us to build project teams based on the required knowledge and expertise. We continue to identify and develop new relationships with different professionals and experts to optimize our platform.

Currently, our main source of revenue is generated through contracts in Greenery Construction Consulting and Greenery Maintenance Consulting with government landscaping contractors. We generate net income from the difference between the consulting fees paid to us by the government contractors and our total subcontracting costs. Our subcontracting costs are typically paid to subcontracted consultants, labor service subcontractors and materials suppliers.

We also generate revenues from three eco-friendly hotels in our Eco-friendly Property Consulting and Development segment. We have entered into separate revenue-sharing contracts with each of these hotels, which includes providing consulting services and investments of eco-friendly designs and practices for these hotels. We have invested in these properties by purchasing certain property, plant and equipment needed to convert the hotels into eco-friendly properties.  The nature of these investments is to introduce eco-friendly designs and changes to the hotels as well as improve the look and feel to attract or retain customers.

Our Industry

With approximately one-quarter of the world’s population, the PRC is a major contributor to the carbon dioxide emissions which have been linked to global warming. Global warming has been proven to be the cause of many geographical changes that have negatively affected our world. As a result, many governments and activist groups are raising awareness about global warming and promoting conservation with regard to our environment.

According to the United Nations, China tops all other nations in carbon dioxide emissions in 2009 and would likely continue to become the biggest contributor to this problem in the foreseeable future. China’s annual carbon dioxide emission per capita has more than doubled from 2.2 tons to 5.7 tons between 1990 and 2008. Along with its global peers, China has become increasingly aware of environmental issues and its impact on the world. In its 5-Year plan for the years 2001 through 2005, the chinese government included the target of green land as a percentage of total constructed area. For the Guangdong Province, where we carry out our greenery construction and green maintenance consulting businesses for those years, the green land target increased from 31% to 35% between 2005 and 2010. Furthermore, the Guangdong province is expected to add 283 square kilometers of plantation between 2009 and 2014, benefiting from the development plans of the PRC and Guangdong governments.

The eco-friendly industry is widely recognized by governmental and non-governmental sectors. Services that can be provided to customers are broad. We position ourselves as a full-service company within our industry.

Corporate Structure

Our corporate structure is illustrated as follows:

Our Services

Greenery Construction Consulting

Our Greenery Construction Consulting business has mainly been focused on large-scale outdoor PRC government projects such as public infrastructure and social facilities development; however we have been engaged to conduct private real estate development projects in the past. Our consulting approach includes horticultural planning and design, concept applications, selection and provision of agriculture, performance targeting and benchmarking, plantation management and quality control.

We have developed strategic relationships with nine government landscaping contractors to procure landscaping construction projects from the government. Our management continuously communicates with the contractors to obtain up-to-date information on the government project pipeline. We perform preliminary screening on available opportunities and select projects for further investigation. We analyze these selected project opportunities with external consultants to develop preliminary project plans. Such external consultants involved in the planning stage would likely be retained by us as execution consultants upon successful bids. Our preliminary project plans generally include design concept illustrations, timing and schedules, labor and materials requirements and budget estimates. We are required to provide funding and preliminary project plans to the government landscaping contractors to enter into the government project bidding sessions to bid for the selected projects. We are not required to engage any subcontractors until a successful bid is confirmed. We enter into project consulting contracts with the government landscaping contractors once a successful bid is confirmed and subsequently engage a team of external consultants and labor service subcontractors to execute the project. Since the inception of our business in June 2006, we have developed solid relationships with a broad network of government landscaping contractors, external consultants, labor service subcontractors and materials suppliers. Prior to inception of every project, we conduct in-depth meetings with external consultants and subcontractors to ensure thorough understanding of all project details and requirements. Upon entering into contracts, we serve as a liason between the governmental contractors, the external consultants, and the labor service subcontractors through to completion of the projects. Upon completion, we conduct thorough reviews with our clients to ensure client satisfaction. We have adopted the straight-line method of accounting. As such, we account for all of the expenses we can reasonably estimate and expect to incur on each project at the project’s inception. As actual expenses are incurred, corresponding revenue is ratably recognized. Our agreements are governed by the laws of Hong Kong or Macau.

We have managed many notable public and private landscaping projects in Dongguan, Guangdong Province, China’s third largest exporting city and one of the fastest growing regions in China. Such projects include Dongguan’s Songshan Lakes Science & Technology Industrial Park, a province-level development zone for new and high-tech industries. Our services have been extended to other locations in the Guangdong province, such as Guangzhou city.

Greenery Maintenance Consulting

We offer greenery maintenance consulting services to the same group of government contractors for greenery construction consulting as for greenery maintenance projects. We work with external consultants to conduct site reviews and develop maintenance plans with our clients who outline all assessment criteria and performance targets. The external consultant acts as the site supervisor and we select subcontractors to execute the maintenance work. We conduct periodic performance and quality assessments to ensure the sites are maintained appropriately. The maintenance plans typically include soil quality analysis and renovation, root evaluation, plantation disease and strength analysis, pruning, pest control, weed control, floral treatments, earth surface treatment and restoration, maintenance and reconstruction of structural elements. In addition to working with subcontractors who perform maintenance on existing elements, our internal and external consultants recommend structural upgrades and development ideas to our clients.

Eco-friendly Property Consulting and Development

Our Eco-friendly Property Consulting and Development business, also known as “ECHOO,” an acronym for eco-hospitality operations, applies eco-engineering concepts to real property and manages the subcontracted labor necessary for the renovations needed to become more eco-friendly.  Our current customer base for this business segment is three hotels. Our consulting services generally include site assessment, energy optimization analysis, resource efficiency planning, material selection and equipment installation. We outsource the labor necessary to institute our consulting recommendations. In return, we enter into fixed-term revenue-sharing agreements with the hotel owners to receive a portion of the hotel’s future monthly revenue or a guaranteed minimum monthly amount as consulting fees in exchange for our services provided. We believe this business arrangement benefits both, our Company and the hotels. The hotels may benefit from an increase in revenue as a result of being an eco-friendly hotel.

Corporate Information

Our executive office is located at Room 3601, The Centre, 99 Queen’s Road, Central, Hong Kong.

In addition, we also have a correspondence office located at 271 Zhen An Zhong Road, Chang An District, Dongguan City, Guangdong, People’s Republic of China.

Recent Events

Reverse Stock Split

On March 10, 2010, our board of directors and our majority stockholders approved a 1 for 2 reverse stock split of all of our issued and outstanding common stock (the “Reverse Stock Split”). On March 29, 2010, we filed an information statement on Schedule 14C to notify our stockholders of the Reverse Stock Split. On May 3, 2010, the Reverse Stock Split became effective on the 20th day following the mailing of the information statement on Schedule 14C.

Share Exchange

On August 13, 2009, we entered into a share exchange agreement with Glorious Pie and Mr. Chi Yip Tai, the sole shareholder of Glorious Pie. Pursuant to the share exchange agreement, we agreed to issue an aggregate of 5,177,500 shares of our common stock to Mr. Tai in exchange for all of the issued and outstanding shares of Glorious Pie. As a result of the share exchange, Glorious Pie became our wholly-owned subsidiary.

A copy of the share exchange agreement was attached as Exhibit 2.1 to our current report on Form 8-K filed with the SEC on August 14, 2009 and is incorporated herein by reference.

Regulation S Private Placement

In connection with the closing of the Share Exchange, on August 13, 2009, we completed a private placement in which we issued a total of 166,000 shares of our common stock to 296 investors in reliance upon the exemption provided by Regulation S under the Securities Act.  As a result, we received gross proceeds of $480,000 which was used as working capital for general corporate purposes.

The subscription agreement in connection with the private placement was attached as Exhibit 10.1 to our current report on Form 8-K filed with the SEC on August 14, 2009 and is incorporated herein by reference.

Dual Prospectuses In This Registration Statement

This Registration Statement includes two separate and distinct prospectuses. In the first prospectus, we are offering and selling up to 1,400,000 shares of our common stock (the “Maximum Amount”). We expect the public offering price of our common stock will be $5.00 per share. The offering price was determined by the Company and the underwriter through a review of comparables and valuations such as revenue, net income and capitalization, of similar public and private, domestic and foreign companies.  The second prospectus relates to the resale by existing holders of our securities of up to 1,018,500 shares of our common stock, par value $0.00001. The existing holders obtained their shares through a private offering whereby the shares were offered at $3.00 per share. The expected $2.00 increase in value is to account for the intrinsic value inherent in being a publicly traded company evidenced by the increase in the Company’s liquidity. It is possible for new investors to purchase our common shares at a price lower than $5.00 per share if they are able to purchase such shares from an existing holder whose shares were issued at $3.00 per common share.

Risks

Our business is subject to a number of risks, which you should be aware of before you making an investment decision. These risks are more fully discussed in “Risk Factors” on page 8.

THE OFFERING
Size of Offering
This offering is being done on a best-efforts, minimum/maximum basis.  The Minimum Amount of shares being sold in this offering is 1,000,000 shares of common stock and the Maximum Amount of shares being sold in this offering is 1,400,000 shares of common stock. All of the funds received in payment for the shares of common stock sold in this offering will be wired to a non-interest bearing escrow account established for the protection of the investors pending our receipt of the Minimum Amount.

Common stock offered	Minimum: 1,000,000 Shares Maximum: 1,400,000 Shares

Common stock outstanding before this offering	6,514,750 Shares

Common stock outstanding after the offering	Minimum: 7,514,750 Shares Maximum: 7,914,750 Shares (1)

Gross Proceeds	Minimum: $5,000,000 Maximum: $7,000,000

Marketing	The underwriter will market this initial public offering on a best efforts basis, minimum/maximum.

Offering price	$5.00 per share

Use of proceeds
We intend to use the net proceeds of this offering (after deducting estimated underwriting commissions and estimated offering expenses payable by us) as working capital for our Greenery Construction and Maintenance Consulting businesses, as well as our Eco-friendly Property Consulting and Development business. See “Use of Proceeds” on page 14 for more information on the use of proceeds.

Dividend Policy	We currently plan to retain our earnings to finance the development of our business and for general corporate purposes. We do not anticipate paying any cash dividends in the foreseeable future.

Risk factors
Investing in these securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 8.

Proposed NASDAQ symbol	“CHGN.” We have applied to list our common stock on the NASDAQ Capital Market, but no assurances can be given that our application will be approved.

Closing of Offering
The offering contemplated by this prospectus will expire, inclusive of any extensions, upon the earlier of: (i) December 31, 2010; (ii) a date mutually acceptable to us and our underwriter after the Minimum Amount is sold; (iii) the Maximum Amount is sold.

(1) Excludes up to 98,000 shares of common stock underlying the warrants to be received by the underwriter in this offering.

Summary of Financial Information

The following summary financial information contains consolidated statement of operations data for the fiscal years ended June 30, 2010 and 2009 and the consolidated balance sheet data as of June 30, 2010 and 2009. The financial statement data as of and for each of the fiscal periods ended June 30, 2010 and 2009 is from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period.  Because this is only a summary of our financial information, it does not contain all of the information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

Consolidated Statement of Operations

	Year ended June 30, 2010	Year ended June 30, 2009
	(audited) $	(audited) $

Service income	13,130,112	11,676,141

Cost of services	(6,036,288)	(5,416,156)

Gross profit	7,093,824	6,259,985

General and administrative expenses(including share-based compensation)	(1,026,337)	(2,674,837)

Income before taxation	6,067,487	3,585,148

Income tax	(60,472)	(72,056

Net income	6,007,015	3,513,092

Other comprehensive income - Foreign currency translation adjustments	55,512	46,766

Total comprehensive income	6,062,527	3,559,858

Net income per share – basic and diluted	0.9 6	0.67

Weighted average number of shares outstanding during the period – basic and diluted	6,266,729	5,227,500

Consolidated Balance Sheets

	As of June 30,	As of June 30,
	2010	2009
	(Audited) $
ASSETS
Current assets
Cash and cash equivalents	1,141,108	849,457
Accounts receivables	3,898,480	5,036,977
Deposit paid for labor services	2,228,619	903,882
Deposit for contract procurements	2,629,028	2,538,710
Deposit paid for hotel investment negotiation	3,963,761	1,025,677
Rental Deposits	35,244	-
Total current assets	13,896,240	10,354,703

Plant and equipment, net	2,697,473	1,083,011

TOTAL ASSETS	16,593,713	11,437,714

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Amount due to a director	-	64,499
Amount due to a shareholder	-	23,899
Accrued expenses	41,484	10,411
Accrued compensation	-	2,568,750
Tax payable	133,196	72,303
TOTAL LIABILITIES	174,680	2,739,862

STOCKHOLDERS’ EQUITY
Preferred stock ($0.00001 par value, 100,000,000 share shares authorized, none issued and outstanding)	65	53
Common stock ($0.00001 par value, 500,000,000 shares; shares authorized, 6,514,750 shares issued and outstanding)
Additional paid-in capital	3,861,790	52
Accumulated other comprehensive income	892,072	836,560
Retained earnings	11,665,106	7,861,187

TOTAL STOCKHOLDERS’ EQUITY	16,419,033	8,697,852
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	16,593,713	11,437,714

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

The forward-looking statements contained in this prospectus will be mainly related to the following principal points:

•	Our ability to maintain and increase revenues and margins of our services;

•	The ability of our sub -contractors to obtain government and private sector contracts;

•	The ability of our eco-friendly hotel operators to maintain and increase hotel revenues;

•	Market acceptance of green hotels;

•	Global and local awareness of environmental issues;

•	Our strategic investments and acquisitions;

•	Compliance and changes in the laws of the People’s Republic of China (“PRC”) that affect our operations;

•	Our ability to renew existing contracts and enter into new contracts with contractors;

•	Our ability to identify and provide consulting services to other hotels;

•	Vulnerability of our business to general economic downturn, especially in the PRC; and

•
The other factors referenced in this Registration Statement, including, without limitation, under the sections entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Description of Business.”

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Business

OUR LIMITED OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

We have limited operating history. Our limited operating history may not provide a meaningful basis on which to evaluate our business, including our ability to develop a wide customer base, increase our revenues, expand our operations to include additional services and control raw material costs, all of which are critical to our success. We cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand.

We may encounter unanticipated problems, expenses and delays in developing and marketing our services. We may not be able to successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer, and we may be unable to stay in business.

WE DEPEND ON GOVERNMENT SUBCONTRACTS FOR A SIGNIFICANT PORTION OF OUR REVENUES. OUR INABILITY TO WIN OR RENEW GOVERNMENT SUBCONTRACTS DURING PROCUREMENT CYCLES COULD SIGNIFICANTLY REDUCE OUR PROFITS.

We primarily obtain our Greenery Construction and Greenery Maintenance Consulting and services projects from nine government prime contractors and subcontractors which we have signed master agreements with. Each of these contracts is material to us. The percentage of our revenue from government projects are 97.8%, 73.9%, 77.1%, and 100% for the fiscal years ended June 30, 2007, 2008, 2009, and 2010, respectively. An inability to win or renew government subcontracts would adversely affect our operations and significantly reduce profits. Some government subcontracts are awarded to multiple competitors, causing increased competition and downward pricing pressure. This may lead to increased pressure to control costs. If we cannot reduce or control costs on these contracts, losses may occur.

AS A SUBCONTRACTOR OF GOVERNMENT CONTRACTORS, WE ARE SUBJECT TO A NUMBER OF PROCUREMENT LAWS AND REGULATIONS, ANY VIOLATION OF THESE LAWS COULD RESULT IN ECONOMIC HARM TO OUR OPERATIONS.

As we have entered into contracts with other PRC companies in relation to procurement and administration of government contracts, we have to fully comply with the PRC Contract Law. The PRC Contract Law addresses issues in relation to the establishment, effectiveness, and implementation of contracts. However, the Supreme People's Court of the PRC has given new interpretations of the Contract Law in the past (such as the new interpretation on April 24, 2009), such that some provisions of the PRC Contract Law bear a different meaning. In the future, there may be other new interpretations of the Contract Law by the Supreme People's Court of the PRC, which may be favorable or unfavorable to foreign companies like us. Moreover, the term “foreign company” is often not mentioned in the PRC laws. It is unclear as to what foreign companies like us should do to comply with the laws in the PRC. If the PRC applies protectionism on local companies, it may interpret or clarify those laws and regulations against foreign companies. As a result, we may be required to incur additional operating and legal expenses in China associated with labor and contracting costs. The effect on our business will be a decrease in the Company’s profit margins and growth.

WE RELY UPON SEVERAL MAJOR CUSTOMERS; THE LOSS OF ANY OF THE MAIN CUSTOMERS WILL ADVERSELY AFFECT OUR BUSINESS PERFORMANCE.

Service income generated in our Greenery Maintence and Greenery Construction Consulting projects account for approximately 75% of our revenues. We primarily obtain our Greenery Maintenance and Greenery Construction Consulting projects from nine government prime contractors and subcontractors. For the fiscal year ended June 30, 2010, our top three Greenery Construction Consulting customers are Fu Jian Heng Li Construction Group Limited, Dongguan Garden Project Co. and Zhe Jiang Hong Xin Garden Art Limited, which have accounted for 24.63%, 19.72%, and 14.02% of our overall revenue, respectively. Although we have signed master agreements with them, there is no assurance that these agreements will not be breached or will be renewed upon termination. Loss of any of these contracts will adversely affect our business performance and profitability.

IF THE LAND USE RIGHTS OF OUR LANDLORD ARE REVOKED, WE WOULD BE FORCED TO RELOCATE OPERATIONS, WHICH COULD HAVE AN ADVERSE AFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Under Chinese law land is owned by the state or rural collective economic organizations. The state issues to the land users a land use right certificate. Land use rights shall not be revoked before the expiration of the period thereof. However, under special circumstances, land use rights can be revoked and land users forced to vacate when redevelopment of the land is in the public interest, provided that corresponding compensation is given to the land users. We do not have any land use rights to the real properties we invest in and service. Currently, we have three revenue sharing agreements with hotels. The holder of the land use rights to each of these hotels is Qing Chou Dai. Qing Chou Dai is the uncle of Chi Yip Tai, our President and CEO. The loss of such rights would result in the loss of our investment, as the property would no longer be able to generate the revenues that we are entitled to pursuant to our revenue sharing agreements. This would have a material adverse effect on our financial condition and results of operations.

OUR ECO-FRIENDLY PROPERTY CONSULTING AND DEVELOPMENT BUSINESS SEGMENT RELIES UPON ONE MAJOR CUSTOMER FOR 100% OF ITS REVENUE, ACCOUNTING FOR APPROXIMATELY 25% OF OUR OVERALL REVENUE. THE LOSS OF THIS CUSTOMER WILL ADVERSELY AFFECT OUR BUSINESS PERFORMANCE.

Currently, we have three revenue sharing agreements with hotels. The holder of the land use rights to each of these hotels is Qing Chou Dai. Qing Chou Dai is the uncle of Chi Yip Tai, our President and CEO. We cannot be sure this relationship will continue on terms favorable to us, or at all. If our relationship with Mr. Qing Chou Dai is terminated or impaired for any reason, it could result in a loss of income to us. As such, we are currently negotiating revenue sharing agreements with various non-related party land use owners of other hotels.

CHANGES IN GOVERNMENTAL POLICIES COULD REDUCE DEMAND FOR OUR SERVICES.

Although we have gradually extended our services to private sectors, approximately 75% of our business is comprised of government contracts. Such contracts are subject to governmental policies and are supported from the local government of Guangdong province in the PRC. Any changes in governmental policies regarding funding or enforcement would have an adverse impact on our revenues. Also, reduced spending by governments in landscaping projects may raise competition within our industry, which may directly affect our future revenue and profits.

WE MAY NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS AND MAY ENCOUNTER UNFORSEEN COSTS; WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including: (i) profitability; (ii) business strategy development; and (iii) the amount of capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we cannot obtain additional funding, we may be required to: (i) limit our marketing efforts and (ii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

WE MAY ENCOUNTER INCREASING COMPETITION IN THE FUTURE.

Although eco-friendly property consulting and development is a new market in China with relatively few competitors, after our business model was implemented, new competitors entered into the market. Our management believes that additional companies will continue to enter into this market. As a result, we may encounter increasing competition in the future.

OUR CURRENT BUSINESS OPERATIONS RELY HEAVILY UPON OUR KEY EMPLOYEES, MR. CHI YIP TAI AND MR. WEI GUO WANG.

We have been heavily dependent upon the expertise and management of Mr. Chi Yip Tai, our Chief Executive Officer and Mr. Wei Guo Wang, our Chief Financial Officer, and our future performance will depend upon their continued services. The loss of the services of Mr. Tai or Mr. Wang’s services could have a negative impact on our business operations. To mitigate this risk, we have entered into written employment agreements with Messer Tai and Wang, pursuant to which Messer Tai and Wang agree to serve as our Chief Executive Officer and Chief Financial Officer, respectively, commencing on June 7, 2010 and expiring on December 31, 2010.

OUR FUTURE GROWTH MAY REQUIRE RECRUITMMENT OF ADDITIONAL QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer service, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

WE MAY INCUR SIGNIFICANT COSTS AS A RESULT OF BEING A PUBLIC COMPANY AND REMAINING IN COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS. WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

FAILURE TO COMPLY WITH THE U.S. FOREIGN CORRUPT PRACTICES ACT AND CHINESE ANTI-CORRUPTION LAWS COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

Our executive officers, employees and other agents are subject to applicable laws in connection with the marketing or sale of our products, including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls.  Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials.

While we intend to implement measures to ensure compliance with the FCPA and Chinese anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.  In addition, our brand and reputation, our sales activities or the price of our common stock could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

WE ARE EXPOSED TO CREDIT RISK FROM CONTRACT RECEIVABLES.

Contract receivables are subject to credit evaluations. As we are getting more new customers and offering credit terms, we believe that cash flow and controlling bad debt and late payment become more and more important. Different levels of credit periods and credit limits are granted to different customers according to their size, financial position, business position and payment history, among other factors, in order to offer the right credit terms to our customers to enhance competitiveness yet manage the risk. We have not recorded any bad debt since inception.

Risks Related to Doing Business in China

SUBSTANTIALLY ALL OF OUR REVENUE WILL BE DERIVED FROM OUR SERVICES PROVIDED TO PRC INDIVIDUALS AND ENTITIES, SUBJECTING OUR BUSINESS, OPERATIONS AND PROSPECTS TO THE ECONOMIC, POLITICAL AND LEGAL POLICIES, DEVELOPMENTS AND CONDITIONS IN CHINA.

The PRC’s economic, political and social conditions, as well as government policies, could impair our business.  The PRC economy differs from the economies of most developed countries in many respects.   There is no assurance that China’s gross domestic product (“GDP”) will continue to grow in the future. If, in the future, China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could impair our ability to remain profitable.  The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may have a negative effect on us.  For example, our financial condition and results of operations may be hindered by PRC government control over capital investments or changes in tax regulations.

RISKS RELATED TO INTERPRETATION OF CHINESE LAWS AND REGULATIONS WHICH INVOLVE SIGNIFICANT UNCERTAINTIES

China’s legal system is based on written statutes and their interpretation by the Supreme People’s Court. Prior court decisions may be cited for reference but have limited value as precedents. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. Although neither we nor any of our subsidiaries is incorporated in China, or maintains any operating assets in PRC , as the Chinese legal system develops, we cannot assure that changes in such laws and regulations, and their interpretation or their enforcement will not have a material adverse effect on our business operations.

FLUCTUATIONS IN THE EXCHANGE RATE COULD HAVE AN ADVERSE EFFECT UPON OUR BUSINESS AND REPORTED FINANCIAL RESULTS

We conduct our business in Renminbi, thus our functional currency is the Renminbi, while our reporting currency is the U.S. dollar.  The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, the political situation as well as economic policies and conditions. On July 21, 2005, the PRC government changed its decade old policy of pegging its currency to the U.S. currency. Under that policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximate 21% appreciation of the Renminbi against the USD between 2005 and 2008. However, the PRC government decided to repeg the Renminbi to USDs in response to the financial crisis in 2008.  On June 19, 2010, China ended the peg of Renminbi to the USD which allowed a greater flexibility of its exchange rate.  There remains significant international pressure on the appreciation of the Renminbi against the USD.  To the extent any of our future revenues are denominated in currencies other than the USD, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse affect on our financial condition and operating results since operating results are reported in USDs and significant changes in the exchange rate could materially impact our reported earnings.

A SLOWDOWN OR OTHER ADVERSE DEVELOPMENTS IN THE CHINESE ECONOMY MAY MATERIALLY AND ADVERSELY AFFECT OUR CUSTOMERS’ DEMAND FOR OUR SERVICES AND OUR BUSINESS.

All of our revenues are generated from our services provided to PRC individuals and business entities. Although the Chinese economy has grown significantly in recent years, such growth may not continue. We do not know how sensitive we are to a slowdown in economic growth or other adverse changes in Chinese economy which may affect demand for precision steel products.  A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in China may materially reduce the demand for our services and in turn reduce our results of operations.

OUR BUSINESS IS SUBJECT TO WEATHER CONDITIONS, NATURAL DISASTERS AND OTHER CONDITIONS BEYOND OUR CONTROL WHICH COULD AFFECT OUR REVENUE, GROSS MARGINS AND NET INCOME.

Severe weather conditions and natural disasters, such as floods, droughts, frosts, earthquakes, plant disease or other pestilence, which are difficult to anticipate and cannot be controlled by us, may affect ability of our subcontractors to complete the work on a timely basis and otherwise disrupt our operations or cause us to redo any work that has been damaged.  If our subcontractors are forced to work longer hours to complete or correct work that has already been done, this could adversely affect our business, financial condition and results of operations. We have no intention to provide protection against any additional costs that could result from such natural disasters.

THE IMPLEMENTATION OF THE NEW PRC EMPLOYMENT CONTRACT LAW AND INCREASES IN THE LABOR COSTS IN CHINA MAY HURT OUR BUSINESS AND PROFITABILITY.

The 2008 PRC Employment Contract Law became effective in China on January 1, 2008, imposing more stringent requirements on employers in relation to entry into fixed-term employment contracts, recruitment of temporary employees and dismissal of employees. In addition, under the newly promulgated Regulations on Paid Annual Leave for Employees, which also became effective on January 1, 2008, employees who have worked continuously for more than one year are entitled to paid vacation ranging from 5 to 15 days, depending on the length of the employee’s service. Employees who waive such vacation entitlements at the request of the employer will be compensated for three times their normal daily salaries for each vacation day so waived. As a result of the new law and regulations, our labor costs may increase. There is no assurance that disputes, work stoppages or strikes will not arise in the future. Increases in the labor costs or future disputes with our employees could damage our business, financial condition or operating results. Although we do not directly hire any employees in PRC, we pay for the labor costs incurred by our PRC subcontractors in onsite project construction. As a result, increases in the labor costs in China will increase our cost of revenues and therefore hurt our profitability.

IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are presently based in Hong Kong and all of our officers and directors reside in Hong Kong or PRC, service of process on our company and such directors and officers may be difficult to effect within the United States. Also, our main assets are located in Hong Kong and any judgment obtained in the United States against us may not be enforceable outside the United States.

LABOR DISRUPTIONS WITH OUR SUBCONTRACTORS MAY ADVERSELY AFFECT OUR BUSINESS.

Our business depends on our ability to subcontract work to subcontractors located in the People’s Republic of China.  As a result, we rely on the services provided by these subcontractors to provide supplies and services to our customers.  If our subcontractors decide to strike or if there is a labor dispute, it could result in a disruption which would result in work slowdowns, lockouts, strikes or other disruptions, and could have an adverse effect on our business, potentially resulting in us having to breach contracts with customers, or shortages and reduced net revenues and net income.

Risks Related To Our Capital Stock and this Offering

THERE IS NO ASSURANCE THAT WE WILL PAY ANY DIVIDENDS TO SHAREHOLDERS IN THE NEAR FUTURE, AND AS A RESULT, OUR INVESTORS’ SOLE SOURCE OF GAIN, IF ANY, WILL DEPEND ON CAPITAL APPRECIATION, IF ANY.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. Currently we plan to retain our earnings to finance the development of our business development and for general corporate purposes and do not anticipate paying any cash dividends in the foreseeable future.

As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors’ sole source of gain for the foreseeable future. Moreover, Investors may not be able to resell their shares of our common stock at or above the price they paid for them.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

As of the date of this prospectus, Mr. Tai beneficially owns approximately 79.47% of our capital stock with voting rights. Assuming the Maximum Amount of 1,400,000 shares are sold in this offering, Mr. Tai will beneficially own 68.9% of our capital stock. In this case, Mr. Tai will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK, AS THE FUTURE SALE OF A SUBSTANTIAL AMOUNT OF OUTSTANDING STOCK IN THE PUBLIC MARKETPLACE COULD REDUCE THE PRICE OF OUR COMMON STOCK.

Assuming the Maximum Amount of 1,400,000 shares is sold in this public offering, we will have outstanding an aggregate of 7,914,750 shares of common stock. Of the outstanding shares of common stock as of the completion of this offering, the 1,400,000 shares sold in this offering and the 1,018,500 shares registered for resale under the Resale Prospectus will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as the term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144. Shares eligible for future sale may adversely affect the market price of our common stock as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

The sale of shares covered by the resale registration statement were sold to those selling shareholders at $3.00 per share.  This may have the effect of reducing the value of our stock below the $5.00 per share being offered in this offering because the selling shareholders that purchased stock at $3.00 per share may be willing to sell the shares at a price less than $5.00 per share and still be able to make a profit on their investment.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST DUE TO FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND PREFERRED STOCK.

If the market provides favorable expansion opportunities to our business, we may pursue substantial business expansion, and may need to obtain financing through issuance of our authorized but previously unissued equity securities, which will result in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 600,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.00001 per share, and 100,000,000 shares of “blank check” preferred stock, par value $0.00001 per share.

We may issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are being offering in this registration statement.

OUR COMMON STOCK MAY BE CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in a secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no any assurance that an application for listing will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

INVESTORS RISK OF LOSS OF USE OF FUNDS ALLOCATED FOR PURCHASERS, WITH NO RIGHT OF RETURN, DURING THE OFFERING PERIOD.

We cannot assure you that all or any shares will be sold.  Our underwriter is offering our shares on a best efforts, minimum-maximum basis.  We have no firm commitment from anyone to purchase all or any of the shares offered.  If offers to purchase a minimum of 1,000,000 shares are not received on or before thirty days following the effectiveness of this Registration Statement (subject to extension), escrow provisions require that all funds received be promptly refunded.  If refunded, investors will receive no interest on their funds.  During the offering period, investors will not have use or right to return of the funds.  None of our officers, directors or affiliates may purchase shares in this offering.

USE OF PROCEEDS

The net proceeds, after deducting the estimated underwriting commissions and fees, are estimated to be approximately $4,675,000 if the Minimum Amount is sold and $6,545,000 if the Maximum Amount offered hereunder is sold.  However, there is no assurance that any proceeds will be raised. In the event that we fail to raise the Minimum Amount within the prescribed time period, all offering proceeds will be returned without deduction and we will be responsible for paying certain offering expenses. Our officers and directors are permitted to participate in this offering without any purchasing limitations imposed. Any shares purchased by members of our management, board, or other affiliates will enter into lock-up agreements requiring them to hold the shares for a period of three months after the closing of public offering hereunder.

The net proceeds from this offering will be used to finance the capital expenditure for our business expansion. We currently intend to use the net proceeds as follows, in the event that the Minimum Amount offered is sold and in the event that the Maximum Amount is offered and sold:

ALL NUMBERS SET FORTH IN THE FOLLOWING TABLE ARE ESTIMATED

	Minimum Amount Sold	Maximum Amount Sold
Gross Proceeds Sold in Offering	$5,000,000	$7,000,000
Underwriting Commissions and non-accountable expense allowance (1)	325,000	455,000
Estimated offering expenses(2)	288,473	288,473
Labor costs, training and research & development in connection with expanding our Eco-friendly Property Consulting and Development services	3,037,864	4,328,112
Labor services and contract procurements in connection with expanding our Greenery Construction Consulting services	1,123,886	1,596,593
Marketing and public relations to promote our “ECHOO” brand name	224,777	331,822

(1) The underwriting commission is equal to a total of 6.5% of the total amount of shares sold.  The 6.5% consists of: (i) an assumed 3.5% cash commission, provided that the underwriter will only receive commission equal to 2.0% for any funds received from investors sourced by our officers and directors of the Company; and (ii) a 3.0% non-accountable fee.

(2) Comprised of fixed costs such as legal fees filing fees, and variable costs such as transfer agent fees, audit fees, SEC Registration Fees, blue sky filing fees and Edgar Agent filing fees.

While we intend to use the net proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgment of our board of directors, such changes are necessary or advisable. Such reallocation of use of the net proceeds would be to dedicate some of the funds we have allocated to expanding our Eco-friendly Property Consulting services to labor services and contract procurements in connection with expanding our Greenery Construction Consulting services. Such reallocation would take place if our revenues attributable to our Greenery Construction Consulting business do not increase at a rate we currently anticipate. At this time, no such changes are foreseeable and we do not anticipate making any changes to the above use of proceeds.

At present, no changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the material change.  The above amounts and priorities for the use of proceeds represent management's estimates based upon our current conditions.

DIVIDEND POLICY

We have declared and paid dividends in cash in the amount of $ 2,203,095 , $ 1,460,240 and $ 2,958,887 for the fiscal years ended June 30, 2010, 2009 and 2008, respectively. Currently we plan to reserve our earnings to expand our business operations and for general corporate purposes and do not anticipate paying any cash dividends in the foreseeable future. This change in policy is in response to us becoming a publicly traded company and the accompanying duty we have to our shareholders to reinvest in and grow the Company. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in its discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of director considers significant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2010:

•	on an actual basis; and

•
on an as adjusted basis to effect our sale of  1,400,000 shares of common stock in this offering assuming the Maximum Amount is sold, based on the public offering price of $5.00 per share, and after deducting underwriting commission and expenses  and estimated offering expenses paid or payable by us.

This table should be read in conjunction with our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Actual at June 30, 2010
Cash and cash equivalents	$1,141,108

Shareholders’ Equity:
Preferred Stock, $0.00001 par value, 100,000,000 shares authorized, -0- shares issued and outstanding actual, and -0- shares issued and outstanding, as adjusted
Common Stock, $0.00001 par value, 500,000,000 shares authorized, 6,514,750 shares of common stock issued and outstanding actual; and 7,914,750 shares issued and outstanding, as adjusted	65
Additional paid-in capital	3,861,790
Accumulated other comprehensive income	892,072
Retained earnings	11,665,106
Total shareholders’ equity	16,419,033

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There has never been a public trading market for our common stock and our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. On August 13, 2010, we applied  for the listing of our common stock on the NASDAQ Capital Market. We received comments regarding our application on September 10, 2010. We are in the processing of responding to each of the comments issued by NASDAQ.

We intend to meet the requirements for the NASDAQ Capital Market initial listing standards as required by the Net Income Standard Listing Rules 5505(a) and 5505(b)(3). As of June 30, 2010, we had $16,419,033 in stockholder’s equity. As of June 30, 2010, our last fiscal year-end, our net income from continuing operations was $ 6,007,015 . Upon the closing of this offering, we expect to have in excess of one million publicly held shares outstanding held by at least 300 round lot shareholders, and the market value of our publicly held shares will exceed $5 million. At this time we do not have any market makers but will have at least three upon the closing of this offering. We are in compliance with NASDAQ’s requirements relating to Audit Committee, the Director Nominations Process, the Compensation of Officers, Board Composition, Executive Sessions, and Quorum and Code of Conduct.

There is no assurance that our NASDAQ application will be approved. In the event that our application is not approved, we will seek to have our common stock quoted on the OTCBB, or other national quotation system.

DILUTION

If you invest in our shares of common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay and the net tangible book value per share of common stock immediately after this offering.

Investors participating in this offering will incur immediate, substantial dilution. Our net tangible book value as of June 30, 2010 was approximately $ 16,419,033 , or $2.5 2 per common share. Assuming the sale by us of 1,400,000 shares of common stock in this offering at an assumed public offering price of $5.00 per share and after deducting the estimated offering expenses, our adjusted net tangible book value as of June 30, 2010 would be approximately $ 22,675,560 , or approximately $2.86 per share. This represents an immediate increase in net tangible book value of $0.35 per share to our existing shareholders and an immediate dilution of $2.14 per share to our new investors purchasing shares in this offering:

The following table illustrates this per share dilution:

Net tangible book value per share before the offering	$2.5 2
Increase per share attributable to new public investors	$0.3 4
Public offering price	$5.00
Net tangible book value per share after this offering	$2.86
Dilution per share to new public investors	$2.14

The following table sets forth, on an as adjusted basis as of June 30, 2010, the difference between the number of shares of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing stockholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using the public offering price of 5.00 per share of our common stock:

	Shares Purchased		Total Cash Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing stockholders	6,514,750	82.31%	$498,000	6.64%	$0.08
New investors from public offering	1,400,000	17.69%	$7,000,000	93.36%	$5.00
Total	7,914,750	100%	$7,498,000	100%	$0.73

The discussion and tables above are based on (i) 6,514,750 common shares issued and outstanding as of  June 30, 2010; and (ii) the Maximum Amount of 1,400,000 common shares issued in the public offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This prospectus contains forward-looking statements. The words “anticipated,” “believe,” “expect, “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

Overview

China Green, Inc. (formerly known as China Eco-Hospitality Operations, Inc.) is a blank check company formed on July 11, 2008 as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has its principal operations in an eco-friendly industry. On August 13, 2009, we entered into a Share Exchange and Stock Purchase Agreement with Glorious Pie, the Glorious Pie Shareholder and the Representative of our Investors. At the Closing, pursuant to the terms of the Share Exchange and Stock Purchase Agreement, we acquired all of the issued and outstanding common stock of Glorious Pie from the Glorious Pie Shareholder in exchange for our issuance of 10,355,000 common shares to the Glorious Pie Shareholder (the “Exchange Shares”). The Exchange Shares represented approximately 82.84% of our common stock issued and outstanding after the closing of the Share Exchange. As a result of the Share Exchange, Glorious Pie became our wholly-owned subsidiary.

Operating through Glorious Pie, our British Virgin Islands subsidiary, and Earn Bright, our Hong Kong operating subsidiary, we engage in providing eco-friendly project consulting services. We are currently focused on the areas of eco-friendly property consulting and eco-friendly construction projects. Our services can be applied to development or reconstruction projects in social facilities, parks, outdoor public areas, corporate buildings, hotels, commercial and residential properties. Our mission is to create an eco-friendly environment that can benefit both humans and nature. We actively seek for opportunities to apply ecological engineering (eco-engineering) concepts, the integration of ecological and engineering applications, in design, monitoring and construction of ecosystems, in both landscaping projects and property management to integrate human society with the natural environment. We advise our clients on overall project planning, selection and supervision of external consultants, and coordination of labor services and materials supplies. As such, we focus our business in three interrelated business segments: (i) Greenery Construction Consulting, (ii) Greenery Maintenance Consulting, and (iii) Eco-friendly Property Consulting and Development. Our target clients include landscaping contractors and property owners or operators who seek to construct or develop eco-friendly establishments.

As an eco-friendly project consulting company, the key to our future growth and success will be our ability to procure more profitable projects and build upon our reputation. We  are focused on deepening our existing relationships as well as  building new relationships to expand our project channels. We integrate our understanding in the dynamics of the local industries with our financial capital to formulate strategic ways to procure new consulting and management services contracts. Our capability to build professional project teams to provide quality advice and execute project plans is important to us. We maintain a broad network of contacts of external consultants, labor service subcontractors and materials suppliers which serves as a platform for us to build project teams based on the required knowledge and expertise. We continue to identify and develop new relationships with different professionals and experts to optimize our platform.

Currently, our main source of revenue is generated through contracts in Greenery Construction Consulting and Greenery Maintenance Consulting with government landscaping contractors. We generate net income from the difference between the consulting fees paid to us by the government contractors and our total subcontracting costs. Our subcontracting costs are typically paid to subcontracted consultants, labor service subcontractors and materials suppliers.

We also generate revenues from three eco-friendly hotels in our Eco-friendly Property Consulting and Development segment. We have entered into separate revenue-sharing contracts with each of these hotels which includes providing consulting services and investments of eco-friendly designs and practices for these hotels. We have invested in certain equipments and fixtures in these hotels. The nature of these investments is to introduce eco-friendly designs and changes into the hotels as well as improve the look and feel to attract or retain customers.

We are subject to 5% PRC business tax and 7% PRC profit tax since January 2, 2009.

Our Services

Greenery Construction Consulting

Our Greenery Construction Consulting business has predominantly been focused on large-scale outdoor PRC government projects such as public infrastructure, and social facilities development; however we have been engaged to conduct private real estate development projects in the past. Our consulting approach includes horticultural planning and design, concept applications, selection and provision of agriculture, performance targeting and benchmarking, plantation management and quality control. Based on our assessment of a potential project’s sophistication, we enter into agreements with governmental subcontractors and advise our project teams, which include external consultants and subcontractors, on the implementation of our project plans.

We have managed many notable public and private construction projects in Dongguan, Guangdong Province, China’s third largest exporting city and one of the fastest growing regions in China. Such projects include Dongguan’s Songshan Lakes Science & Technology Industrial Park, a province-level development zone for new and high-tech industries. Our services have been extended to other locations in the Guangdong province, such as Guangzhou city.

We obtain construction projects from nine different government contractors, including Dongguan Xinyue’an Garden Co., Ltd., Dongguan Urban Garden Project Co., Ltd., Dongguan Bimanyuan Garden Project Co., Ltd., Dongguan Luyi Garden Project Co., Ltd., Dongguan Green World Industry Co., Ltd., Chang’an Construction Project Co., Dongguan Jiaye Garden Project Co., Dongguan Garden Project Co., and Foshan Shunde Tianyi Garden Co., Ltd. The agreements we have with each of these contractors has been attached hereto as Exhibits 10.11 through 10.19. The contracts have a ten year term and provide for the external consultants to provide various landscaping and ecological improvement work in the PRC in consideration for an agreed upon fee. These contracts account for a material portion of our revenue. These contractors participate in the government project bidding process on a regular basis, and typically outsource their projects to project consulting and management companies such as our Company. During the government project bidding process, contractors are required to deposit with municipal governments a specified amount of fund to prove their financial ability to fully complete projects. We work closely with these contractors to improve their competitive status in the government project bidding process by providing funding to these contractors to meet the deposit requirements. These funds are locked up at the municipal governments overseeing the bidding process until the completion of the projects, but may remain in the contractors’ accounts from time to time when no projects are available for bidding, which may be subject to our demand for return with a 60-day written notice. This business arrangement has not only allowed us to maintain our business connections with the contractors but has provided us with information regarding the financial conditions of the contractors. The contractors and us are bound by master agreements which define the scope of our services and contain individual project term sheets, each party’s rights and obligations, completion arrangements, quantity and quality of materials. When we engage with a government contractor, we enter into an Agreement for Greenery Consulting. In the past, we entered into a second agreement with the governmental contractor for the purchasing of materials. A form of the (i) Agreement for Greenery Consulting; and (ii) Trading Agreement for Materials are attached hereto as Exhibits 10.2 and 10.3, respectively. We currently have three Trading Agreements for Materials active. The Trading Agreements require our subcontractors to purchase materials from us. We purchase the materials required from a third party vendor, and sell them to our subcontractors. We no longer require a Trading Agreement with our subcontractors to conduct business. Upon completion of a project, the contractor will receive payments from the municipal government, who then deliver payments to us within 30 days for material-related services and within 90 days for construction-related services.

We outsource the labor related to our project construction work to subcontractors. A deposit is required by the Chinese government during the contract bidding process. We provide the funding needed for the required deposit. We reserve the right to recall these deposits in the event that we have decreased demand for labor services or other business or liquidity reasons with a 45-day written notice. We subcontract project managers in the PRC who monitor and oversee the progress of each project.  We currently have six such subcontractors under contract. Three of these subcontractors have entered into services agreements and three have entered into suppliers agreements.  The following are the subcontractors:

-	Liming He, entered into a Suppliers Agreement on September 4, 2006;
-	Shuangceng Wang, entered into a Suppliers Agreement on September 4, 2006
-	Qinlin Zhang, entered into a Suppliers Agreement on September 4, 2006
-	Xuhua Yang, entered into a Services Agreement on September 11, 2006
-	Bin Li, entered into a Suppliers Agreement on March 28, 2010;
-	Shuangnan Lo, entered into a Suppliers Agreement on March 28, 2010

We enter into supplier agreements with the subcontractors whereby such subcontractors are to supply our client with greenery materials, including plants, soil, and other related items that are necessary for us to carry out our intended project.   The suppliers agreements typically have a term of 10 years.  A copy of the form Suppliers Agreement that we entered into with our subcontractors is attached hereto as Exhibit 10.7.  Our services agreements provide that the subcontractor provide us with on-site execution guidance and advisory services for certain greenery construction consulting and greenery maintenance consulting projects and on-site safety and security.  The services agreements have a term of ten years.  A copy of the form Services Agreement that we entered into with our subcontractors is attached hereto as Exhibit 10.8.

Over the past year, we completed eight large-scale landscape consulting and development projects and are currently working on three large-scale landscape consulting and development projects. We are seeking more large-scale landscaping projects stimulated by the RMB 4 trillion economic stimulus plan launched by the PRC government, and are working with existing customers to secure more maintenance service contracts.

According to the National Development and Reform Commission (NDRC), approximately RMB 2.14 trillion is allocated to infrastructure and public facility. We believe this will lead to a significant increase in government construction projects in China. The construction duration of most government infrastructure projects is approximately two to three years and landscaping normally takes place at the latter stage of construction projects. As a result, we expect higher demand for landscaping consulting services in late 2010 and early 2011. We are planning to allocate more capital resources to take advantage of this growing trend and to increase our consulting service income in the coming years. We will also focus on retaining our clients from new and existing landscaping consulting projects to further increase our long-term revenue from maintenance services.

Greenery Maintenance Consulting

We offer consulting services to the same group of government contractors for Greenery Construction Consulting as for Greenery Maintenance Consulting projects. We work with external consultants to conduct site reviews and develop maintenance plans with our clients who outline all assessment criteria and performance targets. The external consultant acts as the site supervisor and we select subcontractors to execute the maintenance work. We conduct periodic performance and quality assessments to ensure the sites are maintained appropriately. The maintenance plans typically include soil quality analysis and renovation, root evaluation, plantation disease and strength analysis, pruning, pest control, weed control, floral treatments, earth surface treatment and restoration, maintenance and reconstruction of structural elements. In addition to working with subcontractors who perform maintenance on existing elements, our internal and external consultants recommend structural upgrades and development ideas to our clients.

Eco-friendly Property Consulting and Development

Our Eco-friendly Property Consulting and Development business, also known as “ECHOO,” an acronym for eco-hospitality operations, applies eco-engineering concepts to real properties and manages the subcontracted labor necessary for the renovations needed to become more eco-friendly. Our current customer base for this business segment is three hotels. Our consulting services generally include site assessment, energy optimization applications, resource efficiency planning, material selection and equipment installation. We outsource the labor necessary to institute our consulting recommendations. In return, we enter into fixed-term revenue-sharing agreements with the hotel owners to receive a portion of the hotel’s future monthly revenue or a guaranteed minimum monthly amount as consulting fees for services we provided. We believe this business arrangement benefits both, our Company and the hotels. The hotels may enjoy an increase in revenue as a result of being an eco-friendly hotel.

When we begin a new project with a hotel, we enter into an Investment Negotiation Memorandum with such hotel.  This memorandum is a letter of intent whereby we agree to enter into negotiations to provide environmental design consulting and planning and investment in hotels. The form of our Investment Negotiation Memorandum is attached hereto as Exhibit 10.4.

Since our inception, we have applied our services and eco-engineering applications to the Carnival City Hotel,  the Health City Hotel (formerly known as the Kancheng Massage Centre) located in Dongguan and the Yu Zu Tang Hotel. Our consulting plans generally include site assessment, energy optimization applications, resource efficiency planning, material selection and equipment installation. In return, we signed two separate seven-year term revenue-sharing consulting agreements to receive 35% of the revenues from the Carnival City Hotel and the Health City Hotel, respectively, with a guaranteed monthly minimum of RMB 300,000 and RMB 100,000 or approximately $43,924 and $14,641, respectively, through June 2013.  To date, each hotel has generated revenue each month which has provided us with cash in excess of the monthly minimums each month since we entered into them. To date, we have generated $8,058,832 and  $3,096,338 in revenue attributed to Carnival City Hotel and Health City Hotel, respectively. The new revenue-sharing consulting agreement that we have entered into with Yu Zu Tang Hotel will entitle us to 20% of Yu Zu Tang’s revenues with a guaranteed monthly minimum of RMB 100,000 through April 2017. We began recording revenue from Yu Zu Tang in July 2010 and have recorded an accumulated revenue of $87,369 as of September 30, 2010.
We may purchase new property, plant and equipment as an investment into our business in accordance with the needs of our customers. For the twelve months ended June 30, 2010, we purchased an aggregate of $2, 247,523 in new assets for the Yu Zu Tang, Carnival City Hotel and Health City Hotel locations. We retain ownership of all new and previously purchased assets through revenue sharing agreements we enter into with the hotels. The revenue sharing agreements stipulate that we retain ownership of any property, plant and equipment we purchase for the hotel for the time period covered by the agreement. Therefore, if a revenue sharing agreement prematurely ceases, all assets previously purchased by us in conjunction with the agreement, are returned to us. In the event that the asset is a leasehold improvement, and cannot be physically returned to us, the hotel is required to pay us the asset’s undepreciated balance as of the date the contract ceases. The purchasing of such assets is necessary for the transformation of the hotel and we believe we will be compensated for our investment through the increase in revenue the hotel will generate as a result of our investment.

Property, plant and equipment we purchase supports the transformation of the hotels into eco-friendly hotels in a number of ways. For example, heatproof glasses that we installed can maintain the building’s warmth and allow natural lighting to penetrate so as to reduce indoor heating and lighting. Additionally, we selected blinds and curtains to reduce indoor temperature fluctuation. We also assisted in designing the construction of walls with insulated materials to prevent heat loss. Indoor walls were painted to reflect sunlight penetrated through windows and reduce energy consumption on lighting. In anticipation of the summer season, we have replaced old air conditioners with new air conditioning systems to reduce electricity costs. Some old electrical appliances that were owned by the hotel owners, such as CRT televisions, were energy inefficient. We replaced the old CRT televisions with LCD televisions to reduce heat generation in the indoor areas. These upgrades not only make the hotels eco-friendly but also help improve the look and feel of the hotels.

Fees are paid monthly within 5 days after the hotels’ monthly revenues are booked.  The hotels are obligated to keep full and accurate books and records which shall be available to us and our agents for inspections and audits. The three revenue-sharing consulting agreements attached hereto as Exhibit 10.5, 10.6, and 10.7, respectively.  We believe this business arrangement has benefited both our Company and the hotels, with the implementation of our ECHOO program.

In our Eco-friendly Property Consulting and Development business, we continue to receive recurring and growing revenues from three completed ECHOO hotels and are currently seeking to identify suitable targets in Guangdong, Shanghai and other cities in PRC. Although the economy of Guangdong province was severely affected by the financial crisis in 2008 and 2009, the province continues to be a key focus of the Chinese government. The long-term sustainability of the economic conditions of Guangdong province is expected to support a long-term demand for hotel services.

The hotel industry in Shanghai is expected to experience short-term oversupply after the tremendous growth during the preparation for the World Expo 2010 in Shanghai. The World Expo takes place in Shanghai from May 1, 2010 thru October 31, 2010.  70 million visitors are expected to attend this event (source: http://en.expo2010.cn).  Hotel owners may expect to experience quick and dramatic drops in room rates and occupancy rates after the Expo 2010 in Shanghai closes. We are currently targeting these Shanghai hotels to expand our hotel consulting services by providing hotel owners with consulting services as a way to improve profitability and competitiveness of their hotels. As Shanghai continues to be a fast-growing city in China, the long-term demand for hotels is expected to remain strong. We believe that Shanghai residents and travelers will be receptive to eco-friendly hotel concepts given the local pollution problems, relatively higher education levels and increasing awareness of environmental issues both locally and globally.

In the future, we aim to become an industry leader in eco-engineering consulting and position ourselves as a full service company with a dual focus in landscaping and eco-property development. We will develop our Greenery Construction Consulting business into a balanced portfolio that includes public sector projects, private sector projects, and landscape maintenance and services. In our Eco-friendly Property Consulting and Development business, we intend to expand our business by providing services to commercial and residential properties major cities and provinces in PRC.

Sales & Marketing

Greenery Construction and Greenery Maintenance Consulting

We primarily obtain our Greenery Construction and Greenery Maintenance Consulting  projects from nine government prime contractors and other private contractors, as set forth in the table below. These contractors are based in Guangdong and other provinces. The agreements we have with each of these contractors has been attached hereto as exhibits 10.11 through 10.19. The contracts have a ten year term and provide for the external consultants to provide various landscaping and ecological improvement work in the PRC in consideration for an agreed upon fee. We recommend proposal bids to the contractors which in turn use our estimates to bid for government and private landscaping projects.

1	东莞市新粵安园林绿化有限公司 Dongguan Xinyue’an Garden Co., Ltd.
2	东莞市城区园林绿化工程公司 Dongguan Urban Garden Project Co., Ltd.
3	东莞市碧滿园园林绿化工程有限公司 Dongguan Bimanyuan Garden Project Co., Ltd.
4	东莞市绿怡园林工程有限公司 Dongguan Luyi Garden Project Co., Ltd.
5	东莞市绿色世界实业有限公司 Dongguan Green World Industry Co., Ltd.
6	长安鎮建筑安裝工程公司 Chang’an Construction Project Co.
7	东莞市嘉业园林绿化工程公司 Dongguan Jiaye Garden Project Co.
8	东莞市园林绿化工程公司 Dongguan Garden Project Co.
9	佛山市順德區添艺园林绿化有限公司 Foshan Shunde Tianyi Garden Co., Ltd.

Eco-friendly Property Consulting and Development

We continuously seek to identify unprofitable and financially distressed hotels that can potentially be converted into ECHOO hotels. We target hotels with scalable structures located in visible and high traffic areas. We enter into multi-stage discussions with these hotel owners and offer them our services in exchange for a future revenue-sharing fee. We work in tandem with the hotel owners throughout the ECHOO hotel conversion process from initial site assessment to identifying areas of improvement to development of green practices and other changes.

Our marketing strategy is focused on positioning our company as a leader in eco-engineering that specializes in landscaping and eco-development development. We execute our strategy by further improving our reputation in construction consulting and developing our ECHOO brand in eco-property consulting. At present, our management is responsible for marketing our services through regional channels and industry events. We also leverage cross-selling opportunities between our three business segments. In the future, we plan to hire professional marketing and public relations staff and external agencies to increase awareness of our ECHOO brand. We will allocate resources on regional exhibitions, conferences, educational events, to broaden our brand exposure.

RESULTS OF OPERATIONS

Twelve Months ended June 30, 2010 Compared to the Twelve Months ended June 30, 2009

The following tables set forth key components of our results of operations for the periods indicated, in U.S. dollars, and key components of our revenue for the period indicated, in dollars.

	Twelve months	Twelve month
	Ended	Ended
	June 30,	June 30,
	2010	2009

	$	$

Revenue	13,130,112	11,676,141
Cost of services	(6,036,288)	(5,416,156)
Gross profit	7,093,824	6,259,985
General and administrative expenses	(1,026,337)	(2,674,837)
Income before taxation	6,067,487	3,585,148
Income tax	(60,472)	(72,056)
Net income	6,007,015	3,513,092

Service Income.   Our service income for the twelve months ended June 30, 2010 was $13,130,112 as compared to $11,676,141 for the twelve months ended June 30, 2009, an increase of $1,453,971 or approximately 12.5%. Increase in our service income was mainly attributable to Greenery Construction Consulting segment, which increased by $2,107,067 for the twelve months ended June 30, 2010 as compared with the same period in 2009. The increase of service income was offset by the $184,373 and $468,723 decrease of income from our hotel consulting and facilities and greenery maintanence consulting, respectively, for the twelve months ended June 30, 2010, as compared with the same period in 2009. The decrease in hotel consulting and facilities was mainly attributable to a decrease in customer spending which translated into a 19.4% decrease in revenue per customer. The revenue per customer decreased in the three months ended March 31, 2010 and increased by 39.5% in the following quarter due to improving local economic conditions. Total number of customers increased from 89,325 to 103,758, up 14,433 or 16.2% for the year. Management expects the total revenue and revenue per customer to improve as the Asian Games takes place in Guangzhou, a city that is approximately an hour train ride away from Dongguan, in October 2010. The event is expected to attract tourists and increase the demand for hotel rooms.

For the twelve months ended June 30, 2010, we had eight new Greenery Construction Consulting projects including education institutes, technology parks and recreational parks. Our top three projects are Dongguan Poly-Technic College Bao Po Village Garden Project Phase II, Dongguan Poly-Technic College Bao Po Village Garden Project Phase I, and  Shahe River Bank Greenery Project  with revenues of $1,755,156, $1,477,987 and $1,329,704, respectively. These three projects have contributed to 51% of our greenery construction consulting revenue. We have focused our efforts on a smaller number of larger scale projects as compared with focusing on volume in the prior year. Typically larger projects require us to be on site for a longer period of time, thus allowing us to build strong long term relationships with our customers. Further, the profit margin on a larger project is typically greater than the margins yielded on completing many smaller projects. Our revenue per project has increased to $1,124,983for the twelve months ended June 30, 2010.

Cost of Services. Our cost of services for the twelve months ended June 30, 2010 was $6,036,288 as compared to $5,416,157 for the twelve months ended June 30, 2009, an increase of $620,131 or approximately 11.4%. The increase of our cost of services was mainly attributable to the increase of our service income in Greenery Construction Consulting business for the twelve months ended June 30, 2010. Our subcontracting costs of our Greenery Construction Consulting business consist of labor costs and material costs. Our material costs increased proportionately with the scale of the projects. However, our greenery construction projects have benefited from the economies of scale as larger scale projects provided more room for us to negotiate for lower increase in labor costs with our subcontractors. Based on our recent experience, the increase in subcontracting labor cost is less than the increase in service income, thus benefits our segment gross margin. Our gross margin increased from 40.2% to 47.6% for the twelve months ended June 30, 2010. Meanwhile, there was a $133,914 or 13.0% decrease to the cost of services of our greenery maintenance work during the twelve months ended June 30, 2010, as compared to the same period ended June 30, 2009, as sales in the segment decreased.

The major cost of services of our hotel consulting business is the depreciation of hotel equipment. There was a $105,153 or19.9% increase in depreciation of hotel equipment, as we acquired $2,247,523 of new equipment, fixtures, and furniture in the twelve months ended June 30, 2010, which increased the net book value of fixed assets from $1,083,011 to $2,697,473.

Gross Profit. For the twelve months ended June 30, 2010 as compared to the twelve months ended June 30, 2009, we generated gross profit of $7,093,824 and $6,259,985, respectively, reflecting an increase of $833,839 or approximately 13.3%. Our gross profit margin (gross profit divided by revenue) increased from approximately 53.6% for the twelve months ended June 30, 2009 to approximately 54.0% for the same period ended 2010, representing a slight increase of 0.4%. This was attributed to an increase in profit margin in Greenery Construction Consulting which increased from 40.2% to 47.6%. The projects in Greenery Construction Consulting business realized economies of scale as labor cost increased at a slower rate in larger scale projects. Our gross profit margin in this business segment improved as we have been more focused in larger scale projects. The Management believes that the profit margin can maintain at this level as the Company continues to focus on large-scale greenery consulting projects from the government.

The profit margin on our Eco-friendly Property Consulting and Development business decreased from 79.8% to 74.0% due to a decrease in hotel consulting revenue. Management expects profit margins to increase as room rates and service rates may improve as the economy recovers.

General and Administrative Expenses. We incurred general and administrative expenses of $1,026,337 for the twelve months ended June 30, 2010, a decrease of $1,648,500 or 61.6%. Our general and administrative expenses decreased as our share based compensation decreased from $2,568,750 to $795,000. Our cash-based general and administrative expenses increased from $106,087 to $231,337 mainly contributed by higher legal and professional fee, rental expenses and filing fees.

Net Income. We had net income of $6,007,015 for the twelve months ended June 30, 2010 as compared to net income $3,513,092 for the twelve months ended June 30, 2009, representing an increase of $2,493,923 or approximately 71.0%. The increase in our net income was largely due to decrease of our share based compensation expense.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2010, we had cash and cash equivalent s of $1,141,108, and incurred an accumulated net income of $6,007,015.

The following table sets forth a summary of our cash flows for the periods indicated:

	For the year ended
	June 30, 2010	June 30, 2009
	(Audited)	(Audited)
Net Cash (used in)/from Operating Activities	4,188,758	1,953,075
Net Cash (used in)/from Investment Activities	(2,247,523)	(11,098
Net Cash (used in)/generated in Financing Activities	(1,705,096)	(1,460,240)
Net (decrease)/increase in Cash and Cash Equivalents	236,139	481,737
Effect of Foreign Currency Transaction	55,512	3,235
Cash, Beginning of Period	849,457	364,485
Cash, End of Period	$1,141,108	849,457

Comparison of the twelve months ended June 30, 2010 to the twelve months ended June 30, 2009

Net cash from operating activities was $ 4,188,758 for the twelve months ended June 30, 2010, compared to net cash from operations of $1,953,075 for the twelve months ended June 30, 2009. The $ 2,235,683 increase was primarily due to greater sales coupled with a decrease in outstanding accounts receivables. Our accounts receivables decreased by $1,138,497 in the twelve months ended June 30, 2010. However, our deposits for contract procurements increased by $ 90,318 for the twelve months ended June 30, 2010. Our management believes that there would be more new projects available for bidding, and thus decided to increase deposits at our contractors. The increase in cash from operating activities was offset by the $ 2,938,084 increase in deposits paid for investment negotiation. We deposited $3,963,761 for new investment negotiations, which includes $1,343,798, $901,978, $522,261, $293,746, and $901,978 to Shanghai Huaxun Holding Limited, Kang Zu Yuan Hotel,Jiansu Dong’an Hotel, Xinmin Hotel, and Carnival City Club Hotel respectively. These deposits will be returned to us in the earlier of our request or at the end of the three month period, regardless of the negotiation results, unless our management extends the negotiation period. If the hotel fails to perform as stated in the Investment Negotiation Memorandum, they will be subjected to a penalty, equal to 20% of the deposit, and pay interest at the prime interest rate. Depending on the progress of the negotiations and our liquidity condition, the Company may increase or withdraw the deposits for hotel investment negotiation. Meanwhile, we have attempted to negotiate with Chang An Di Ying Hotel and Jin Ye Hotel but have later recalled $732,626 of deposits from Chang An Di Ying Hotel and Jin Ye Hotel, as our management decided to terminate the negotiations after thorough analysis of the risks and profitability associated with these projects.

Our outstanding accounts receivable related to greenery construction projects at June 30, 2010 was $3,645,067. The balance was mainly contributed by Zhejiang Hongxin Garden Arts Co. Limited for two greenery construction projects of an integrated sports playground and Dongguan Garden Project Co. for greenery projects at a river bank greenery site and a plaza park. The balances are $882,542, $957,992, $997,277 and $782,248, respectively. Both amounts were fully paid within 90 days after the completion of the projects.

Our outstanding accounts receivable related to Greenery Maintenance projects at June 30, 2010 was $132,186 for a roadside maintanence project from Dongguan Xinyue’an Garden Co. Limited. The receivable was paid in full on September 30, 2010.

All the government contractors have paid us within terms and we do not have any records of bad debt since our incorporation. Therefore, we do not see there is any necessity to introduce the provision of bad debt to our account. In addition, we have regularly conducted reviews on our account receivable along with our outstanding projects, and any overdue payments from our clients would be acknowledged to our company immediately. Since all the clients are bounded with contracts legally, the legal procedures would be enforced eventually in case of any amount overdue being discovered during the regular review. Moreover, we can at any time impose an inspection of our clients’ books and records. In light of the potential detrimental affects non-payment would have on our clients, we are confident that our clients will continue to pay us on time and in accordance with the terms of our contracts.

Our outstanding accounts receivable related to hotel consulting as of June 30, 2010 was $121,227. This is the total amount that we are entitled to receive from the hotels as stated in the revenue-sharing consulting agreements. The amount is outstanding as both hotels are required to pay us within 15 days after the end of every month. Both hotels have paid us within the terms and on time since inception of both consulting agreements. Therefore, we do not believe it is necessary to introduce any provision of bad debt for these accounts. We also possess the rights to perform inspection on their sites and books of records. We can also remove the equipments and fixtures on their sites that are owned by us if we identify any adverse changes to the hotel owners’ ability and willingness to comply with the contract terms. At the moment, we are confident that the hotel owners will continue to pay us within the terms and on time.

Net cash used in investment activities was $ 2,247,523 for the twelve months ended June 30, 2010, as compared to net cash used in investment activities of $11,098 for the twelve months ended June 30, 2009, representing an increase of $ 2,236,425 , or 20,052%. The net cash used in investing activities increased primarily because we increased our purchase of plant and equipment for our ECHOO hotel projects. Management and consultants conducted a review of each hotel’s site conditions and individual requirements, in early 2010. As part of the review, visits to competing locations were conducted to assist in establishing benchmarks for our ECHOO hotels. As a result of the review, management determined that the hotels' entertainment and room facilities should be replaced or at least upgraded in order to remain competitive. Thus, we invested $ 1,186,815 into new television sets, sofas, beds, and more efficient water systems and air conditioning systems.  Our company possesses full ownership over all of these assets and we can remove them from the hotels at our discretion at any time. We have also spent $1,060,708 for the rennovations of Yu Zu Tang Hotel. The hotel has begun to contribute to our revenue in July 2010.

Net cash used in financing activities amounted to $1,705,096 for the twelve months ended June 30, 2010, compared to net cash used in financing activities of $1,460,240 for the twelve months June 30, 2009. The increase of net cash from financing activities was primarily due to a $742,856 increase in dividends paid for the twelve months ended June 30, 2010 compared to the same period in 2009.

Subsequent to June 30, 2010, we have collected a total amount of $1,961,257 from our accounts receivable due as of June 30, 2010. The following is a breakdown of the accounts receivable that we have collected for amounts outstanding as of June 30, 2010:

Counterparty	Amount Collected	Date Amount Collected
Greenery Construction Consulting
Zhejiang Hongxin Garden Arts Co., Ltd.	$882,542	July 13, 2010
Zhejiang Hongxin Garden Arts Co., Ltd.	$957,992	July 23, 2010

Greenery Maintenance Consulting
Dongguan Xinye’an Garden Co. Ltd.	$132,186	September 30, 2010

Hotel Management
Carnival City Hotel	$120,728	July 15, 2010

Critical Accounting Policies and Estimates

Revenue Recognition

Greenery construction revenue

The Company accepts contracts on a fixed price basis. Revenue from fixed price construction contracts are recognized on the percentage-of-completion method measured by the ratio of costs incurred to date to the estimated total costs to be incurred for each contract. Revenue from unit price contracts and service agreements are recognized as services are performed.

Contract costs include all direct material, direct labor, subcontractor costs and other indirect costs related to contract performance, such as supplies, tools and equipment maintenance. General and administrative costs are charged to expense as incurred.

Greenery maintenance revenue

The Company accepts contracts on a fixed price basis. Revenue are recognized on fixed price greenery maintenance contracts in straight-line basis over the contracted period except in those circumstances in which sufficient historical evidence indicated that the costs of performing services under the contract are incurred on other than a straight-line basis.

Contract costs include all direct material, direct labor, subcontractor costs and other indirect costs related to contract performance, such as supplies, tools and equipment maintenance. General and administrative costs are charged to expense as incurred.

Hotel management revenue

The Company accepts contracts on a service agreement basis. Revenue from service agreements are billed monthly based on a certain percent of gross revenue generated by operating activity of the client.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of allowances for doubtful accounts.  The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility.  An allowance for doubtful accounts is maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience.  An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position.  If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted.

Plant and Equipment

Plant and equipment, other than construction in progress, is stated at cost less depreciation and amortization and accumulated impairment loss.

Plant and equipment is carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method.  Estimated useful lives of the plant and equipment are as follows:

Furniture , fixtures & equipment	5 year useful life

The costs and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.  The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Our management considers that we have no residual value for plant and equipment.

Cost of revenue

Regarding the design and consulting services to the hotel facilities, the respective cost of revenue includes the consulting expenses in professional staff involved and the design and consulting fee with other third-party experts, and also the depreciation expenses on those fixtures and movable assets being placed with the hotel by the Company.

Regarding the trading of seeding and provision of greenery engineering projects, the respective cost of revenue consists primarily of material costs, labor cost, subcontracting expenses, and related expenses, which are directly attributable to the greenery construction projects.

Income Taxes

The Group adopts ASC Topic 740, “Income Taxes”, regarding accounting for uncertainty in income taxes which prescribes the recognition threshold and measurement attributes for financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. In addition, the guidance requires the determination of whether the benefits of tax positions will be more likely than not sustained upon audit based upon the technical merits of the tax position. For tax positions that are determined to be more likely than not sustained upon audit, a company recognizes the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement in the financial statements. For tax positions that are not determined to be more likely than not sustained upon audit, a company does not recognize any portion of the benefit in the financial statements. The guidance provides for de-recognition, classification, penalties and interest, accounting in interim periods and disclosure.

For the years ended June 30, 2010 and 2009, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2010 and 2009, the Company did not have any significant unrecognized uncertain tax positions.

Recently Issued Accounting Pronouncements

In February 2010, the Financial Accounting Standards Board (“FASB”) issued an accounting pronouncement that amended the subsequent events pronouncement issued in May 2009.  The amendment removed the requirement to disclose the date through which subsequent events have been evaluated.  This pronouncement became effective immediately upon issuance and is to be applied prospectively.  The adoption of this pronouncement did not have a material impact on Company’s consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, “Improving Disclosures about Fair Value Measurements,” which requires additional disclosures about transfers between Levels 1 and 2 of the fair value hierarchy and disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. This guidance was effective for the Company in the current quarter, except for the Level 3 activity disclosures, which are effective for fiscal years beginning after December 15, 2010. The adoption of this guidance, which is related to disclosure only, will not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (“ASU 2009-17”). ASU 2009-17 changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. The new standard requires a number of new disclosures, including additional disclosures about the reporting entity’s involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity is required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements. ASU 2009-17 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009, or January 1, 2010, for a calendar year-end entity. Based on the Company’s evaluation of ASU 2009-17, the adoption of this statement did not impact the Company’s consolidated financial statements.

In October 2009, the FASB issued EITF 08-1, “Revenue Arrangements with Multiple Deliverables”, which is also known as Accounting Standards Update (ASU) No. 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (ASU 2009-13). ASU 2009-13 addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services separately rather than as a combined unit and modifies the manner in which the transaction consideration is allocated across the separately identified deliverables. ASU 2009-13 significantly expands the disclosure requirements for multiple-deliverable revenue arrangements. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. Early adoption is permitted, provided that the guidance is retroactively applied to the beginning of the year of adoption. The Company is currently evaluating the impact this update will have on the Company’s consolidated financial statements.

In September 2009, the EITF reached final consensus on a new revenue recognition standard, Issue No. 09-3, “Applicability of AICPA Statement of Position 97-2 to Certain Arrangements That Contain Software Elements”, as codified in FASB Accounting Standards Update (ASU) 985. ASU 985 amends the scope of AICPA Statement of Position 97-2, Software Revenue Recognition to exclude tangible products that include software and non-software components that function together to deliver the product’s essential functionality. This Issue shall be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted, provided that the guidance is retroactively applied at the beginning of the year of adoption. The Company is currently evaluating the potential impact of ASU 985 on the Company’s results of operations or financial condition.

Inflation and Seasonality

Inflation and seasonality did not significantly impact our operations during the last two fiscal years.

OFF-BALANCE SHEET ARRANGEMENTS

As of the date hereof, we do not have any off-balance sheet debt, nor do we have any transactions, arrangements or relationships with any special purpose entities.

DESCRIPTION OF BUSINESS

Overview

Operating through Glorious Pie, our British Virgin Islands subsidiary, and Earn Bright, our Hong Kong operating subsidiary, we engage in providing eco-friendly project consulting services. We are currently focused on the areas of eco-friendly project consulting and eco-friendly construction projects. Our services can be applied to development or reconstruction projects in social facilities, parks, outdoor public areas, corporate buildings, hotels, commercial and residential properties. Our mission is to create an eco-friendly living environment that can benefit both humans and nature. We actively seek for opportunities to apply ecological engineering (eco-engineering) concepts, the integration of ecological and engineering applications, in design, monitoring and construction of ecosystems, to integrate human society with the natural environment. We advise our clients on overall project planning, selection and supervision of external consultants, and coordination of labor services and materials supplies. As such, we focus our business in three interrelated business segments: (i) Greenery Construction Consulting, (ii) Greenery Maintenance Consulting, and (iii) Eco-friendly Property Consulting and Development. Our target clients include landscaping contractors and property owners or operators who seek to construct or develop eco-friendly properties. Our service can be applied to develop eco-friendly establishments.

As an eco-friendly project consulting company, the key to our future growth and success will be our ability to procure more profitable projects and build upon our reputation. We  are focused on deepening our existing relationships as well as  building new relationships to expand our project channels. We integrate our understanding in the dynamics of the local industries with our financial capital to formulate strategic ways to procure new consulting and management services contracts. Our capability to build professional project teams to provide quality advice and execute project plans is equally important to us. We maintain a broad network of contacts of external consultants, labor service subcontractors and materials suppliers which serves as a platform for us to build different project teams based on the required knowledge and expertise. We continue to identify and develop new relationships with different professionals and experts to optimize our platform.

Currently, our main source of revenue is generated through contracts in Greenery Construction Consulting and Greenery Maintenance Consulting with government landscaping contractors. We enter into contracts with government contractors and hire external consultants to perform managerial services and subcontract all of the labor required. We generate net income from the difference between the consulting fees paid to us by the government contractors and our total subcontracting costs. Our subcontracting costs are typically paid to subcontracted consultants, labor service subcontractors and materials suppliers.

We have developed strategic relationships with nine government landscaping contractors to procure landscaping construction projects from the government. Our management constantly communicates with the contractors to obtain up-to-date information on the government project pipeline. We perform preliminary screening on available opportunities and select projects for further investigation. We analyze these selected project opportunities with external consultants to develop preliminary project plans. Such external consultants involved in the planning stage would likely be retained by us as execution consultants upon successful bids. Our preliminary project plans generally include design concept illustrations, timing and schedules, labor and materials requirements and budget estimates. We provide funding and preliminary project plans to the government landscaping contractors to enter into the government project bidding sessions to bid for the selected projects. We are not required to engage any subcontractors until a successful bid is confirmed. We enter into project consulting contracts with the government landscaping contractors once a bid is won and subsequently engage a team of specialists and labor service subcontractors to execute the project. Since the inception of our business in June 2006, we have developed solid relationships with a broad network of government landscaping contractors, consultants, labor service subcontractors and materials suppliers. Prior to inception of every project, we conduct in-depth meetings with external consultants and subcontractors to ensure thorough understanding of all project details and requirements. We serve as a liason between the governmental contractors, the external consultants, and the labor service subcontractors through to completion. Upon completion, we conduct thorough reviews with our clients to ensure all expectations are met. We have adopted the straight-line method of accounting. As such, we account for all of the expenses we can reasonably estimate and expect to incur on each project at the project’s inception. As actual expenses are incurred, corresponding revenue is ratably recognized. Our agreements are governed by the laws of Hong Kong or Macau.

We also generate revenues from three eco-friendly hotels in our Eco-friendly Property Consulting and Development segment. We have entered into separate revenue-sharing contracts with each of these hotels after providing consulting service and investments in relations to eco-friendly designs and practices for these hotels. We have also invested into certain equipments and fixtures in these hotels. The nature of these investments is to introduce eco-friendly designs and changes into the hotels as well as improve the look and feel to attract or retain customers. We possess permanent ownership to these investments and have granted the hotel owners with the rights to utilize these equipments and fixtures for the hotel operations as long as our consulting contracts are not terminated. Based on our observation, the business arrangements between the hotels and us, which combines eco-friendly consulting, investments and revenue-sharing, are very unique in the industry within the region. Our management expects to provide ongoing consulting and investments in these hotels to sustain or improve their operating efficiencies and competitiveness, while taking into account our available capital resources and expected return on new investments.

We believe the recent formation of our Strategic Advisory Committee helps us increase our brand exposure, expand our project channels and attract industry talent. The committee is comprised of two seasoned professionals with in-depth knowledge in industry trends, policy developments and regulatory changes as well as broad and deep networks of contacts in a variety of industries across the PRC, Hong Kong and Macau. Currently, the committee's two members have backgrounds in government policy, eco-friendly businesses and marketing. We intend to invite three to five more members to join the committee and we believe the committee will be instrumental to our future growth and success

We began our relationships with Carnival City Hotel and Health City Hotel in June 2006. Building upon our success with these two hotels, we extended our consulting service to Yu Zu Tang Hotel in April 2010 and have entered into a revenue-sharing contract for the services we provide. We have invested $4,902,462 in total in equipments and fixtures to upgrade these three hotels in an eco-friendly manner. The net book values, capital expenditures and depreciation expenses of all our equipments and fixtures at the hotels are recorded on our balance sheets, cash flow statements and income statements, respectively.

Our Strategy

Our objective is to become a leading eco-engineering project consulting and management company in China through continuous expansion of our services. Key elements of our strategy include the following:

●
Expand our ECHOO hotel network in Guangdong, Shanghai and other major provinces and cities. We intend to enhance our brand presence and public awareness through expanding the ECHOO hotel network. We believe this will help to increase demand and acceptance of green hotels in China. We believe ECHOO hotels can better demonstrate their niche and differentiate themselves in major provinces and cities. The hotel industry is also more competitive in these areas, and thus provides us with more opportunities to convert unprofitable hotels into ECHOO hotels. We aim to complete negotiations with five to seven more hotels in Guangzhou, Dongguan and Shanghai over the next two years.

●
Broaden ECHOO applications to other commercial properties, such as service apartments, residential estates, commercial buildings, and shopping malls. We intend to extend our reach to non-hotel commercial property owners and operators to educate them on the advantages of eco-engineering applications and create opportunities for our consulting services. Broadening our services to other commercial property segments will directly increase the public exposure and familiarity of our ECHOO brand. We believe this will increase demand for eco-engineering applications and widespread acceptance of eco-property.

●
Build upon our knowledge in eco-engineering. We intend to become a leader in China in eco-engineering and consulting. We believe research and development in eco-engineering applications will help us gain an unparallel advantage in business development. As our business expands, we plan to hire internal consultants or work with research firms or universities to strengthen our research and development. These internal consultants will work closely with our management and external consultants to identify the needs of our existing and potential clients and provide research advice and technological support. We believe this will help us differentiate ourselves among other project consulting and management firms by expanding and deepening our services. We intend to develop the ECHOO brand name into an eco-property standard in the next five years.

●
Continue to seek large scale landscaping projects in public infrastructure and city development. We intend to continue to focus on large scale landscaping projects and leverage our existing channels, networks, track record and reputation to drive additional sales and extend our reach to other contractors. We believe the PRC government policy and funding in public infrastructure, city development and environmental conservation and protection will generate substantial demand for landscaping.

●
Further expand sales within our existing client base through greenery maintenance services. As of June 30, 2010, our landscape maintenance services account for 14.8% of our total revenue. We intend to deepen our client relationships and further penetrate our existing clients by providing maintenance services for completed landscape development projects. We will also leverage our relationships with owners and operators of ECHOO sites to develop cross-selling opportunities between our three business segments.

Business Advantages

We believe that the following sets forth some of the advantages we have over our competitors:

●	We believe we have a track record in landscaping and real property renovations in the region which enable us to secure existing clients and expand our future network.

●
We believe that we have market acumen in the application of eco-engineering concepts in, which together with our PRC experience, enable us to target the green hotel industry as one of our core growth objectives.

●
We have an experienced management team with a long-term commitment to the green industry and are dedicated to promote eco-engineering concepts and applications to develop ECHOO into an industry standard.

●
We have a professional management team that is dedicated to research and development to improve our professional expertise. We aim to adopt international industry guidelines and standards, such as the Leadership in Energy and Environmental Design (LEED) in the US, to ensure quality standards.

Greenery Construction Consulting

Our Greenery Construction Consulting services have mainly been applied to outdoor public spaces. We offer our clients comprehensive services spanning from site assessment, planning and design, installation and construction, performance control and maintenance. We provide services to a wide scope of projects ranging from parks, playgrounds, botanical gardens, greenways, walkways and paths, and indoor spaces.

Our consulting model is mainly divided into four components:

●
Project overview and site assessment. We work with external consultants to develop an understanding of project requirements and perform initial site assessments. A thorough environmental and ecological assessment includes analysis of terrains, hydrology, soil quality and composition, sunlight exposure, wind direction, electricity, water mains, pest and insect conditions, and municipal legal and regulatory requirements. Through this process, we gain a thorough understanding of the landscape conditions and gather data for site design and planning.

●
Design and planning. Based on initial site assessment results, our external consultants formulate detailed development plans which include natural, living and structural elements. This includes tree and plantation selection, floral arrangement, seedling selection, habitat planning, electricity and hydro system design, irrigation system selection, habitat planning, recreation planning and structural element design. The development plans would be confirmed with our clients and incorporate any changes and amendments prior to implementation.

●
Installation and construction. Based on the project requirements, we work with external consultants to decide whether to directly implement or outsource the installation and construction process to a selected group of specialists and workers. The process typically includes lawn planting, tree installation, shrubs and flower bed planting, installation of electricity and irrigation systems, shaping of grounds and slopes, weed control fabric installation and structural elements such as fountains, terraces, walkways, ponds and raised beds.

●
Performance benchmarking, assessment and maintenance. We work with external consultants to develop performance benchmarks and future maintenance plans with clients upon project completion. We perform periodic site performance and quality assessments based on our clients’ requirements. Our maintenance services, which is provided through our external consultants and subcontracted labor, typically includes soil quality analysis and renovation, root evaluation, plantation disease and strength analysis, pruning, pest control, weed control, floral treatments, earth surface treatment and restoration, maintenance and reconstruction of structural elements. Further to performing maintenance on existing elements, our consultants also recommend structural upgrades and development ideas to our clients through providing periodic services.

Greenery Maintenance Consulting

We offer Greenery Maintenance Consulting services to the same group of government contractors for Greenery Construction Consulting as for Greenery Maintenance Consulting projects. We conduct site reviews and develop maintenance plans with our clients who outline all assessment criteria and performance targets. As the consultant, we act as the site supervisor and select subcontractors to execute the maintenance work. We perform periodic performance and quality assessments to ensure the sites are maintained appropriately. The maintenance plans typically include soil quality analysis and renovation, root evaluation, plantation disease and strength analysis, pruning, pest control, weed control, floral treatments, earth surface treatment and restoration, maintenance and reconstruction of structural elements. In addition to performing maintenance on existing elements, we recommend structural upgrades and development ideas to our clients.

Eco-friendly Property Consulting & Development

We provide our Eco-friendly Property Consulting and Development to hotels and convert them into ECHOO hotels. We identify and approach unprofitable hotels that are scalable and located in areas that we feel have a good potential for growth. We provide consulting advice to ECHOO hotels to improve profitability through revenue expansion and cost reduction. The key drivers of revenue expansion and cost reduction are design and appearance upgrade and green operation and management model adoption, respectively.

We work with consultants to provide design and appearance advice that emphasize a simplistic and minimalistic living style. We combine natural and cultural elements with modern design to create a healthy and sustainable environment. This design and appearance upgrade process includes design concept applications, space rearrangement, color and theme adjustments, decoration and plantation installation, and structural modifications.

ECHOO hotels operate under a green operation and management model by combining natural elements with modern design to minimize the ecological impact of hotel operations, reduce energy costs and preserve the natural environment. We work with consultants to conduct site assessments and surveys to collect data and recommend operational practices and equipment advice. The analyses typically focus in energy saving, water saving, waste reduction and carbon reduction:

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Site assessment and survey. We work with external consultants to conduct a thorough assessment in different areas including lighting systems, windows, heating and cooling systems, air distribution systems, laundry facilities, kitchen equipments, hallways and corridors, pools, washrooms, meeting rooms, exercise rooms, lounges, restaurants, rooftops, sunlight exposure, and surroundings. We also analyze operational practices including lighting management, temperature management, water and other resource utilization practices. We analyze collected data and recommend consulting advice to reduce operating costs.

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Energy saving. We work with external consultants to recommend energy saving practices which covers lighting management, indoor temperature controls, housekeeping practices, kitchen and laundry management and pools and facilities management. We recommend equipment changes based on energy efficiency and spans from lighting selection to heating and cooling systems to kitchen and laundry equipments. We also recommend other interior and exterior changes such as plantation installation in high sunlight intensity areas, attic heat resistance and rooftop gardening and repainting.

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Water saving. We work with external consultants to optimize water usage practices in kitchens, laundries, pools, washrooms and other high water usage areas. We also recommend water saving equipments such as low-flow showerheads, dual-button toilet systems and water efficient dishwashers.

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Waste reduction. We work with external consultants to recommend waste reduction practices which include limiting usage of one-time toiletries, supplies and overly packaged products. We also encourage recycling of recyclable and reusable wastes.

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Carbon reduction. We work with external consultants to aim to create a carbon neutral environment through different changes such as ceiling fan installations, natural heating and cooling systems and indoor tree plantation.

Customers

Greenery Construction and Greenery Maintenance Consulting

We obtain our Greenery Construction Consulting and Greenery Maintenance Consulting projects from government and private contractors. From our inception to the date hereof, we have completed over fifty projects, including small to large scale private and government projects. Currently, we have two ongoing large-scale greenery construction consulting projects. The scope of our projects often spans from site assessment, design, implementation and maintenance services. For the twelve months ended June 30, 2010, we completed eight construction projects and ten maintenance projects, which generated $8,462,096 and $1,944,822 of segment revenues, respectively.. For the twelve months ended June 30, 2010, our top three customers are Fu Jian Heng Li Construction Group Limited, Dongguan Garden Project Co. and Zhe Jiang Hong Xin Garden Art Limited, which have accounted for 24.6%, 19.7% and 14.0% of our total revenue, respectively.

Eco-friendly Property Consulting & Development

As we begin a new eco-property project, we enter into an Investment Negotiation Memorandum with our customer.  This memorandum is a letter of intent whereby we agree to enter into negotiations to provide environmental design consulting and planning and investment in real properties.

We have provided our Eco-friendly Property Consulting and Development services and converted three hotels into ECHOO hotels. We have signed three separate seven-year term revenue-sharing consulting agreements to receive 35, 35% and 20% of the hotel revenues with a guaranteed monthly minimum of RMB 300,000, and RMB 100,000 or approximately USD 43,924,  and USD 14,641 from the Carnival City Hotel, the Health City Hotel and Yu Zu Tang Hotel, respectively, through June 2013, June 2013 and April 2017 as consulting fees. These agreements were executed by Chip Yi Tai, on behalf of Glorious Pie and Quing Chon Tai, as the lease owner of each of the hotels. A copy of the Hotel Consulting Agreement with Carnival City Hotel, Kangcheng Health City Hotel and Yu Zu Tang Hotel is attached hereto as Exhibits 10.5, 10.6 and 10.7, respectively. The consulting fee shall be paid monthly within 5 days after the hotels’ monthly revenues are booked.  The hotels are obligated to keep full and accurate books and records which shall be available to us and our agents for inspects and audits. Although our clients or the hotel managers are responsible for all operating expenses and capital expenditures, we also invest into new equipments in these hotels on an ad-hoc basis as deemed necessary from a consulting and financial perspective. We believe these ongoing voluntary investments at financially suitable amounts could help generate higher revenues and ultimately benefit us. As of the date hereof, we are also in negotiation with five additional ECHOO hotel targets. Our customers mainly consist of short- and medium-term business travelers and local business professionals.

Sales & Marketing

We primarily obtain our landscaping consulting and services projects from nine different government and private contractors. We have signed an Agreement for Greenery Consulting and a Trading Agreement for Materials with each of the government contractors.  A copy of the form of Agreement for Greenery Consulting is attached hereto as Exhibit 10.2 and a copy of the form of Trading Agreement for Materials is attached hereto as Exhibit 10.3. Currently we have three contracts in place which relate to purchasing materials from suppliers and selling them to customers at a profit, as described by the form of Trading Agreement for Materials (Exhibit 10.3). We are no longer in the business of generating income from selling our inventory at a mark up. We purchase all the materials necessary to complete a project from one of our suppliers. All materials are subject to inspection. Any materials not acceptable to us must be replaced by our supplier, as evidenced by provision 5.1 of Exhibit 10.3. The cost of materials attributable to a project is passed to the client without any mark up. We also obtain a small proportion of our projects from other contractors. These contractors are based in Guangdong and other provinces in China. We submit proposal bids to our contractors which in turn bid for government and private landscaping projects.

Our management identifies unprofitable and financially distressed hotels that can potentially be converted into ECHOO hotels. We mainly target hotels that have scalable structures and are located in visible and high traffic areas. We enter into multi-stage discussions with these hotel owners and offer them a turnaround opportunity through a future revenue-sharing fee model. Our internal consultants work with the hotel owners throughout the ECHOO hotel conversion process from initial site assessment to identifying areas of improvement to development of green practices and other changes.

Our marketing strategy is focused on building our company as a leader in eco-engineering that specializes in landscaping and eco-friendly property development. We execute our strategy by attempting to further improve our reputation in landscaping consulting and developing our ‘ECHOO’ brand in eco-friendly property consulting. At present, our management is comprised of internal consultants responsible for marketing our services through regional channels and industry events. We also leverage cross-selling opportunities between our three business segments. In the future, we plan to hire professional marketing and public relations staff and external agencies to increase awareness of our ‘ECHOO’ brand within the property industry and the public. We intend to allocate resources on regional exhibitions, conferences, educational events, competitions and awards to broaden our brand exposure.

Research & Development

We focus our research and development efforts on eco-friendly property development and management. We believe continued research and development is of critical importance to maintaining the quality of our consulting service and the offering of advanced techniques and equipment advice to our existing and potential clients. We work with external consultants to select suitable tools, equipment and design management practices for eco-friendly property site planning, energy saving, water saving, waste reduction and carbon reduction. We emphasize the application of international green building development and management practices in ECHOO hotels. In the past, all our consultants contribute to research and development and have different areas of specialization. In the future, we plan to hire internal consultants or work with research firms or universities to strengthen our research and development of advanced eco-engineering and eco-friendly property solutions.

Government Regulations

Government Regulations Relating to Taxation

On March 16, 2007, the National People’s Congress or NPC, approved and promulgated the PRC Enterprise Income Tax Law , which we refer to as the New EIT Law. The New EIT Law took effect on January 1, 2008. Under the New EIT Law, Foreign Investment Enterprises (“FIE”) and domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations.

On December 26, 2007, the State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax , or the Notice, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the New EIT Law will be eligible for a five-year transition period since January 1, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the New EIT Law. From January 1, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the New EIT Law , the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate will be changed to 25% from January 1, 2008.

The New EIT Law and Implementation Rules of the New EIT Law provide that an income tax rate of 10% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises”, which (i) do not have an establishment or place of business in the PRC, or (ii) have such establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The income tax for non-resident enterprises shall be subject to withholding at the income source, with the payor acting as the obligatory withholder under the New EIT Law, and therefor such income taxes generally called withholding tax in practice. It is currently unclear in what circumstances a source will be considered as located within the PRC. We are a U.S. holding company and substantially all of our income is derived from dividends we receive from our subsidiaries located in the PRC. Thus, if we are considered as a “non-resident enterprise” under the New EIT Law and the dividends paid to us by our subsidiary in the PRC are considered income sourced within the PRC, such dividends may be subject to a 10% withholding tax.

Earn Bright Development Limited is subjected to PRC tax law. The Management of Earn Bright Limited considered that the Company did operate in PRC and is subject to PRC tax since January 2, 2009 after the termination of tax exemption. As our business is operated through Earn Bright under the Mainland and Hong Kong Closer Economic Partnership Arrangement (CEPA), we are subject to 5% of business tax and 7% of profit tax. Business tax is subjected to 5% charge on turnover generated from specific types of greenery and hotel management services rendered which meet the taxable requirement under the province government registration.

Employees

As of September 30, 2010, we had a total of 8 full time employees including 3 in executive management & corporate development, 2 in project coordination, 2 in general and administrative support, and 1 in accounting.

DESCRIPTION OF PROPERTY

Our executive office is located at Room 3601, The Centre, 99 Queen’s Road, Central, Hong Kong.

In addition, we also have a correspondence office at 271 Zhen An Zhong Road, Chang An District, Dongguan City, Guangdong, People’s Republic of China.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MANAGEMENT

Executive Officers and Directors

Our executive officer’s and director’s and their respective ages as of October 1 3 , 2010 are as follows:

Name	Age	Position
Chi Yip Tai	28	President, Chief Executive Officer, Treasurer, Secretary and Director
Wei Guo Wang	59	Chief Financial Officer and Director
Pak Fai Philip Wong	47	Chairman of Board of Directors
Chiu Lam Leung	52	Director and Member of the Audit Committee
Yue Kwan Hui	64	Director
Sound Poon Cheung	50	Director and Chairman of the Audit Committee
Wang Pan Wong	27	Director and Member of the Audit Committee

Chi Yip Tai, Director, Chief Executive Officer

Mr. Tai has been the Company’s President, Chief Executive Officer, Treasurer, Secretary and a director since August 14, 2009.   Mr. Tai founded Glorious Pie on June 12, 2006 and has since served as Chief Executive Officer. He brings to the Company, an extensive background in financial analysis and the ability to identify service contracts which the Company can benefit from. He is primarily in charge of day-to-day corporate strategy, corporate planning and overall management of the Company. Currently, Mr. Tai also serves as the sole director of Earn Bright Development Limited, our Hong Kong subsidiary, and JM Enigma International Group Limited, a Hong Kong company. Currently Mr. Tai is also the legal representative of Dongguan Jidi Chemical Co. Ltd., a company organized under the laws of the People’s Republic of China.

Prior to founding Glorious Pie, Mr. Tai worked as a financial analyst for Proctor & Gamble (P&G) between 2005 and 2006, responsible for conducting in-depth study on a wide range of financial products and making recommendations to the company. Between 2002 and 2003, Mr. Tai worked as a financial analyst for HSBC, responsible for analyzing financial market date and providing investment recommendations and advice to the bank’s investment department.

Mr. Tai graduated from Hong Kong University of Science and Technology with a bachelor’s degree in Economics and Finance in 2005.

Wei Guo Wang, Chief Financial Officer and Director

Mr. Wang has over 27 years of working experience, holding senior management positions in a number of public companies in China. He was appointed as the Company’s Chief Financial Officer on June 7, 2010, bringing along significant experience in overseeing the financial reporting process in Chinese businesses.

Prior to joining the Company, Mr. Wang has been the managing director of Shanghai Zun Cheng Economic Development Co., Ltd. since 2004, where his responsibilities include management supervision, business strategy development and corporate advisory.   Between 1999 and 2004, Mr. Wang served as the General Manager of Shanghai Worldbest Co., Ltd., ShangHai Worldbest Economic Development Co., Ltd., and ShangHai Worldbest International Trade Co., Ltd., where he was responsible for overseeing all business functions including operations, accounting, marketing and human resources.   Between 1992 and 1999, Mr. Wang was the Deputy General Manager of Shanghai Lian Hua Fibre Corporation, where he was responsible for operations management and business development.

Mr. Wang received his B.A. from the Textile Industrial Engineering School, Tong Hua University.

There are no family relationships between Mr. Wang and any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

Pak Fai Philip Wong, Chairman

Mr. Wong has over 22 years of experience in business development both in China and Hong Kong and acts as managing directors of several companies.   He was appointed as Chairman of the Company on June 7, 2010, bringing along solid experience in business development to help the Company expand its operations in China.

Since 1988, Mr. Wong has been the Managing Director of the Centre Jade & Carving Co., where his responsibilities include marketing, corporate development and operations management.  Since 1989, Mr. Wong has been the Managing Director of Silver Dynamic Property Ltd., where he is responsible for strategic advisory and business development.  Since 1990, Mr. Wong has been the Managing Director of JIMEI Centre Jade & Jewelry Shop where his responsibilities include marketing, relationship management, business development and management.

In addition to the foregoing work experience, Mr. Wong has been active in numerous civil service positions for over 20 years.  Since 1989, Mr. Wong has served as the Permanent Honorary President of Jadeware Traders Industry & Commerce Association Limited.  Since 1990, Mr. Wong has served as the Honorary Adviser to the Care of Rehabilitated Offenders Association and the Hong Kong Police Football Club.  Since 1992, Mr. Wong has served as the Honorary Adviser to the Chinese Civil Servants Association.  Further, in 1995 Mr. Wong was appointed as the Vice President to the Hong Kong New Territories Commercial and Industrial General Association Limited.  Mr. Wong is a Ph.D candidate of Economics and Business Administration from Pacific States University, Los Angeles, California.

Chiu Lam Leung, Director and Member of the Audit Committee

Mr. Leung has over 23 years of experience in the legal profession and has legal qualifications in both England and Australia. He was appointed as Director and Member of the Audit Committee of the Company on June 7, 2010. Mr. Leung’s legal expertise and extensive experience in business lawsuits can help the Company identify potential audit and legal issues.

Since 1994, Mr. Leung has worked in private practice as a barrister at law. From 1986 through 1994, Mr. Leung was the Crown Counsel and Senior Crown Counsel in the Legal Department of the Hong Kong Government.  In this capacity, Mr. Leung’s responsibilities included providing legal advice to various government departments; conducting prosecutions on behalf of the Secretary for Justice in all criminal trials and representing the Secretary for Justice in criminal appeals.    Mr. Leung also serves as Legal Consultant to the Hong Kong Chinese Civil Servants’ Association.

In 1982, Mr. Leung received his Bachelor of Laws from the University of Buckingham in Hong Kong.  In addition, Mr. Leung received his Postgraduate degree in Laws and Practice from the City University in London, England.

Yue Kwan Hui, Director

Since 2000, Mr. Hui is the current Chairman of Hill and Associates, a wholly owned subsidiary of Hill and Associates. Hill and Associates is a multi-national risk management and security consulting headquartered in Hong Kong with over 500 permanent employees operating in over 17 countries.

Mr. Hui was appointed as Director of the Company on June 7, 2010. His experience in risk management and international security will help the Company identify potential issues and threats when conducting business in China.

From 1967 through 1992, Mr. Hui served in the Royal Hong Kong Police Force and has a wide range of experience in criminal investigation, protective security, court prosecution and counter terrorist operations.   From 1986 until 1992, Mr. Hui served as a Senior Superintendent responsible for internal security matters.  In 1994, Mr. Hui entered the private sector and was a founding member of Q-Tec Investigation, a private investigation and guarding company in North America which specialized in fraud and intellectual property rights infringement investigations.  In addition, from 1994 until 1996, Mr. Hui served as President of the Toronto Cathy Lions Club and as a member of both the American Society for Industrial Security and the UK Lock Smith Association.

In 1994, Mr. Hui received his MS Security and Risk Management from the University of Leicester in the United Kingdom.  In 1974 Mr. Hui received his diploma in the Overseas Police Command Course from the Metropolitan Police in the United Kingdom.

Wang Pan Wong, Director and Member of the Audit Committee

Mr. Wang Pan Wong has 5 years of experience in property development and trading business. Mr. Wong was appointed as Director and Member of the Audit Committee on June 7, 2010, bringing along solid experience in overseeing business and accounting operations in Chinese and Hong Kong businesses. Since 2006, Mr. Wong has served as the general manager of Hung Cheong Investment Limited, a real estate development company in China.  In addition, Mr. Wong founded Asia Ace Households Limited in 2008, a trading company which imports and exports gifts and home decors to Canada, Europe and Australia, and has since served as the managing director.

Mr. Wong obtained his bachelor degree in Commerce Specialist from the University of Toronto in 2005.

Sound Poon Cheung, Director and Chairman of the Audit Committee

Mr. Cheung has over 30 years of experience in the finance and accounting. He was appointed as Director and Chairman of the Audit Committee of the Company on June 7, 2010, bringing along in-depth experience in accounting and auditing in public companies. Mr. Cheung joined Chui & Kwok & Co. (CPA) in September 1993 and is currently Senior Audit Manager of the firm. From June 1987 to August 1993 he worked as Audit Manager at Marshall S.H. Mar & Co. (CPA). From June 1979 until May 1987, he worked as Senior Auditor at Gary W.K. Yam & Co., a CPA accounting firm.

He was also an Independent Non-Executive Director & Chairman of the Audit Committee of Century Sunshine Ecological Technology Holdings Ltd., a Hong Kong listed company, between February 2004 and June 2007.

Employment Agreements

Employment Agreement Chi Yip Tai

On June 7, 2010, we entered into an employment agreement with Mr. Chi Yip Tai, our Chief Executive Officer, for an initial employment term which commenced on June 7, 2010 and will expire on December 31, 2010. Such initial employment term may be automatically extended for an additional one-year period unless either the Company or Mr. Tai elects not to extend the employment term in a 30-day advance written notice.  Pursuant to the employment agreement, we agreed to pay Mr. Tai (i) a base salary of $50,000 payable in equal monthly installments, (ii) an annual bonus in such amount, if any, as determined in the sole discretion of the Board up to a maximum of 100% of Mr. Tai’s base salary, and (iii) other compensations under our incentive compensation plans or programs. In addition, Mr. Tai shall be entitled to (i) participating in our executive benefit plan, (ii) annual paid vacation of no less than three (3) weeks per calendar year, (iii) reimbursement of all reasonable and necessary business and entertainment expenses incurred in connection with the performance of his duties under the employment agreement, and (iv) an automobile allowance of $1,000 per month.

Mr. Tai’s employment agreement with us is attached as Exhibit 10.1 to the Current Report on Form 8-K filed on June 9, 2010 and is incorporated herein by reference.

Employment Agreement with Wei Guo Wang

On June 7, 2010, Mr. Wang entered into an employment agreement with us for an initial employment term which commenced on June 7, 2010 and will expire on December 31, 2010. Such initial term may be automatically extended for an additional one-year period unless either the Company or Mr. Wang elects not to extend the employment agreement in a 30-day advance written notice.  Pursuant to the employment agreement, we agreed to pay Mr. Wang, among others, (i) a base salary of $20,000 payable in equal monthly installments, (ii) an annual bonus in such amount, if any, as determined in the sole discretion of the Board up to a maximum of 100% of Mr. Wang’s base salary, and (iii) other compensations under our incentive compensation plans or programs. In addition, Mr. Wang shall also be entitled to (i) participating in our executive benefit plan, (ii) annual paid vacation of no less than three (3) weeks per calendar year, (iii) reimbursement of all reasonable and necessary business and entertainment expenses incurred in connection with the performance of his duties under the employment agreement, and (iv) an automobile allowance of $1,000 per month.

Mr. Wang’s employment agreement is attached as Exhibit 10.2 to the Current Report on Form 8-K filed on June 9, 2010 and is incorporated herein by reference.

Family Relationships

None.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past ten years.

The Company is not aware of any legal proceedings in which any director, nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, nominee, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Director Independence

Our board of directors is currently composed of seven (7) members. Chiu Lam Leung, Yue Kwan Hui, Sound Poon Cheung, and Wang Pan Wong qualify as independent directors in accordance with the published listing requirements of the NASDAQ Capital Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as further required by NASDAQ rules, our board of directors has made an affirmative determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. Our directors hold office until their successors have been elected and qualified or their earlier death, resignation or removal.

There were no transactions during the last two years, or proposed transactions, to which we were or are to be a party, in which the newly appointed officers or directors had or is to have a direct or indirect material interest, except that we issued (i) to Mr. Wei Guo Wang, our Chief Financial Officer and director a total of 6,250 shares of our common stock at $3.00 per share, and (ii) to Mr. Pak Fai Philip Wong a total of 312,500 shares of our common stock at $3.00 per share, in our private placement closed in August 2009 in reliance upon Regulation S promulgated under Section 4 of the Securities Act of 1933, as amended.

Committees of the Board of Directors

Audit Committee

Our board of directors has a standing audit committee which carries out its responsibilities pursuant to the audit committee written charters, which are available on our website at www.chinagreeninc.com .

The Audit Committee is comprised of Sound Poon Cheung, Chiu Lan Leung and Wang Pan Wong. Each member of the Audit Committee is independent, as defined in the listing standards of The NASDAQ Stock Market, Inc.  The Audit Committee assists the board of directors in overseeing (i) our accounting and financial reporting processes and principles, (ii) our disclosure controls and procedures and internal control over financial reporting designed to promote compliance with generally accepted accounting principles and applicable laws and regulations, (iii) the preparation, presentation and integrity of our financial statements, and (iv) the administration of an audit our annual financial statements by our independent auditor in accordance with generally accepted accounting standards.  The board of directors has determined that Mr. Sound Poon Cheung qualifies as an Audit Committee Financial Expert under applicable rules of the Commission and satisfies the financial literacy and experience requirements under the applicable Nasdaq standards.

Strategic Advisory Committee

We currently have two members on the Strategic Advisory Committee Mr. Chip Tso and Mr. Chengli Hu were introduced to the Company by our chairman and were appointed to serve on the committee by our CEO. As chairman of the Strategic Advisory Committee, Mr.Tso  reports directly to the CEO of the Company. The purpose of the committee is to advise the CEO on potential opportunities the Company should consider. The committee provides advice to the management in the areas of business development, industry trends, policy and regulatory changes and help broaden the company's exposure and contacts in the industry across the PRC. Currently the committee does not conduct scheduled meetings, as the two members maintain continuous open lines of communication. As more members are appointed to the committee, we expect quarterly meetings to be held with all committee members in the future. There are no service contracts or employment agreements in place with these members as of today nor are there business connections between the company and the members.

Mr. Tso Chip, age 51, is a columnist and media professional in Hong Kong. Mr. Tso writes articles for various subjects include social problems, politics, news, arts, and gender relationships. Currently, Mr. Tso is a columnist on Apple Daily, a press in Hong Kong, and hosts a night program on a local television network. He also works as a host for ATV, a television channel in Hong Kong, since October, 2007. Mr. Tso holds a bachelor degree from the United Kingdom.

Mr. Hu Chengli, age 54, graduated from Tianjin Textile Industrial College in 1979, majoring in textile automation. From 1979 to 1982, he was engaged in the research and development in the Tianjin Textile R&D Centre. From 1985 to 1992, he acted as the department chief and deputy head in the research & development department, news and information center and secretarial department of Tianjin Committee Office. From 1992 to 1999, he acted as the deputy head and head of the Liaison Office of The Central People’s Government in the Hong Kong Special Administrative Region (formerly known as Xinhua News Agency, Hong Kong Branch). From 1999 to 2002, he acted as the chief of Second Administrative Division of Tianjin Committee Office. In 1985, he completed professional course in business management in Tianjin Administration College and completed a postgraduate course of theory in set-up of the party at School of Tianjin Committee of the Communist Party in 2001. He obtained a master degree in business administration from the National University of South Australia in 2003. From July 2006 until May 2009, Mr. Hu was an Executive Director of Tianjin Development Holdings Limited. Mr. Hu has solid experience in administration and management for over 20 years.

Code of Ethics

On August 13, 2009, our board of directors adopted a Code of Ethics applicable to all directors, officers and employees.

EXECUTIVE COMPENSATION

On June 7, 2010, the Board approved the adoption of the independent director oversight of Executive Officer compensation.  Pursuant to NASDAQ Rule 5605(d), all matters regarding executive officer compensation shall be submitted for approval or recommendation by a majority of the independent directors. The aforementioned resolution is discussed in the Current Report on Form 8-K filed on June 9, 2010. No member of the board of directors who is not independent has any input with regard to matters relating to executive officer compensation.

Summary Compensation Table

The following table shows for the periods ended June 30, 2010, and 2009, compensation awarded to or paid to, or earned by, the named executive officers.

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Chi Yip Tai	2010	$3,287.67						0	$3,287.671
Chief Executive Officer	2009	1						0	1
(Appointed August 14, 2009)

Wong Wa Kei Anthony	2010	N/A		$381,249(1)				0	$381,249
Chief Executive Officer (3)	2009	0						0	0

Wei Guo Wang	2010	$1,315.07						0	$1,315.07
Chief Financial Officer

Philip Pak Fai Wong,	2009			$937,500(2)				0	$937,500

(1)  Computed as 127,083 sharesat $3.00 per share.
(2)  Computed as 312,500 shares at $3.00 per share.
(3)  Resigned as the Chief Executive Officer effective as of August 14, 2009.

Grants of Plan-Based Awards in 2010

As of the date hereof, we have not granted any plan-based awards.

Outstanding Equity Awards at 2010 Fiscal Year End

There were no options exercised or options outstanding in 2010.

Option Exercises and Stock Vested in Fiscal 2010

There were no options exercised or stock vested in 2010.

Pension Benefits

There were no pension benefit plans in effect in 2010.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

Employment Agreement Chi Yip Tai

On June 7, 2010, we entered into an employment agreement with Mr. Chi Yip Tai, our Chief Executive Officer, for an initial employment term commenced on June 7, 2010 and expiring on December 31, 2010. Such initial employment term may be automatically extended for an additional one-year period unless either the Company or Mr. Tai elects not to extend the employment term in a 30-day advance written notice.  Pursuant to the employment agreement, we agree to pay Mr. Tai, among others, (i) a base salary of $50,000 payable in equal monthly installments, (ii) an annual bonus in such amount, if any, as determined in the sole discretion of the Board up to a maximum of 100% of Mr. Tai’s base salary, and (iii) other compensations under our incentive compensation plans or programs. In addition, Mr. Tai shall also be entitled to (i) participating in our executive benefit plan, (ii) annual paid vacation of no less than three (3) weeks per calendar year, (iii) reimbursement of all reasonable and necessary business and entertainment expenses incurred in connection with the performance of his duties under the employment agreement, and (iv) an automobile allowance of $1,000 per month.

Employment Agreement with Wei Guo Wang

On June 7, 2010, Mr. Wang entered into an employment agreement with us for an initial employment term which commenced on June 7, 2010 and will expire on December 31, 2010. Such initial term may be automatically extended for an additional one-year period unless either the Company or Mr. Wang elects not to extend the employment agreement in a 30-day advance written notice.  Pursuant to the employment agreement, we agreed to pay Mr. Wang, (i) a base salary of $20,000 payable in equal monthly installments, (ii) an annual bonus in such amount, if any, as determined in the sole discretion of the Board up to a maximum of 100% of Mr. Wang’s base salary, and (iii) other compensations under our incentive compensation plans or programs. In addition, Mr. Wang shall also be entitled to (i) participating in our executive benefit plan, (ii) annual paid vacation of no less than three (3) weeks per calendar year, (iii) reimbursement of all reasonable and necessary business and entertainment expenses incurred in connection with the performance of his duties under the employment agreement, and (iv) an automobile allowance of $1,000 per month.

Director Compensation

The following table shows information regarding the compensation earned during the fiscal year ended June 30, 2010 and 2009 by members of the board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Chi Yip Tai	0	-	-	-	-	-	0

Wa Kei Anthony Wong(1)	0	-	-	-	-	-	0

Wei Guo Wang(2)	0	-	-	-	-	-	0

Pak Fai Philip Wong	0	-	-	-	-	-	0

Chiu Lam Leung	0	-	-	-	-	-	0

Yue Kwan Hui	0	-	-	-	-	-	0

Sound Poon Cheung	0	-	-	-	-	-	0

Wang Pan Wong	0	-	-	-	-	-	0

(1)	Mr. Wa Kei Anthony Wong resigned as a director of the Company in August 2009.
(2)	Appointed Chief Financial Officer on June 7, 2010.

We do not currently have an established policy to provide compensation to members of our Board of Directors for services rendered in that capacity.  We plan to develop such a policy in the near future.

Indemnifications of Directors and Executive Officers and Limitations of Liability

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

As of the date of the date hereof, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;
•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or
•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of October 1 3 , 2010 and as adjusted to reflect the sale of all of the shares registered in this offering, by:

•	each person known to be the beneficial owner of 5% or more of our outstanding common stock;
•	each executive officer;
•	each director; and
•	all of the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the date of this prospectus are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name	Number of Shares Beneficially Owned Before the Offering	Percent of Shares (1)	Number of Shares Beneficially Owned After the Offering	Percent of Shares (2)
Chi Yip Tai	5,177,500	79.47%	5,177,500	65.42%
Wei Guo Wang (3)	6,250	(4)	6,250	(4)
Pak Fai Philip Wong	312,500	4.80%	312,500	3.95%

Officers and Directors as a Group	5,496,250	84.37%	5,496,250	69.44%

(1)	Percentage of ownership is based on 6,514,750 shares of common stock outstanding on October 1 3 , 2010.
(2)	Percentage of ownership assumes the sale of all 1,400,000 common shares being offered in the public offering and is based on 7,914,750 shares of common stock outstanding.
(3)
Shares of common stock purchased in the Regulation S Private Placement by Mr. Wei Guo Wang, who became the Company’s Chief Financial Officer subsequent to the closing of the Regulation S Private Placement on June 7, 2010.

(4)	Less than 1%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 13, 2009, we entered into a Share Exchange and Stock Purchase Agreement with Glorious Pie, Mr. Chi Yip Tai, and the representative of our investors. At the closing of the share exchange and stock purchase (the “Share Exchange”), and pursuant to the terms of the Share Exchange and Stock Purchase Agreement, we acquired all of the issued and outstanding common stock of Glorious Pie from the Mr. Tai in exchange for our issuance of 5,177,500 common shares to the Glorious Pie Shareholder (the “Exchange Shares”). The Exchange Shares issued in reliance upon the exemption provided by Section 4(2) of the Securities Act, represent approximately 79.47% of our common stock issued and outstanding after the closing of the Share Exchange. Concurrently with the Share Exchange, we issued 166,000 shares of our common stock to 296 Investors who purchased our shares in the Regulation S Private Placement. The 166,000 common shares constitute 2.66% of our issued and outstanding common stock at the Closing. As a result of the Share Exchange, Glorious Pie became our wholly-owned subsidiary.

On August 12, 2009, we issued to Mr. Anthony Wong, our then President and Director, 127,083 shares of our common stock, at par value $0.00001 per share, as compensation for services that he rendered as our then President, Treasurer and Secretary.

On August 12, 2009, we issued to Mr. Pak Fai Phillip Wong , our director, a total of 312,5000 shares of our common stock, at par value $0.00001 per share, as compensation for services that he rendered to us.

We have provided our Eco-friendly Property Consulting and Development services and converted three hotels into ECHOO hotels. We have signed three separate seven-year term revenue-sharing consulting agreements to receive 35, 35% and 20% of the hotel revenues with a guaranteed monthly minimum of RMB 300,000, and RMB 100,000 or approximately USD 43,924, and USD 14,641 from the Carnival City Hotel, the Health City Hotel and Yu Zu Tang Hotel, respectively, through June 2013, June 2013 and April 2017, respectively as consulting fees. These agreements were executed by Chi Yip Tai, on behalf of Glorious Pie and Qing Chou Dai, on behalf of each of the hotels. Qing Chou Dai is the uncle of Chi Yip Tai.

DESCRIPTION OF SECURITIES

We are authorized to issue an aggregate of 600,000,000 shares of capital stock, of which 500,000,000 are shares of common stock, par value $0.00001 per share and 100,000,000 are shares of preferred stock, par value $0.00001 per share. As of the date of this prospectus, 6,514,750 shares of common stock and zero shares of preferred stock are issued and outstanding.

Common Stock

Holders of our common stock are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders. The holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Subject to preferences that may be applicable to any outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors.    The holders of Common Stock do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon our liquidation, dissolution or winding up after the payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of Preferred Stock, if any.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that we will not do so in the future.

Options

As of the date of this prospectus, we do not have any options issued and outstanding.

Warrants

As of the date of this prospectus, we do not have any warrants issued and outstanding.

Market Price of Our Common Stock

The shares of our common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system. On August 13, 2010, we applied for the listing of our common stock on the NASDAQ Capital Market. If and when our common stock is listed or quoted for trading, the price of our common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

●	our financial position and results of operations;
●	concern as to, or other evidence of, the reliability and safety of our products and services or our competitors’ products and services;
●	our ability to obtain additional financing and, if available, the terms and conditions of the financing;
●	announcements of innovations or new products or services by us or our competitors;
●	Federal and state regulatory actions and the impact of such requirements on our business;
●	development of litigation against us;
●	changes in estimates of our performance by any securities analysts;
●	issuance of new equity securities pursuant to a future offering or acquisition;
●	changes in interest rates;
●	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
●	period-to-period fluctuations in our operating results;
●	investor perceptions of us; and
●	general economic and other national conditions.

Delaware Anti-Takeover Law and Charter Bylaws Provisions

We are subject to Section 203 of the Delaware General Corporation Law.  This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

●	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
●
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable.  In particular, our certificate of incorporation and bylaws, as applicable, among other things, will:

●	provide our board of directors with the ability to alter our bylaws without stockholder approval;
●	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and
●	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders.  These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company.  These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights.  We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts.  These provisions also may have the effect of preventing changes in our management.

Transfer Agent

The transfer agent for our securities is Empire Stock Transfer, Inc. at 2470 Saint Rose Parkway, Henderson, NV 89074. Tel: (702) 818-5898.

 Listing

On August 13, 2010, we applied to have our common stock approved for listing on the NASDAQ Capital Market under the symbol “CHGN”. However, there is no assurance that our application will be approved. We received comments regarding our application on September 10, 2010. We are in the processing of responding to each of the comments issued by NASDAQ. In the event that our application is not approved, we will seek to have our common stock quoted on the OTCBB, or other national quotation system.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect market prices. Upon completion of this offering, we will have outstanding an aggregate of 7,914,750 shares of common stock. Of the outstanding shares of common stock as of the completion of this offering, the 1,400,000 shares sold in this offering and the 1,018,500 shares registered for resale under the Resale Prospectus will be freely tradeable without restriction or further registration under the Securities Act, except that any shares purchase by our “affiliates,” as the term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

All other outstanding shares not sold in this offering or registered under a separate resale prospectus will be deemed “restricted securities” under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below. Our stockholders will not be eligible to utilize Rule 144 until August 14, 2010, at the earliest, which is 12 months from the date we filed our Form 10 information, as required under Rule 144. Subject to the lock-up agreements described below and the provisions of Rule 144, additional shares will be available for sale in the public market as follows:

Approximate Number of Shares Eligible for Future Sale	Date

1,400,000	After the date of this prospectus, freely tradable shares sold in this offering, assuming the Maximum Amount of shares is sold.

1,018,500	After the date of this prospectus, these shares will have been registered under the Resale Prospectus and will be freely tradable by the selling stockholders listed in the Resale Prospectus.

98,000	Six months after the Closing Date, the underwriter warrants will become exercisable.

5,496,250
On August 14, 2010, which is the twelve months after the filing of a Current Report on Form 8-K reporting the closing of the share exchange transaction, these shares may be sold under and subject to Rule 144. These shares represent the total shares of our common stock held by Mr. Chi Yip Tai, our director and our Chief Executive Officer, Wei Guo Wang, our Chief Financial Officer, and Pak Fai Philip Wong, our director. However, each of Messrs Tai , Wang and Wong has agreed with the underwriter not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer (excluding intra-family transfers, transfers to a trust for estate planning purposes or to beneficiaries upon death) for a period of three months after the closing of public offering hereunder.

Rule 144

In general, under Rule 144 a person, or persons whose shares are aggregated, who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our common stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company.

We issued 6,083,750 shares of our common stock to stockholders prior to the filing of the current report on Form 8-K. Because we issued these shares while we were a shell company with no operations, these shares may not be sold pursuant to Rule 144 until August 14, 2010, which is 12 months after the filing of a current report on Form 8-K reporting the closing of the share exchange, subject to a lock-up agreement entered into by and between Mr. Tai and the Company.

Lock-Up Agreement

Each of  Messrs Chi Yip Tai, Phillip Wong and Wei Guo Wang has agreed with the underwriter not to directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer (excluding intra-family transfers, transfers to a trust for estate planning purposes or to beneficiaries of officers, directors and stockholders upon their death), or otherwise dispose of or enter into any transaction which may result in the disposition of any shares of our common stock or securities convertible into, exchangeable or exercisable for any shares of our common stock, without the prior written consent of the underwriter, for a period of three months after the closing of public offering hereunder.

Members of our management, board or other affiliates may purchase shares in this offering and no limitations have been imposed on their ability to do so. Any shares purchased in this offering by members of our management, board, or other affiliates will enter into a lock-up agreement requiring them to hold the shares for a period of three months after the closing of the public offering hereunder.

UNDERWRITING

Grandview Capital, Inc. has agreed, subject to the terms and conditions of the underwriting agreement between Grandview Capital, Inc. and the Company, to act as the underwriter of the Company for the sale of shares of common stock offered hereunder at the public offering price of $5.00 per share on a best efforts minimum/maximum basis.  The Minimum Amount of the offering is 1,000,000 shares of common stock and the Maximum Amount of the offering is 1,400,000 shares of common stock.   The underwriter shall use its best efforts to sell our shares of common stock in this offering to the public, but does not have obligations to purchase our common shares and does not ensure the successful offering of any shares of common stock or any portion in this offering.

The offering will expire, inclusive of any extensions, upon the earlier of: (i) December 31, 2010; (ii) a date mutually acceptable to us and our underwriter after the Minimum Amount is sold; ( iii ) the Maximum Amount is sold pursuant to this prospectus (the “Closing Date”).

The following table shows the per share and total underwriting commissions to be paid to the underwriters by the Company.

Paid by Company	Per Share	Minimum	Maximum
Underwriting commissions	$0.325	$325,000	$455,000

We have agreed to pay the underwriter (i) cash commissions equal to 3.5% of the gross proceeds received by the Company in this public offering, except for any common shares sold to current officers and directors of the Company, by which the Company shall pay to the underwriter 2% of the proceeds raised in this public offering; (ii) five (5) year warrants to purchase a number of common shares equal to 7% of the aggregate number of common shares issued in this public offering at the exercise price of $6.00 per share, provided, however, the warrants shall be non-exercisable during the six (6) months after the effective date of this registration statement of which this prospectus forms a part and subject to the lock-up provisions of FINRA 5110(g) restricting the sale, transfer, assignment, pledge or hypothecation or from being the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants by any person for a period of 180 days immediately following the effective date, except for transfers of the warrants to officers or partners as allowed under FINRA Rule 5110(g)(2) ; (iii) 3.0% of the gross proceeds raised in this public offering as a non-accountable expense allowance. As a payment towards that 3.0% non-accountable fee, the Company shall pay to Grandview Capital, Inc. $10,000 upon execution of the initial engagement letter and $15,000 upon the filing of this registration statement, which shall be refunded to the Company to the extent they are not offset by actual out-of-pocket expenses in the event the offering is not completed. Additionally, upon the closing of the offering, the Company will grant the underwriter a right of first refusal for any public underwriting or private placement of debt or equity for a period of twelve months following the completion of the offering.

Foreign Regulatory Restrictions on Purchase of the Common Stock

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the common stock or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the common stock may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the common shares to certain institutions or accredited persons in the following countries:

United Kingdom. No offer of shares of common stock has been made or will be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA. Each underwriter: (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to us; and (ii) has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom

European Economic Area. In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, which we refer to as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which we refer to as the Relevant Implementation Date, no offer of common stock has been made and or will be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of common stock may be made to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of common stock to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

Germany. Any offer or solicitation of common stock within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz — WpPG). The offer and solicitation of securities to the public in Germany requires the approval of the prospectus by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht — BaFin). This prospectus has not been and will not be submitted for approval to the BaFin. This prospectus does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus and any other document relating to the common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of the common stock to the public in Germany, any public marketing of the common stock or any public solicitation for offers to subscribe for or otherwise acquire the common stock. The prospectus and other offering materials relating to the offer of the common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Greece. This prospectus has not been approved by the Hellenic Capital Markets Commission or another EU equivalent authority and consequently is not addressed to or intended for use, in any way whatsoever, by Greek residents. The common stock have not been offered or sold and will not be offered, sold or delivered directly or indirectly in Greece, except to (i) “qualified investors” (as defined in article 2(f) of Greek Law 3401/2005) and/or to (ii) less than 100 individuals or legal entities, who are not qualified investors (article 3, paragraph 2(b) of Greek Law 3401/2005), or otherwise in circumstances which will not result in the offer of the new common stock being subject to the Greek Prospectus requirements of preparing a filing a prospectus (under articles 3 and 4 of Greek Law 3401/2005).

Italy. This offering of the common stock has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no common stock may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the common stock be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the common stock or distribution of copies of this prospectus or any other document relating to the common stock in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Cyprus. Each of the Underwriters has agreed that (i) it will not be providing from or within Cyprus any “Investment Services”, “Investment Activities” and “Non-Core Services” (as such terms are defined in the Investment Firms Law 144(I) of 2007, (the “IFL”) in relation to the common stock, or will be otherwise providing Investment Services, Investment Activities and Non-Core Services to residents or persons domiciled in Cyprus. Each underwriter has agreed that it will not be concluding in Cyprus any transaction relating to such Investment Services, Investment Activities and Non-Core Services in contravention of the IFL and/or applicable regulations adopted pursuant thereto or in relation thereto; and (ii) it has not and will not offer any of the common stock other than in compliance with the provisions of the Public Offer and Prospectus Law, Law 114(I)/2005.

Switzerland. This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The common stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the common stock of in Switzerland.

Norway. This prospectus has not been approved or disapproved by, or registered with, the Oslo Stock Exchange, the Norwegian Financial Supervisory Authority (Kredittilsynet) nor the Norwegian Registry of Business Enterprises, and the common stock are marketed and sold in Norway on a private placement basis and under other applicable exceptions from the offering prospectus requirements as provided for pursuant to the Norwegian Securities Trading Act.

Botswana. The company hereby represents and warrants that it has not offered for sale or sold, and will not offer or sell, directly or indirectly the common stock to the public in the Republic of Botswana, and confirms that the offering will not be subject to any registration requirements as a prospectus pursuant to the requirements and/or provisions of the Companies Act, 2003 or the Listing Requirements of the Botswana Stock Exchange.

Hong Kong. The common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the common stock under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer or (iii) by operation of law.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and common stock may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Israel. This Prospectus does not constitute an offer to sell the common stock to the public in Israel or a prospectus under the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, pursuant to an exemption afforded under the Israeli Securities Law, this Prospectus may be distributed only to, and may be directed only at, investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of certain mutual trust and provident funds, or management companies thereto, banks, as defined under the Banking (Licensing) Law, 5741-1981, except for joint service companies purchasing for their own account or for clients listed in the Addendum, insurers, as defined under the Supervision of Financial Services Law (Insurance), 5741-1981, portfolio managers purchasing for their own account or for clients listed in the Addendum, investment advisers purchasing for their own account, Tel Aviv Stock Exchange members purchasing for their own account or for clients listed in the Addendum, underwriters purchasing for their own account, venture capital funds, certain corporations which primarily engage in the capital market and fully-owned by investors listed in the Addendum and corporations whose equity exceeds NIS250 Million, collectively referred to as institutional investors. Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum.

United Arab Emirates. This document has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai International Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”). The issue of common stock does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, accordingly, or otherwise. The common stock may not be offered to the public in the UAE and/or any of the free zones including, in particular, the DIFC. The common stock may be offered and this document may be issued, only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. Management of the company, and the representatives represent and warrant that the common stock will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones including, in particular, the DIFC.

Oman. For the attention of the residents of Oman:

The information contained in this memorandum neither constitutes a public offer of securities in the Sultanate of Oman (“Oman”) as contemplated by the Commercial Companies Law of Oman (Sultani Decree 4/74) or the Capital Market Law of Oman (Sultani Decree 80/98), nor does it constitute an offer to sell, or the solicitation of any offer to buy non-Omani securities in Oman as contemplated by Article 6 of the Executive Regulations to the Capital Market Law of Oman (issued vide Ministerial Decision No 4/2001), and nor does it constitute a distribution of non-Omani securities in Oman as contemplated under the Rules for Distribution of Non-Omani Securities in Oman issued by the Capital Market Authority of Oman (“CMA”). Additionally, this memorandum is not intended to lead to the conclusion of any contract of whatsoever nature within the territory of Oman.

This memorandum has been sent at the request of the investor in Oman, and by receiving this memorandum, the person or entity to whom it has been issued and sent understands, acknowledges and agrees that this memorandum has not been approved by the CMA or any other regulatory body or authority in Oman, nor has any authorization, license or approval been received from the CMA or any other regulatory authority in Oman, to market, offer, sell, or distribute the common stock within Oman.

No marketing, offering, selling or distribution of any financial or investment products or services has been or will be made from within Oman and no subscription to any securities, products or financial services may or will be consummated within Oman. The Underwriters are neither companies licensed by the CMA to provide investment advisory, brokerage, or portfolio management services in Oman, nor banks licensed by the Central Bank of Oman to provide investment banking services in Oman. The Underwriters do not advise persons or entities resident or based in Oman as to the appropriateness of investing in or purchasing or selling securities or other financial products.

Nothing contained in this memorandum is intended to constitute Omani investment, legal, tax, accounting or other professional advice. This memorandum is for your information only, and nothing herein is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice on the basis of your situation.

Any recipient of this memorandum and any purchaser of the common stock pursuant to this memorandum shall not market, distribute, resell, or offer to resell the common stock within Oman without complying with the requirements of applicable Omani law, nor copy or otherwise distribute this memorandum to others.

Canada.

Resale Restrictions

The distribution of our securities in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of our securities are made. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of our securities.

Representations of Purchasers

By purchasing our securities in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

●	where required by law, that the purchaser is purchasing as principal and not as agent;

●	the purchaser has reviewed the text above under Resale Restrictions; and

●
the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information are available on request.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Canadian Taxation and Eligibility for Investment

Canadian purchasers of our securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in our securities in their particular circumstances and about the eligibility of our securities for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey. Ellenoff Grossman & Schole, LLP, New York, NY is acting as counsel to the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of China Green as of June 30, 20 10 and 200 9 appearing in this prospectus have been audited by Parker Randall CF (H.K.) CPA Limited, in independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The following common shares were issued to counsel as partial compensation for their legal services rendered to us:

Name	Shares Beneficially Owned prior to Offering	Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering	Shares to be Offered for Sale hereby	Number of Shares of Common Stock Beneficailly Owned after Completion of the Offering	Percent Beneficially Owned after Offering
Rich I. Anslow (1)	21,000	*	21,000	0	0%
Gregg E. Jaclin (1)	14,000	*	14,000	0	0%
Eric M. Stein (1)	4,000	*	4,000	0	0%

* - Less than one percent.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Our accountant is Parker Randall CF (H.K.) CPA Limited, independent certified public accountants. We do not presently intend to change accountants. At no time have there been any disagreements with such accountants regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

CHINA GREEN, INC.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009
(Stated in US dollars)

CHINA GREEN, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS
Page(s)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of China Green, Inc.

We have audited the accompanying consolidated balance sheets of China Green, Inc. (the “Company”) and its subsidiaries as of June 30, 2010 and 2009, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended June 30, 2010 and 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards generally accepted in the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as of June 30, 2010 and 2009 and the results of their operations and their cash flows for the year ended June 30, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/Parker Randall CF (H.K.) CPA Limited

Parker Randall CF (H.K.) CPA Limited
Certified Public Accountants
Hong Kong
September 28, 2010

CHINA GREEN, INC.
CONSOLIDATED STATEMENTS OF INCOME AND
OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009
(Stated in US dollars)

		Year ended	Year ended
	Note	June 30, 2010	June 30, 2009

Service income	10	$13,130,112	$11,676,141

Cost of services	10	(6,036,288)	(5,416,156)

Gross profit	10	7,093,824	6,259,985

General and administrative expenses (including share-based compensation)	11	(1,026,337)	(2,674,837)

Income before taxation		6,067,487	3,585,148

Income tax	13	(60,472)	(72,056)

Net income		6,007,015	3,513,092

Other comprehensive income
- Foreign currency translation adjustments		55,512	46,766

Total comprehensive income		$6,062,527	$3,559,858

Net income per share – basic and diluted		$0.96	$0.67

Weighted average number of share outstanding during the year – basic and diluted		$6,266,729	$5,227,500

The annexed notes form an integral part of these financial statements.

CHINA GREEN, INC.
CONSOLIATED BALANCE SHEETS
AS OF JUNE 30, 2010 AND 2009
(Stated in US dollars)

		As of	As of
	Note	June 30, 2010	June 30, 2009

ASSETS
Current assets
Cash and cash equivalents	3	$1,141,108	$849,457
Accounts receivables	4	3,898,480	5,036,977
Deposit paid for labor services		2,228,619	903,882
Deposit paid for contract procurements	5	2,629,028	2,538,710
Deposit paid for hotel investment negotiation	6	3,963,761	1,025,677
Rental deposit		35,244	-

Total current assets		13,896,240	10,354,703

Plant and equipment, net	7	2,697,473	1,083,011

Total non-current assets		2,697,473	1,083,011

TOTAL ASSETS		$16,593,713	$11,437,714

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Amount due to a director	8	-	64,499
Amount due to a shareholder	8	-	23,899
Accrued expenses		41,484	10,411
Accrued share-based compensation		-	2,568,750
Tax payable		133,196	72,303

TOTAL LIABILITIES		174,680	2,739,862

CONTINGENCIS AND COMMITMENTS

STOCKHOLDERS’ EQUITY
Preferred stock ($0.00001 par value, 100,000,000 share shares authorized, none issued and outstanding)		-	-
Common stock ($0.00001 par value, 500,000,000 shares; shares authorized, 6,514,750 shares issued and outstanding)	9	65	53
Additional paid-in capital	9	3,861,790	52
Accumulated comprehensive income		892,072	836,560
Retained earnings		11,665,106	7,861,187

TOTAL STOCKHOLDERS’ EQUITY		16,419,033	8,697,852

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$16,593,713	$11,437,714

The annexed notes form an integral part of these financial statements.

CHINA GREEN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009
(Stated in US dollars)
	Year ended	Year ended
	June 30, 2010	June 30, 2009

Cash flows from operating activities
Net income	$6,007,015	$3,513,092
Depreciation	633,062	527,909
Share-based compensation	795,000	2,568,750
Decrease/ (increase) in accounts receivables	1,138,497	(737,263)
Increase in deposit paid for labor service	(1,324,737)	(825,926)
Increase in deposit paid for contract procurements	(90,318)	(2,534,229)
Increase in deposit paid for hotel investment negotiation	(2,938,084)	(730,120)
Increase in rental deposits	(35,245)	-
Increase in accrued expenses	31,073	10,411
Increase in tax payable	60,893	72,303
(Decrease)/ increase in amount due to a shareholder	(23,899)	23,870
(Decrease)/ increase in amount due to a director	(64,499)	64,278

Net cash from operating activities	$4,188,758	$1,953,075

Cash flows from investment activities
Purchase of plant and equipment	(2,247,523)	(11,098)

Net cash used in investment activities	$(2,247,523)	$(11,098)

Cash flows from financing activities
Proceeds from issuance of common stock	498,000	-
Dividend paid	(2,203,096)	(1,460,240)

Net cash used in financing activities	$(1,705,096)	(1,460,240)

Net increase in cash and cash equivalents	$236,139	$481,737
Effect of foreign currency translation on cash and
cash equivalents	55,512	3,235
Cash and cash equivalents - beginning of year	849,457	364,485

Cash and cash equivalents - end of year	$1,141,108	$849,457

The annexed notes form an integral part of these financial statements.

CHINA GREEN, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
AS OF JUNE 30, 2010 AND 2009
(Stated in US dollars)

	Common Stock		Additional paid-in capital	Accumulated other comprehensive	Retained
	Shares	Amount	amount	income	earnings	Total

Balance, July 1, 2008	$5,227,500	$53	$52	$789,794	$5,813,348	$6,603,247
Net income	-	-	-	-	3,513,092	3,513,092
Foreign currency translation adjustment	-	-	-	$46,766	-	46,766
Dividend paid	-	-	-	-	(1,465,253)	(1,465,253)

Balance, June 30, 2009	$5,227,500	$53	$52	$836,560	$7,861,187	$8,697,852

Stock issued for private placement	$166,000	$1	$497,999	$-	$-	$498,000
Stock issued for compensation	1,121,250	11	3,363,739	-	-	3,363,750
Net income	-	-	-	-	6,007,015	6,007,015
Foreign currency translation adjustment	-	-	-	55,512	-	55,512
Dividend declared and paid	-	-	-	-	(2,203,096)	(2,203,096)

Balance, June 30, 2010	$6,514,750	$65	$3,861,790	$892,072	$11,665,106	$16,419,033

The annexed notes form an integral part of these financial statements.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009
(Stated in US dollars)

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

China Green, Inc. consists of China Green, Inc. (the “China Green” or the “Company”), Glorious Pie Limited (the “Glorious Pie”) and Earn Bright Development Limited (the “Earn Bright”) (Collectively named as the “Group”).  China Green, Inc. was incorporated in the State of Delaware on July 11, 2008. Glorious Pie Limited was incorporated in the British Virgin Islands on 12 June, 2006, under the International Business Companies Act, British Virgin Islands.  Earn Bright Development Limited, a wholly owned subsidiary of Glorious Pie, was incorporated in Hong Kong on December 17, 2008.

In connection with private placement of the Company completed in July 2009, the Company issued 166,000 shares of our common stock to 296 Investors at $3.00 per share for an aggregate purchase price of $498,000.

On August 13, 2009, the Company closed a share exchange and stock purchase transaction by issuing 10,355,000 shares of its common stock in exchange for 100% of the outstanding common stock of Glorious Pie.  This transaction was accounted for as a reverse acquisition and resulted in Glorious Pie becoming the accounting acquirer, whereby the historical financial statements of China Green have become those of Glorious Pie.

On March 10, 2010, the Board of Directors of the Company adopted resolutions approving a Reverse Stock Split on the basis of one share for every two outstanding shares. The number of shares of the Company’s common stock issued and outstanding had been reduced from 10,455,000 to 5,227,500.

The Group is engaged in developing its model in the areas of hospitality facilities and large scale landscape architecture and engineering.  The Group is specialized on providing greenery services to greenery construction projects in China, including, but not limited to, design advice, trading and quality control service of seed, provision of seedling and performance arrangement of greenery engineering and plantation.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)     Basis of presentation and consolidation

The accompanying consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with generally accepted accounting principles in the United States of America for consolidated financial information.

The consolidated financial statements are prepared on the basis with assumption the reverse merger was undergone at the beginning of July 1, 2007.  The historical consolidated financial statements of the Company will be those of China Green, Inc. and of the consolidated entities from the July 1, 2007, the date of merger, and subsequent.

The consolidated financial statements for the Company for the year ended June 30, 2010 and 2009, includes the financial statements of China Green, Inc., its 100% owned subsidiary, Glorious Pie Limited, and its wholly owned subsidiary, Earn Bright Development Limited. Inter-company transactions and balances are eliminated in consolidation.

In connection with the reverse acquisition and recapitalization, all share and per share amounts will be retroactively restated.

As of June 30, 2010, the particulars of the subsidiaries are as follows:

Name of company	Place of incorporation	Date of incorporation	Attributable equity interest	Issued capital

Glorious Pie Limited	British Virgin Islands	June 12, 2006	100%	US$100

Earn Bright Development Limited	Hong Kong	December 17, 2008	100%	US$0.128 (HK$1)

b)     Use of estimates

In preparing of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year.  These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of plant and machinery.  Actual results could differ from those estimates.

c)     Cash and Cash Equivalents

The Group considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.  As of June 30, 2010 and 2009, there were cash and cash equivalents of $1,141,108 and $849,457 respectively.

d)     Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of allowances for doubtful accounts.  The Group recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility.  An allowance for doubtful accounts is maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience.  An additional reserve for individual accounts is recorded when the Group becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position.  If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted.

e)  Accounting for the Impairment of Long-Lived Assets

In accordance with ASC 360, Property Plant and Equipment, the Group tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. At June 30, 2010, the Group did not recognize any impairment loss.

f)  Plant and Equipment

Plant and equipment, other than construction in progress, are stated at cost less depreciation and amortization and accumulated impairment loss.

Plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method.  Estimated useful lives of the plant and equipment are as follows:

Furniture, fixtures and equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.  The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Management considers that we have no residual value for plant and equipment.

g)  Fair value of Financial Instruments

The carrying values of the Group’s financial instruments, including cash and cash equivalents, accounts receivables, other receivables and prepayments, accounts payables, and other accrued liabilities their fair values due to the short-term maturity of such instruments.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

h)  Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Occasional transactions may occur in Hong Kong dollar and Renminbi (RMB). Management has adopted ASC 740 Foreign Currency Translation Matters.  Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

The functional currency of the wholly-owned subsidiaries is the RMB and Hong Kong dollar respectively. The financial statements of the subsidiary are translated to United States dollars in accordance with ASC 740 using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity. Foreign currency transaction gains and losses are included in current operations.

	2010	2009
Fiscal year end RMB : US$ exchange rate	6.809	6.825
Average year RMB : US$ exchange rate	6.837	6.848

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

i)  Revenue Recognition

Greenery construction revenue

The Group accepts contracts on a fixed price basis. Revenue from fixed price construction contracts are recognized on the percentage-of-completion method measured by the ratio of costs incurred to date to the estimated total cost s to be incurred for each contract. Revenue from unit price contracts and service agreements are recognized as services are performed.

Contract costs include all direct material, direct labor, subcontractor costs and other indirect costs related to contract performance, such as supplies, tools and equipment maintenance. General and administrative costs are charged to expense as incurred.

Greenery maintenance revenue

The Group accepts contracts on a fixed price basis. Revenue are recognized on fixed price greenery maintenance contracts in straight-line basis over the contracted period except in those circumstances in which sufficient historical evidence indicated that the costs of performing services under the contract are incurred on other than a straight-line basis.

Contract costs include all direct material, direct labor, subcontractor costs and other indirect costs related to contract performance, such as supplies, tools and equipment maintenance. General and administrative costs are charged to expense as incurred.

Hotel management revenue

The Group accepts contracts on service agreement basis. Revenue from service agreements are billed monthly based on certain percent of gross revenue generated by operating activity of the client.”

j)  Cost of revenue

Greenery construction and maintenance

Regarding the trading of seeding and provision of greenery construction and greenery maintenance projects, the respective cost of revenue consists primarily of material costs, labor cost, subcontracting expenses, and related expenses, which are directly attributable to the greenery construction projects.

Hotel management

Regarding the design and consultancy services to the hotel facilities, the respective cost of revenue includes the consultancy expenses in professional staff involved and the design and consultancy fee with other third-party experts, and also the depreciation expenses on those fixtures and movable assets being placed with the hotel by the Group.

k)  Income Taxes

The Group adopts ASC Topic 740, “Income Taxes”, regarding accounting for uncertainty in income taxes which prescribes the recognition threshold and measurement attributes for financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. In addition, the guidance requires the determination of whether the benefits of tax positions will be more likely than not sustained upon audit based upon the technical merits of the tax position. For tax positions that are determined to be more likely than not sustained upon audit, a company recognizes the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement in the financial statements. For tax positions that are not determined to be more likely than not sustained upon audit, a company does not recognize any portion of the benefit in the financial statements. The guidance provides for de-recognition, classification, penalties and interest, accounting in interim periods and disclosure.

For the years ended June 30, 2010 and 2009, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2010 and 2009, the Company did not have any significant unrecognized uncertain tax positions.

l)  Comprehensive Income

ASC 220, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

m)  Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

n)   Segment reporting

ASC 280, "Disclosure about Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

During the years ended June 30, 2009 and 2008, the Company is organized into three main business segments: greenery construction consultancy, greenery maintenance and hotel management.

Greenery consulting services generally include landscape planning and design, concept applications, selection and provision of seedling, performance targeting and benchmarking, plantation management and quality control. Based on our assessment of a potential project’s sophistication, we would either directly implement our project plans or outsource services to selected subcontractors.

Greenery maintenance consulting services includes maintaining environment condition of the projects which has been completed by us in the past.

Hotel management services include applying eco-engineering concepts to renovate the Carnival City Hotel and the Health City Hotel located in Dongguan into eco-friendly hotels. The Group’s consultancy plans generally include site assessment, energy optimization applications, resource efficiency planning, material selection and equipment installation.

The detail disclosure on segment information is set out in note 10 in the financial statement.

o)  Earnings per share

The Group computes net earnings (loss) per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of June 30, 2010 and 2009, the Group had no common stock equivalents that could potentially dilute future earnings per share.

p) Share base compensation

In accordance with ASC 718, Compensation – Stock Based Compensation, the Group accounts for share-based payments using the fair value method. Common shares issued to third parties for non-cash consideration are valued based on the fair market value of the good or services provided or the fair market value of the common stock on the measurement date, whichever is more readily determinable.

3.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following:
	As of	As of
	June 30, 2010	June 30, 2009

Cash at bank	$1,002,875	$458,729
Cash on hand	138,233	390,728
	$1,141,108	$849,457

4.	ACCOUNTS RECEIVABLES

Accounts receivables consist of the following:
	As of	As of
	June 30, 2010	June 30,2009

Hotel facilities	$121,227	$522,113
Greenery construction projects	3,645,067	3,909,385
Greenery maintenance projects	132,186	605,479
	$3,898,480	$5,036,977

At the balance sheet date, most of the accounts receivables were related to greenery construction projects and their credit year is usually ranged from 90 days to 180 days.

5.	DEPOSIT PAID FOR CONTRACT PROCUREMENTS

Main contractors require the Company to put escrow money during negotiation of contract. Once the contract is successfully bided, the escrow money will be kept by the contractors until the contract has been completed. If the bid is fail, the escrow money will be refunded immediately.

6.	DEPOSIT PAID FOR HOTEL INVESTMENT NEGOTIATION

The Group has placed the following amount of deposit being held in escrow by the counter-party for the negotiation for acquiring certain equity interest of the hotel facilities located hereunder as at June 30, 2010 and 2009 which gives comfort to the negotiating party that the Group shows its financial strength and capability to get the acquisition closed if the acquisition deal is reached:

	As of	As of
Deposit for hotel investment negotiation	June 30, 2010	June 30, 2009

Dongguan City, Changan Town,	$293,746	$293,051
Xin Min Administration Region, Jianan Road Section

Chang An Di Ying Hotel	-	293,051
Zhenan Road and Xiabian Road Section,
Changan Town, Dongguan City

Jin Ye Hotel	-	439,575
Section No. 422, Huan Shi Dong Road,
Guangzhou City,

Shanghai Huaxun Holding Limited	1,343,798	-
No. 258, Mei Yuen Road, Jia Ding Area, Shanghai

Kang Zu Yuen	901,978	-
Section No. 269, Zhen An Zhong Road,
Changan Town, Dongguan City

Jiansu Dong'an Hotel	522,261	-
Jiansu Dong'an Technopark

Carnival City Club Hotel	901,978	-
No. 358, Sha Tau Management Zone ,
Chengan, Dongguan

	$3,963,761	$1,025,677

7.	PLANT AND EQUIPMENT, NET

Plant and equipment and being part of hotel facilities and consist of the following:

	As of	As of
	June 30, 2010	June 30, 2009
At cost
Plant and equipment	$2,648,609	$2,624,306
Acquisition for the year	2,247,523	11,136
Exchange difference	6,330	13,167
	4,902,462	2,648,609
Aggregated depreciation
Beginning for the year	1,565,598	1,030,705
Charge for the year	633,062	527,909
Exchange difference	6,329	6,984
	2,204,989	1,565,598

Net book value	$2,697,473	$1,083,011

All of them depreciation charge were included in the cost of service. Management considers that there are no residual value for plant and equipment.

8.	AMOUNT DUE TO A DIRECTOR / SHAREHOLDER

The amounts represent unsecured, interest free and have no fixed repayment terms.

9.	COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL

The number of shares of common stock outstanding at June 30, 2010 is as follows:

	Common Stock		Additional paid-in
	Number	Amount($)	capital($)	Total($)

As of date of Inception 1	50,000	$0.5	$0.5	$1
Private placement on August 2009 2	166,000	1.5	497,998.5	498,000
Share issued for compensation on August 2009 3	856,250	8.5	2,568,741.5	2,568,750
Share issued for takeover a subsidiary 4	5,177,500	52.0	52.0	104
Share issued for compensation on for the three months ended March 31, 2010 5	265,000	2.5	794,997.5	795,000
As of June 30, 2010 6	6,514,750	$65.0	$3,861,790	$3,861,855

1 On July 17, 2008, China Green, Inc. issued 50,000 shares of common stock to Mr. Wa Kei Anthony Wong, former president and director, at par value USD0.00001 as the founder shares as compensation for the services that he rendered in connection with the Company’s incorporation.

2 In connection with the Company’s private placement completed in July 2009, the Company issued 166,000 shares of its common stock to 296 investors at USD$3.00 per share for an aggregate purchase price of USD$498,000.

3 On August 12, 2009, the Company has issued 127,083 shares of share-based compensation at par value USD0.00001 to its director as compensation for services that he rendered. Furthermore, the Company also issued 729,167 shares of non-employee stock based compensation at par value USD0.00001 to third parties as compensation for their consulting services rendered. The total number of 856,250 shares had been compensated.

4 On August 12, 2009, China Green, Inc. acquired all of the issued and outstanding common stock of Glorious Pie Limited by issuing 5,177,500 common shares to the Glorious Pie Limited Shareholder under a Share Exchange and Stock Purchase Agreement with Glorious Pie Limited.

5 For the three months ended March 31, 2010, the Company has newly issued total 265,000 shares of comment stock at par value as compensation for non-employees which is set out in note 14.

6 The Company effectuated a 2:1 reverse stock split during the quarter ended March 31, 2010. The Company has 500,000,000 shares of common stock authorized and 6,514,750 shares of common stock issued and outstanding. All statements are reversely stated in accordance with SAB Topic 4C.

As of June 30, 2010, the Company has 500,000,000 shares of common stock authorized and 6,514,750 shares of common stock issued and outstanding.

10.	BUSINESS SEGMENT

The Group is engaged in provision of designing and consultancy services in hotel facilities and also involved in provision of engineering services to greenery construction and maintenance projects, which include, but is not limited to, provision of seedling and skillful workers to those construction projects.

Segment information is disclosed in accordance to ASC 250, “Disclosures about Segments of an Enterprise and Related Information” as below:

	Greenery Construction Project	Greenery Maintenance Works	Hotel Facilities	Total
	Year ended	Year ended	Year ended	Year ended
	Jun 30, 2010	Jun 30, 2010	Jun 30, 2010	Jun 30, 2010

Revenue from external customers	$8,462,468	$1,944,907	$2,722,737	$13,130,112

Cost of sales	$(4,432,212)	(894,955)	$(709,121)	$(6,036,288)

Gross profit	$4,030,256	$1,049,952	$2,013,616	$7,093,824

	Greenery Construction Project	Greenery Maintenance Works	Hotel Facilities	Total
	Year ended	Year ended	Year ended	Year ended
	Jun 30, 2009	Jun 30, 2009	Jun 30, 2009	Jun 30, 2009

Revenue from external customers	$6,355,401	$2,413,630	$2,907,110	$11,676,141

Cost of sales	(3,800,968)	$(1,028,869)	(586,319)	(5,416,156)

Gross profit	$2,554,433	$1,384,761	$2,320,791	$6,259,985

Segment current liability	$-	$-	$-	$-

	Greenery Construction Project	Greenery Maintenance Works	Hotel Facilities	Total
	As of	As of	As of	As of
	Jun 30, 2010	Jun 30, 2010	Jun 30, 2010	Jun 30, 2010

Segment non - current assets	$-	$-	$2,697,473	$2,697,473

Segment current assets
(excluding cash and cash equivalents and rental deposit)	$8,502,714	$132,186	$4,084,988	$12,719,888

	Greenery Construction Project	Greenery Maintenance Works	Hotel Facilities	Total
	As of	As of	As of	As of
	Jun 30, 2009	Jun 30, 2009	Jun 30, 2009	Jun 30, 2009

Segment non - current assets	$-	$-	$1,083,011	$1,083,011

Segment current assets
(excluding cash and cash equivalents and rental deposit)	$6,825,404	$1,132,052	$1,547,790	$9,505,246

Segment current liability	$-	$-	$-	$-

11.	GENERAL AND ADMINISTRATIVE EXPENSES

Details of general and administrative expenses are summarized as follows:

	As of	As of
	June 30, 2010	June 30, 2009

General and administrative expenses, excluded share – based compensation	$231,337	$106,087
Share –based compensation	795,000	2,568,750

	$1,026,337	$2,674,837

1 Fair value of compensation to top executive was comprised as follows:
	Year ended	Year ended
	Jun 30, 2010	Jun 30, 2009

Mr. Wong Wa Kei (note 12)	$-	$381,249

2This excludes the fair value of services rendered by Mr. Tai as follows:
	Year ended	Year ended
	Jun 30, 2010	Jun 30, 2009

Mr. Tai Chi Yip, the director of Glorious Pie Limited	$46,721	$50,000

Mr. Tai possesses no rights to reclaim the difference between the fair value estimate of $50,000 and the contracted salary of $3,288 and $1during the year ended June 30, 2010 and 2009 respectively at any time in the future.

12.	SHARE BASED COMPENSATION

Common stock issued for compensation:

During the year ended June 30, 2010 and 2009, the Company had entered into various share-based compensation agreements for services received relating to management and consultancy services and as compensation to the Company’s director and consultants. The fair value of provision for share-based compensation as follows:

	Year ended	Year ended
	June 30, 2010	June 30, 2009

Richard I. Anslow, Gregg E. Jaclin, Eric M. Stein and Zhuoyao Hui	$120,000	$-
Ample Crest Holding Limited	675,000	-
Wa Kei Anthony Wong	-	381,249
Pak Fai Philip Wong, Man Kit Brian Leung, Ka Hing Aurona Wong and Ying Hung Bernadette Wong	-	2,187,501

	$795,000	$2,568,750

Common stock issued for non-employee:

During the fiscal year ended June 30, 2010, the Company had entered into various stock-based compensation agreements for services received relating to legal and corporate consultancy services and as compensation to the Company’s consultants. The fair value of total share-based compensation paid during the year ended June 30, 2010 was $795,000. Details as follows:

On February 26, 2010, 21,000, 14,000, 4,000 and 1,000 shares of common stock were issued to Richard I. Anslow, Gregg E. Jaclin, Eric M. Stein and Zhuoyao Hui, at par value $0.00001 per share, as compensation regarding to rendering of legal service during the period, valued at fair market value $3.00 per share on the dates of grant. The stocks were measured at the fair market value $3.00 on the date of granted based upon the offering price of the Company’s common stock in the Regulation S offering completed in August 2009. The aggregate fair value of the 40,000 shares of common stock granted was $120,000.

On March 3, 2010, 225,000 shares of common stock were issued to Ample Crest Holding Limited, at par value $0.00001 per share, as compensation regarding to rendering of consulting service during the period, valued at fair market value $3.00 per share on the dates of grant. The stocks were measured at the fair market value $3.00 on the date of granted, based on the date of valid transaction price per share which the transaction date is closest to the date of compensated share issued. It was pursuant to the price per unit sold marked in the Share Stock Purchase Agreement date August 13, 2009. The aggregate fair value of the 225,000 shares of common stock granted was $675,000.

Share-based compensation during the year was classified as following:

	Year ended	Year ended
	June 30, 2010	June 30, 2009

Stock compensation for employee	$-	$381,249
Stock based compensation for non-employee	795,000	2,187,501

	$795,000	$2,568,750

13.	TAXATION

Income/ (loss) before tax consisted of the following:

	Year ended	Year ended
	June 30, 2010	June 30, 2009

United States (a)	$(948,599)	$(2,593,031)
PRC (b)	7,017,597	6,178,179
Hong Kong (c)	(1,511)	-
BVI (d)	-	-
	$6,067,487	$3,585,148

Component subjected to tax expense (benefit) consisted of the following:

	Year ended	Year ended
	June 30, 2010	June 30, 2009

United States	$-	$-
PRC (b) (i)	$1,081,616	$1,250,719
Hong Kong	-	-
BVI	-	-
	$1,081,616	$1,250,719

Tax expense consisted of the following:

	Year ended	Year ended
	June 30, 2010	June 30, 2009

United States	$-	$-
PRC (b) (iv)	60,472	72,056
Hong Kong	-	-
BVI	-	-
	$60,472	$72,056

a.	United States Tax

The Company has a net operating loss carry forward at June 30, 2010 for tax purposes totaling $3,541,629, expiring through the year 2028. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

	As of	As of
	June 30, 2010	June 30, 2009

Gross deferred tax assets:
Net operating loss carry forwards	$1,204,154	$881,630

Total deferred tax assets	1,204,154	881,630
Less: valuation allowance	(1,204,154)	(881,630)

Net deferred tax asset recorded	$-	$-

The valuation allowance at June 30, 2009 was $881,630. The net change in valuation allowance during the year ended June 30, 2010, was an increase of $322,524.   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the years in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of June 30, 2010.

The actual tax benefit differs from the expected tax benefit for the years ended June 30, 2010 and 2009 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) as follows:

	Year ended	Year ended
	June 30, 2010	June 30, 2009

Expected tax expense (benefit) – Federal	$(1,204,154)	$(881,630)
Change in valuation allowance	1,204,154	881,630

Actual tax expense (benefit)	$-	$-

b.	PRC Tax

PRC’s legislative body, the National People’s Congress, adopted the unified Enterprise Income Tax (“EIT”) Law on March 16, 2007. This new tax law replaces the existing separate income tax laws for domestic enterprises and foreign-invested enterprises and became effective on January 1, 2008. However, there will be a transition year for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities. Enterprises 25% may continue to enjoy the lower rate and will transit into the new rate over a five year beginning on the effective date of the EIT Law. Enterprises that are currently entitled to exemptions for a fixed term may continue to enjoy such treatment until the exemption term expires. Preferential tax treatments may continue to be granted to industries and projects that qualify for such preferential treatments under the new law.

The tax exemption was terminated on January 2, 2009. The estimated tax savings for the six months ended December 31, 2008 amounted to $107,108. If the income tax had been applied, the basic and diluted earnings per share would have been decreased by $Nil and $0.02 per share for the year ended June 30, 2010 and 2009 respectively.

Under the new EIT Law, the withholding tax mechanism for non-resident enterprises was retained from the previous separate income tax laws. It was stated that EIT payable by non-resident enterprises on its PRC-sourced income should be withheld at source and the payer shall be the withholding agent. The withholding agent shall withhold the tax from the amount paid or payable at the time the amount is paid or becomes due. As a general business practice for non-resident enterprises that generate PRC-sourced income, Glorious Pie Limited has received its revenues from its clients (which include government landscaping contractors and hotel operators) on a net of withholding tax basis.

  (i) The components subjected to tax expense (benefit) consisted of the following:

	Year ended	Year ended
	June 30, 2010	June 30, 2009

Business Tax (b) (ii)	$762,091	$774,733
Enterprises Income Tax (b) (ii)	319,525	475,986

	$1,081,616	$1,250,719

(ii) Calculation for component subjected to Business Tax and Enterprises Income Tax consisted of followings:

	Year ended	Year ended
	June 30, 2010	June 30, 2009

Turnover for the year	$13,130,112	$11,676,141
Less: Net of withholding turnover by greenery projects 1,2	(10,407,375)	(8,769,031)
Net of withholding turnover by hotel consulting 1,3	(1,960,646)	(2,132,377)

Turnover subject to provision for Business Tax 3	762,091	774,733
Less: Costs and expenses4	(442,566)	(298,747)

Income subject to provision for Enterprises Income Tax	$319,525	$475,986

	Year ended	Year ended
	June 30, 2010	June 30, 2009

Business Tax at 5% of (b) (ii)	$38,105	$38,737
Enterprises Income Tax at 7% of (b) (iii)	22,367	33,319

Income tax expense	$60,472	$72,056

1Under PRC Tax Law, when a non-resident enterprises, that doesn’t have any establishment or place of business in the PRC, EIT payable by a non-resident enterprise on the income sourced from China  shall be withheld at source, and the payer shall be withholding agent. The withholding agent shall withhold the tax from the amount paid or payable at the time the amount is paid or becomes due.

2 For period ended June 30, 2010, Glorious Pie Limited has assigned the whole set of methodology and the know-how on the co-ordination and supervision of the progress and milestone of greenery project management with direct contact of those subcontractors (‘Intellectual Property’) to its Hong Kong subsidiary, Earn Bright Development Limited, which has licensed this set of Intellectual Property to the same group of clients of Glorious Pie Limited in PRC as Glorious Pie Limited be the agent of Earn Bright..  Such business activities has resulted in the licensing for use of intellectual property in China and any income derived from the use of such intellectual property licensing in China is deemed to be a ‘royalty’ in nature and such passive income sourced from China would be subject to PRC EIT being withheld at source by PRC payor. Under above circumstance, all revenue generated from greenery projects were net of tax revenue as its customers withhold all PRC tax liability derived by a Company’s revenue and profit from each project, including Business Tax and EIT, which resulted Company was not necessary to bear tax obligation.

3 Referring to previous paragraph, Glorious Pie Limited was deemed a non-resident enterprises and its’ customers were deemed a payer and further identified as tax withholding agent as well for any kind of income being sourced from China. The original hotel consulting agreement by itself does not give rise to any PRC taxable income for the period ended June 30, 2009.

However, since certain assets originated from the performance of hotel consultancy work of Glorious Pie Limited were transferred from Glorious Pie Limited to Earn Bright Development Limited over the reporting period to facilitate the management’s intention to seek for external funding in Hong Kong. Earn Bright Development Limited was entitled to certain percentages of revenues generated by Glorious Pie Limited through its hotel consultancy operations over the corresponding periods.  Coupled with the transfer of such assets to Earn Bright Development Limited as described above, there is a new contract executed between the hotel and Earn Bright Development Limited to allow Earn Bright to receive certain amount of investment return on the placement of such asset with the hotel as being retained therein.  Such activity is deemed to have Earn Bright derives ‘income sourced from China’ which is of a investment return in nature and being passive income.  Therefore, Earn Bright Development Limited receives net of withholding tax revenues from the hotel operators via Glorious Pie Limited, the lack of direct contractual relationship between Earn Bright Development Limited and the hotel operators may lead to the view by PRC tax authorities that Earn Bright Development Limited may directly subject to PRC taxes on its PRC-sourced income since March 8, 2009. For the sake of prudence, we determined that it was necessary to include tax provisions for Earn Bright Development Limited’s PRC-sourced income. As all businesses in Earn Bright Development Limited operate under the Closer Economic Partnership Arrangement (CEPA) between the PRC and Hong Kong, its PRC-sourced income was subject to a 5% Business Tax and a 7% Enterprises Income Tax.

Therefore, the withholding tax amount of turnover from hotel consulting amount was difference between PRC-source income of Glorious Pie Limited and Earn Bright Development Limited.

4Costs and expenses include depreciation, repair and maintenance, legal and professional costs, and miscellaneous.

(iii) Income Tax Expense and provision for tax liability stated in balance sheet for the year at the statutory tax rate of applicable under PRC tax jurisdiction

	As of	As of
	March 31, 2010	June 30, 2009

Tax at the statutory tax rate of applicable in jurisdictions:
jurisdictions:
- Business Tax	$38,105	$38,737
- Enterprises Income Tax	22,367	33,319
	60,472	72,056
Balance brought forward	72,303	-
Foreign exchange translation	421	247

Tax payable	$133,196	$72,303

c.	Hong Kong Tax

Earn Bright Development Limited has not been carrying out any business activity in Hong Kong and Earn Bright Development Limited is not subjected to Hong Kong profit tax as there is no assessable profit for the year ended June 30, 2010 and 2009.

d.	BVI Tax

Glorious Pie Limited is subjected to British Virgin Island (BVI) tax law. The Management of Glorious Pie Limited determined that the company did not operate in BVI and therefore is not subject to BVI tax. Therefore, Glorious Pie Limited did not incur any BVI tax during the years presented.

A reconciliation of the statutory U.S. federal tax rate and effective tax rate is as follows:

	Year ended		Year ended
	June 30, 2010		June 30, 2009

Tax expense at statutory rate - US	34.00%		34.00%
Earning in jurisdictions taxed at rate different from statutory rate in US	(22.00%	)	(22.00%
Income withheld under PRC Tax jurisdiction	(19.79%	)	(10.84%
Effective tax rate	2.22%		1.16%

The deferred tax asset and liability has not been recognized because no valuation allowance to be established for the year ended June 30, 2010 and June 30, 2009.

14.	COMMITMENTS AND CONTINGENCIES

(a)	Operating lease commitments

The Company leased certain office space under a non-cancellable operating lease agreement with a term of 1 year with fixed monthly rentals, expiring on March 31, 2011, and generally did not contain significant renewal options. Total rent expenses for the years ended December 31, 2010 and 2009 was $28,033 and $Nil, respectively. Future minimum rental payments due under the non-cancelable operating lease agreement are as follows:

Year ended June 30, 2010	$84,100

(b)      Contingencies

There are no foreseeable contingencies for the year ended June 30, 2010.

15.	SIGNIFICANT CONCENTRATIONS

Customers’ concentrations

The Group’s revenue derived from major customers for the years ended June 30, 2010 and 2009 are as follows:

	Year ended June 30, 2010
		Percentage of
	Revenue	total revenue

Fujian Tingli Construction Group Co., Ltd.	$3,233,962	25%
Dongguan Garden Project Co.	2,589,199	20%
Zhejiang Hongxin Garden Arts Co., Ltd.	1,841,000	14%
Henam District Huanghe River Garden Greenery Engineering Co. Ltd	1,609,300	12%
Dongguan Carnival City Hotel	1,406,741	11%
	$10,680,202	82%

	Year ended June 30, 2009
		Percentage of
	Revenue	total revenue

Mu Dan Jiang City Civil Engineering Construction Co. Limited	$3,624,140	31%
Henam District Huanghe River Garden Greenery Engineering Co. Ltd	1,931,576	17%
Dongguan Carnival City Hotel	1,665,831	14%
Dongguan City Xin Yue An Garden Greenery Co. Limited	1,336,778	11%
Health City Hotel, formerly known as “Kang Chang Amusement Centre”	1,241,207	11%
	$9,799,532	84%

16.           RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2010, the Financial Accounting Standards Board (“FASB”) issued an accounting pronouncement that amended the subsequent events pronouncement issued in May 2009.  The amendment removed the requirement to disclose the date through which subsequent events have been evaluated.  This pronouncement became effective immediately upon issuance and is to be applied prospectively.  The adoption of this pronouncement did not have a material impact on Group’s consolidated financial statements.

In January 2010, the FASB issued ASU 2010-06, “Improving Disclosures about Fair Value Measurements,” which requires additional disclosures about transfers between Levels 1 and 2 of the fair value hierarchy and disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. This guidance was effective for the Company in the current quarter, except for the Level 3 activity disclosures, which are effective for fiscal years beginning after December 15, 2010. The adoption of this guidance, which is related to disclosure only, will not have a material impact on the Group’s consolidated financial position, results of operations or cash flows.

In December 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (“ASU 2009-17”). ASU 2009-17 changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. The new standard requires a number of new disclosures, including additional disclosures about the reporting entity’s involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity is required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements. ASU 2009-17 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009, or January 1, 2010, for a calendar year-end entity. Based on the Group’s evaluation of ASU 2009-17, the adoption of this statement did not impact the Group’s consolidated financial statements.

In October 2009, the FASB issued EITF 08-1, “Revenue Arrangements with Multiple Deliverables”, which is also known as Accounting Standards Update (ASU) No.  2009-13, “Revenue Recognition (ASC 605): Multiple-Deliverable Revenue Arrangements (ASU 2009-13). ASU 2009-13 addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services separately rather than as a combined unit and modifies the manner in which the transaction consideration is allocated across the separately identified deliverables. ASU 2009-13 significantly expands the disclosure requirements for multiple-deliverable revenue arrangements. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. Early adoption is permitted, provided that the guidance is retroactively applied to the beginning of the year of adoption. The Group is currently evaluating the impact this update will have on the Group’s consolidated financial statements.

In September 2009, the EITF reached final consensus on a new revenue recognition standard, Issue No. 09-3, “Applicability of AICPA Statement of Position 97-2 to Certain Arrangements That Contain Software Elements”, as codified in FASB Accounting Standards Update (ASU) 985. ASU 985 amends the scope of AICPA Statement of Position 97-2, Software Revenue Recognition to exclude tangible products that include software and non-software components that function together to deliver the product’s essential functionality. This Issue shall be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted, provided that the guidance is retroactively applied at the beginning of the year of adoption. The Group is currently evaluating the potential impact of ASU 985 on the Group’s results of operations or financial condition.

 17.          COMPARATIVE FIGURES

Certain comparative figures of last year have been reclassified to conform to the presentation of current year.

CHINA GREEN, INC.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

CHINA GREEN, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of China Green, Inc.

We have audited the accompanying consolidated balance sheets of China Green, Inc. (the “Company”) and its subsidiaries as of June 30, 2009 and 2008, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended June 30, 2009 and 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with standards generally accepted in the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 12 and 13, the accompanying consolidated financial statements have been restated. The restatement relates to an error in under-provision of share-based compensation. The under-provision should be reversed and properly recorded in the financial statement as of June 30, 2009. As a result, the financial statements as of June 30, 2009 have been restated.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as of June 30, 2009 and 2008 and the results of their operations and their cash flows for the year ended June 30, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/Parker Randall CF (H.K.) CPA Limited

Parker Randall CF (H.K.) CPA Limited
Certified Public Accountants
Hong Kong
October 13, 2009, except for Note 12 & 13, which is August 13, 2010

CHINA GREEN, INC.
CONSOLIDATED STATEMENTS OF INCOME AND
OTHER COMPREHENSIVE INCOME
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

	Year	Year
	ended	ended
	June 30,	June 30,
	2009	2008
	(restated)
	$	$

Service income	11,676,141	9,282,281

Cost of services	(5,416,156)	(3,942,076)

Gross profit	6,259,985	5,340,205

General and administrative expenses	(2,674,837)	(28,611)

Income before taxation	3,585,148	5,311,594

Taxation	(72,056)	-

Net income	3,513,092	5,311,594

Other comprehensive income - Foreign currency translation adjustments	46,766	698,890

Total comprehensive income	3,559,858	6,010,484

Net income per share – basic and diluted	0.67	1.02

Weighted average number of shares outstanding during the year – basic and diluted	5,227,500	5,227,500

The annexed notes form an integral part of these financial statements.

CHINA GREEN, INC.
CONSOLIATED BALANCE SHEETS
AS OF JUNE 30, 2009 AND 2008
(Stated in US dollars)

	As of	As of
	June 30,	June 30,
	2009	2008
	(restated)
ASSETS	$	$
Current assets
Cash and cash equivalents	849,457	364,485
Accounts receivables	5,036,977	4,275,736
Deposit paid for labor services	903,882	77,837
Deposit for contract procurements	2,538,710	-
Deposit paid for hotel investment negotiation	1,025,677	291,588

Total current assets	10,354,703	5,009,646

Plant and equipment, net	1,083,011	1,593,601

TOTAL ASSETS	11,437,714	6,603,247

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Amount due to a director	64,499	-
Amount due to a shareholder	23,899	-
Accrued expenses	10,411	-
Accrued compensation	2,568,750	-
Tax payable	72,303	-

TOTAL LIABILITIES	2,739,862	-

STOCKHOLDERS’ EQUITY
Preferred stock ($0.00001 par value, 100,000,000 share	-	-
shares authorized, none issued and outstanding)

Common Stock ($0.00001 par value, 500,000,000 shares;	53	53
shares authorized, 5,227,750 shares issued and outstanding)
Additional paid-in capital	52	52
Accumulated other comprehensive income	836,560	789,794
Retained earnings	7,861,187	5,813,348
	8,697,852	6,603,247

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	11,437,714	6,603,247

The annexed notes form an integral part of these financial statements.

CHINA GREEN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

	Year	Year
	ended	ended
	June 30,	June 30,
	2009	2008
	(restated)
Cash flows from operating activities
Net income	3,513,092	5,311,594
Depreciation	527,909	497,585
Increase in accounts receivables	(737,263)	(1,332,143)
Increase in deposit paid for labor service and contract procurement	(3,360,155)	(34,470)
Increase in deposit paid for hotel investment negotiation	(730,120)	(276,434)
Increase in accrued expenses	10,411	-
Increase in accrued compensation	2,568,750	-
Increase in amount due to a shareholder	23,870	-
Increase in tax payable	72,303	-
Increase / (decrease) in amount due to a director	64,278	(898,411)

Net cash from operating activities	1,953,075	3,267,721

Cash flows from investment activities
Investment in a subsidiary	-	(100)
Purchase of plant and equipment	(11,098)	(90,145)

Net cash used in investment activities	(11,098)	(90,245)

Cash flows from financing activities
Proceeds from issuance of common stock	-	105
Repayment of short-term loan	-	(218,694)
Dividend paid	(1,460,240)	(2,958,887)

Net cash used in financing activities	(1,460,240)	(3,177,476)
Net increase in cash and cash equivalents	481,737	-
Effect of foreign currency translation on cash and
cash equivalents	3,235	36,056

Cash and cash equivalents - beginning of year	364,485	328,429

Cash and cash equivalents - end of year	849,457	364,485

The annexed notes form an integral part of these financial statements.

CHINA GREEN, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
AS OF JUNE 30, 2009 AND 2008
(Stated in US dollars)

	Common Stock		Additional paid-in capital	Accumulated other comprehensive	Retained
	Shares	Amount($)	amount($)	income($)	earnings($)	Total($)

Balance, July 1, 2007	100,000	1	-	-	-	1
Share issued for takeover a subsidiary	10,355,000	104	-	-	-	104
Retroactive effect on reverse stock split	(5,227,500)	(52)	52	-	-	-
Retained earnings contributed from a subsidiary	-	-	-	-	3,622,843	3,622,843
Net income	-	-	-	-	5,311,594	5,311,594
Accumulated other comprehensive income contributed from a subsidiary	-	-	-	90,904	-	90,904
Foreign currency translation adjustment	-	-	-	698,890	-	698,890

	5,227,500	53	52	789,794	8,934,437	9,724,336
Dividend paid	-	-	-	-	(3,121,089)	(3,121,089)

Balance, June 30, 2008	5,227,500	53	52	789,794	5,813,348	6,603,247
Balance, July 1, 2008	5,227,500	53	52	789,794	5,813,348	6,603,247
Net income (restated)	-	-	-	-	3,513,092	3,513,092
Foreign currency translation adjustment	-	-	-	46,766	-	46,766

Dividend paid	-	-	-	-	(1,465,253)	(1,465,253)

Balance, June 30, 2009	5,227,500	53	52	836,560	7,861,187	8,697,852

The annexed notes form an integral part of these financial statements.

CHINA GREEN, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2009 AND 2008
(Stated in US dollars)

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

China Green, Inc.  consists of China Green, Inc. (the “China Green” or the “Company”), Glorious Pie Limited (the “Glorious Pie”) and Earn Bright Development Limited (the “Earn Bright”) (Collectively name as the “Group”).  China Green, Inc. was incorporated in the State of Delaware on July 11, 2008. Glorious Pie Limited was incorporated in the British Virgin Islands on 12 June, 2006, under the International Business Companies Act, British Virgin Islands.  Earn Bright Development Limited, a wholly owned subsidiary of Glorious Pie, was incorporated in Hong Kong on December 17, 2008.

In connection with private placement of the Company completed in July 2009, the Company issued 332,000 shares of our common stock to 296 Investors at $1.50 per share for an aggregate purchase price of $498,000.

On August 13, 2009, the Company closed a share exchange and stock purchase transaction by issuing 10,355,000 shares of its common stock in exchange for 100% of the outstanding common stock of Glorious Pie.  This transaction was accounted for as a reverse acquisition and resulted in Glorious Pie becoming the accounting acquirer, whereby the historical financial statements of China Green have become those of Glorious Pie.

On March 10, 2010, the Board of Directors of the Company adopted resolutions approving a Reverse Stock Split on the basis of one share for every two outstanding shares. The number of shares of the Company’s common stock issued and outstanding had been reduced from 10,455,000 to 5,227,500.

In conjunction with the merger and recapitalization of Glorious Pie, Glorious Pie’s 100 issued and outstanding common stocks were reclassified into common stock of China Green.

The Group is engaged in developing its model in the areas of hospitality facilities and large scale landscape architecture and engineering.  The Group is specialized on providing greenery services to greenery construction projects in China, including, but not limited to, design advice, trading and quality control service of seed, provision of seedling and performance arrangement of greenery engineering and plantation.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)     Basis of presentation and consolidation

The accompanying consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with generally accepted accounting principles in the United States of America for consolidated financial information.

The consolidated financial statements are prepared on the basis with assumption the reverse merger was undergone at the beginning of July 1, 2007.  The historical consolidated financial statements of the Company will be those of China Green, Inc. and of the consolidated entities from the July 1, 2007, the date of merger, and subsequent.

The consolidated financial statements for the Company for the year ended June 30, 2009 and 2008, include the financial statements of China Green, Inc., its 100% owned subsidiary, Glorious Pie Limited, and its wholly owned subsidiary, Earn Bright Development Limited.   Inter-company transactions and balances are eliminated in consolidation.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

a)     Basis of presentation and consolidation (continued)

In connection with the reverse acquisition and recapitalization, all share and per share amounts will be retroactively restated.

In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the year ended June 30, 2009 and 2008 have been made.  Results for the year ended June 30, 2009 and 2008 presented are not necessarily indicative of the results that might be expected for the entire fiscal year.  These financial statements should be read in conjunction with the consolidated financial statements and the notes included in the 2008 and 2009 annual report filed with the Securities and Exchange Commission.

As of June 30, 2009, the particulars of the subsidiaries are as follows:

Name of company	Place of incorporation	Date of incorporation	Attributable equity interest	Issued capital

Glorious Pie Limited	British Virgin Islands	June 12, 2006	100%	US$100

Earn Bright Development Limited	Hong Kong	December 17, 2008	100%	US$0.128 (HK$1)

b)     Use of estimates

In preparing of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year.  These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of plant and machinery.  Actual results could differ from those estimates.

c)     Cash and Cash Equivalents

The Group considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.  As of June 30, 2009 and 2008, there were cash and cash equivalents of $849,457 and $364,485 respectively.

d)     Accounts Receivable

Accounts receivable are recorded at the invoiced amount, net of allowances for doubtful accounts.  The Group recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility.  An allowance for doubtful accounts is maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience.  An additional reserve for individual accounts is recorded when the Group becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position.  If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

e)  Accounting for the Impairment of Long-Lived Assets

In accordance with ASC 360, Property Plant and Equipment, the Group tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. At June 30, 2009, the Group did not recognize an impairment loss.

f)  Plant and Equipment

Plant and equipment, other than construction in progress, are stated at cost less depreciation and amortization and accumulated impairment loss.

Plant and equipment are carried at cost less accumulated depreciation.  Depreciation is provided over their estimated useful lives, using the straight-line method.  Estimated useful lives of the plant and equipment are as follows:

Equipment and machinery	5 years
Furniture & fixtures	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.  The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

Management considers that we have no residual value for plant and equipment.

g)  Fair value of Financial Instruments

The carrying values of the Group’s financial instruments, including cash and cash equivalents, accounts receivables, other receivables and prepayments, accounts payables, and other accrued liabilities their fair values due to the short-term maturity of such instruments.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

h)  Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Occasional transactions may occur in Hong Kong dollar and Renminbi (RMB). Management has adopted ASC 740 Foreign Currency Translation Matters.  Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

The functional currency of the wholly-owned subsidiaries is the RMB and Hong Kong dollar respectively. The financial statements of the subsidiary are translated to United States dollars in accordance with ASC 740 using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity. Foreign currency transaction gains and losses are included in current operations.

	2009	2008
Month end RMB : US$ exchange rate	6.825	6.859
Average year RMB : US$ exchange rate	6.848	7.235

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

i)  Revenue Recognition

Greenery construction revenue

The Group accepts contracts on a fixed price basis. Revenue from fixed price construction contracts are recognized on the percentage-of-completion method measured by the ratio of costs incurred to date to the estimated total cost s to be incurred for each contract. Revenue from unit price contracts and service agreements are recognized as services are performed.

Contract costs include all direct material, direct labor, subcontractor costs and other indirect costs related to contract performance, such as supplies, tools and equipment maintenance. General and administrative costs are charged to expense as incurred.

Greenery maintenance revenue

The Group accepts contracts on a fixed price basis. Revenue are recognized on fixed price greenery maintenance contracts in straight-line basis over the contracted period except in those circumstances in which sufficient historical evidence indicated that the costs of performing services under the contract are incurred on other than a straight-line basis.

Contract costs include all direct material, direct labor, subcontractor costs and other indirect costs related to contract performance, such as supplies, tools and equipment maintenance. General and administrative costs are charged to expense as incurred.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Hotel management revenue

The Group accepts contracts on service agreement basis. Revenue from service agreements are billed monthly based on certain percent of gross revenue generated by operating activity of the client.”

j)  Cost of revenue

Greenery construction and maintenance

Regarding the trading of seeding and provision of greenery construction and greenery maintenance projects, the respective cost of revenue consists primarily of material costs, labor cost, subcontracting expenses, and related expenses, which are directly attributable to the greenery construction projects.

Hotel management

Regarding the design and consulting services to the hotel facilities, the respective cost of revenue includes the consulting expenses in professional staff involved and the design and consulting fee with other third-party experts, and also the depreciation expenses on those fixtures and movable assets being placed with the hotel by the Group.

k)  Income Taxes

The Group adopts ASC Topic 740, “Income Taxes”, regarding accounting for uncertainty in income taxes which prescribes the recognition threshold and measurement attributes for financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. In addition, the guidance requires the determination of whether the benefits of tax positions will be more likely than not sustained upon audit based upon the technical merits of the tax position. For tax positions that are determined to be more likely than not sustained upon audit, a company recognizes the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement in the financial statements. For tax positions that are not determined to be more likely than not sustained upon audit, a company does not recognize any portion of the benefit in the financial statements. The guidance provides for de-recognition, classification, penalties and interest, accounting in interim periods and disclosure.

For the years ended June 30, 2009 and 2008, the Company did not have any interest and penalties associated with tax positions. As of June 30, 2009 and 2008, the Company did not have any significant unrecognized uncertain tax positions.

l)  Comprehensive Income

ASC 220, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

m)  Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

n)   Segment reporting

ASC 280, "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

During the years ended June 30, 2009 and 2008, the Company is organized into three main business segments: greenery construction consulting, greenery maintenance and hotel management.

Greenery consulting services generally include landscape planning and design, concept applications, selection and provision of seedling, performance targeting and benchmarking, plantation management and quality control. Based on our assessment of a potential project’s sophistication, we would either directly implement our project plans or outsource services to selected subcontractors.

Greenery maintenance consulting services includes maintaining environment condition of the projects which has been completed by us in the past.

Hotel management services include applying eco-engineering concepts to renovate the Carnival City Hotel and the Health City Hotel located in Dongguan into eco-friendly hotels. The Group’s consulting plans generally include site assessment, energy optimization applications, resource efficiency planning, material selection and equipment installation.

The detail disclosure on segment information is set out in note 10 in the financial statement.

o)  Earnings per share

The Group computes net earnings (loss) per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of June 30, 2009 and 2008, the Group had no common stock equivalents that could potentially dilute future earnings per share.

p) Share base compensation

In accordance with ASC 718, Compensation – Stock Based Compensation, the Group accounts for share-based payments using the fair value method. Common shares issued to third parties for non-cash consideration are valued based on the fair market value of the good or services provided or the fair market value of the common stock on the measurement date, whichever is more readily determinable.

3.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following:

	As of	As of
	June 30,	June 30,
	2009	2008
	$	$

Cash at bank	458,729	-
Cash on hand	390,728	364,485
	849,457	364,485

4.	ACCOUNTS RECEIVABLES

Accounts receivables consist of the following:

	As of	As of
	June 30,	June 30,
	2009	2008
	$	$
Accounts receivables related to:

Hotel facilities	522,113	210,566
Greenery construction projects	3,909,385	3,013,869
Greenery maintenance projects	605,479	1,051,301
	5,036,977	4,275,736

At the balance sheet date, most of the accounts receivables were related to greenery construction projects and their credit year is usually ranged from 90 days to 180 days.

5.	DEPOSIT PAID FOR CONTRACT PROCUREMENTS

Main contractors require the company to put escrow money during negotiation of contract.  Once the contract is successfully bided, the escrow money will be kept by the contractors until the contract has been completed. If the bid fails, the escrow money will be refunded immediately.

6.	DEPOSIT PAID FOR HOTEL INVESTMENT NEGOTIATION

The Group has placed the following amount of deposit being held in escrow by the counter-party for the negotiation for acquiring certain equity interest of the hotel facilities located hereunder as at June 30, 2009 and 2008 which gives comfort to the negotiating party that the Group shows its financial strength and capability to get the acquisition closed if the acquisition deal is reached:

	As of	As of
	June 30,	June 30,
Deposit for hotel investment negotiation	2009	2008
	$	$
Location:
(1) Dongguan City, Changan Town,
Xin Min Administration Region,	293,051	291,588
Jianan Road Section

(2) Chang An Di Ying Hotel
Dongguan City, Changan Town,
Zhenan Road and Xiabian Road Section	293,051	-

(3) Jin Ye Hotel
Guangzhou City, Huan Shi Dong Road,
Section No. 422	439,575	-

	1,025,677	291,588

7.	PLANT AND EQUIPMENT, NET

Plant and equipment and being part of hotel facilities and consist of the following:

	As of	As of
	June 30,	June 30,
	2009	2008
At cost	$	$
Balance at beginning of year	2,624,306	2,279,023
Acquisition during the year	11,136	90,145
Exchange difference	13,167	255,138

Balance at end of year	2,648,609	2,624,306

Less: Accumulated depreciation
Balance at beginning of year	1,030,705	455,805
Charge for the year	527,909	497,585
Exchange difference	6,984	77,315

Balance at end of year	1,565,598	1,030,705

Net book value
As at June 30, 2009 and 2008	1,083,011	1,593,601

Management considers that there are no residual value for plant and equipment.

8.	AMOUNT DUE TO A DIRECTOR / SHAREHOLDER

The amounts represent unsecured, interest free and have no fixed repayment terms.

9.	STOCKHOLDERS’ EQUITY

On the date of inception, the China Green, Inc. issued its President and Director 100,000 shares of common stock at par value USD0.00001 as the founder shares as compensation for the services that he rendered in connection with the Company’s incorporation.

On the date of merger, China Green, Inc. acquired all of the issued and outstanding common stock of Glorious Pie Limited by issuing 10,355,000 common shares at par value USD0.00001 to the Glorious Pie Limited shareholder under a Share Exchange and Stock Purchase Agreement with Glorious Pie Limited.

As of June 30, 2009, the Company has 500,000,000 shares of common stock authorized and 10,455,000 shares of common stock issued and outstanding.

 Stockholders’ equity is as follows:

	Common Stock
	Shares	Amount($)
			Total($)
As of date of Inception	100,000	1	1
Share issued for takeover a subsidiary	10,355,000	104	104

	10,455,000	105	105
2:1 reverse stock split	(5,227,500)	(52)	(52)

As of June 30, 2009 and 2008	5,227,500	53	53

The Company effectuated a 2:1 reverse stock split during the quarter ended March 30, 2010. The Company has 500,000,000 shares of common stock authorized and 5,227,500 shares of common stock issued and outstanding. All statements are reversely stated in accordance with SAB Topic 4C.

10.	BUSINESS SEGMENT

The Group is engaged in provision of designing and consulting services in hotel facilities and also involved in provision of engineering services to greenery construction and maintenance projects, which include, but is not limited to, provision of seedling and skillful workers to those construction projects.

Segment information is disclosed in accordance to ASC 250, “Disclosures about Segments of an Enterprise and Related Information” as below:

	Greenery		Greenery
	Construction Project		Maintenance Works		Hotel Facilities		Total
	Year ended		Year ended		Year ended		Year ended
	Jun 30,		Jun 30,		Jun 30,		Jun 30,
	2009	2008	2009	2008	2009	2008	2009	2008
	$	$	$		$		$	$
Revenue from
external customers	6,355,401	4,420,439	2,413,630	2,029,751	2,907,110	2,832,091	11,676,141	9,282,281

Gross profit	2,554,433	1,561,541	1,384,761	1, 444,158	2,320,791	2,334,506	6,259,985	5,340,205

	As of		As of		As of		As of
	Jun 30,		Jun 30,		Jun 30,		Jun 30,
	2009	2008	2009	2008	2009	2008	2009	2008
	$	$	$		$	$	$	$
Segment non-
current assets	-	-	-	-	1,083,011	1,593,601	1,083,011	1,593,601

Segment current assets (excluding
cash and cash equivalents)	6,825,404	2,800,114	1,132,052	1,051,305	1,547,790	793,742	9,505,246	4,645,161

11.	COST OF SERVICES

Details of cost of services are summarized as follows:

	Year	Year
	ended	ended
	June 30,	June 30,
	2009	2008
	$	$

Depreciation	527,909	497,585
Repair and maintenance	58,410	-
Subcontracting charges	1,640,308	1,046,151
Material cost	2,769,008	2,132,713
Professionals and related costs	39,208	-
Other construction costs	381,313	265,627

	5,416,156	3,942,076

12.	GENERAL AND ADMINISTRATIVE EXPENSES

Details of general and administrative expenses are summarized as follows:

	Year	Year
	ended	ended
	June 30,	June 30,
	2009	2008
	(restated)
	$	$

Audit fee	16,500	-
Computer expenses	3,780	3,456
Electricity and water	1,506	-
Filing fee	2,605	968
Legal and professional fee	48,426	-
Preliminary expenses	-	2,764
Sundry expenses	6,967	-
Travelling	5,672	2,764
Telephone	3,108	2,073
Provision for share-based compensation1 (note 13)	2,568,750	-
Wages and salaries2	17,523	16,586

	2,674,837	28,611

1 Fair value of compensation to top executive was comprised as follows:

	Year	Year
	ended	ended
	June 30,	June 30,
	2009	2008

	$	$

Mr. Wong Wa Kei (note 13)	381,249	-

	381,249	-

2 This excludes the fair value of services rendered by Mr. Tai as follows:

	Year	Year
	ended	ended
	June 30,	June 30,
	2009	2008

	$	$

Mr. Tai Chi Yip, the director of Glorious Pie Limited	50,000	50,000

	50,000	50,000

Mr. Tai possesses no rights to reclaim the difference between the fair value estimate of $50,000 and the contracted salary of $1 at any time in the future.

13.	SHARE BASED COMPENSATION AND ACCRUED COMPENSATION

Common stock issued:

During the year ended June 30, 2009, the Company had entered into various stock-based compensation agreements for services received relating to management and consulting services and as compensation to the Company’s director and consultants. The fair value of provision for share-based compensation as follows:

	As of	As of
	June 30,	June 30,
	2009	2008
	(restated)
	$	$

Wa Kei Anthony Wong (i)	381,249	-
Pak Fai Philip Wong, Man Kit Brian Leung, Ka Hing Aurona Wong and Ying Hung Bernadette Wong (ii)	2,187,501	-

Provision for share based compensation expense	2,568,750	-

(i)   Stock based compensation to employee

On August 12, 2009, 127,083 shares of common stock were issued to Wa Kei Anthony Wong, acted as the director of the Company during the fiscal year June 30, 2009, $0.00001 per share, as compensation regarding to provision of management service which has been completed on June 30, 2009. The stocks were measured at fair market value $3.0 per share on the dates of granted based upon the offering price of the Company’s common stock in the Regulation S offering completed in August 13, 2009. The aggregate fair value of the 127,083 shares of common stock granted was $381,249.

(ii) Stock based compensation to non-employee

On August 12, 2009, 312,500, 62,500, 177,083 and 177,083 shares of common stock were issued to Pak Fai Philip Wong, Man Kit Brian Leung, Ka Hing Aurona Wong and Ying Hung Bernadette Wong, $0.00001 per share, as compensation regarding to provision of corporate consultation service during the fiscal year June 30, 2009, valued at fair market value $3.0 per share on the date of granted based upon the offering price of the Company’s common stock in the Regulation S offering completed in August 13, 2009. The aggregate fair value of the 729,166 shares of common stock granted was $2,187,501.

14.	TAXATION

Income/ (loss) before tax consisted of the following:

	Year ended	Year ended
	June 30,	June 30,
	2009	2008
	$	$

United States (a)	(2,593,031)	-
PRC (b)	6,178,179	5,311,594
Hong Kong (c)	-	-
BVI (d)	-	-
	3,585,148	5,311,594

Component subjected to tax expense (benefit) consisted of the following:

	Year ended	Year ended
	June 30,	June 30,
	2009	2008
	$	$

United States	-	-
PRC (b) (i)	1,250,719	-
Hong Kong	-	-
BVI	-	-
	1,250,719	-

Tax expense consisted of the following:

	Year ended	Year ended
	June 30,	June 30,
	2009	2008
	$	$

United States	-	-
PRC (b) (iv)	72,056	-
Hong Kong	-	-
BVI	-	-
	72,056	-

a.	United States Tax

The Company has a net operating loss carry forward at June 30, 2009 for tax purposes totaling $2,593,031, expiring through the year 2028. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

	As of	As of
	June 30,	June 30,
	2009	2008
	(restated)
	$	$
Gross deferred tax assets:
Net operating loss carry forwards	881,630	-

Total deferred tax assets	881,630	-
Less: valuation allowance	(881,630)	-

Net deferred tax asset recorded	-	-

The valuation allowance at June 30, 2008 was $Nil. The net change in valuation allowance during the year ended June 30, 2009, was an increase of $881,630.   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the years in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of June 30, 2009.

The actual tax benefit differs from the expected tax benefit for the year ended June 30, 2009 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) as follows:

	Year	Year
	ended	ended
	June 30,	June 30,
	2009	2008
	$	$
Expected tax expense (benefit) – Federal	(881,630)	-
Change in valuation allowance	881,630	-

Actual tax expense (benefit)	-	-

b.	PRC Tax

PRC’s legislative body, the National People’s Congress, adopted the unified Enterprise Income Tax (“EIT”) Law on March 16, 2007. This new tax law replaces the existing separate income tax laws for domestic enterprises and foreign-invested enterprises and became effective on January 1, 2008. However, there will be a transition year for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities. Enterprises 25% may continue to enjoy the lower rate and will transit into the new rate over a five year beginning on the effective date of the EIT Law. Enterprises that are currently entitled to exemptions for a fixed term may continue to enjoy such treatment until the exemption term expires. Preferential tax treatments may continue to be granted to industries and projects that qualify for such preferential treatments under the new law. The tax exemption was terminated on January 2, 2009. The estimated tax savings for the six months ended December 31, 2008 amounted to $107,108. If the income tax had been applied, the basic and diluted earning per share would have been decreased by $0.02 per share for the year ended June 30, 2009.

Under the new EIT Law, the withholding tax mechanism for non-resident enterprises was retained from the previous separate income tax laws. It was stated that EIT payable by non-resident enterprises on its PRC-sourced income should be withheld at source and the payer shall be the withholding agent. The withholding agent shall withhold the tax from the amount paid or payable at the time the amount is paid or becomes due. As a general business practice for non-resident enterprises that generate PRC-sourced income, Glorious Pie Limited has received its revenues from its clients (which include government landscaping contractors and hotel operators) on a net of withholding tax basis.

Certain assets were transferred from Glorious Pie Limited to Earn Bright Development Limited over the reporting period to facilitate the management’s intention to seek for external funding in Hong Kong. Earn Bright Development Limited was entitled to certain percentages of revenues generated by Glorious Pie Limited through its hotel consulting operations over the corresponding periods. Although Earn Bright Development Limited receives net of withholding tax revenues from the hotel operators via Glorious Pie Limited, the lack of direct contractual relationship between Earn Bright Development Limited and the hotel operators may lead to the view by PRC tax authorities that Earn Bright Development Limited may directly subject to PRC taxes on its PRC-sourced income since March 8, 2009. For the sake of prudence, we, as the auditor, determined that it was necessary to include tax provisions for Earn Bright Development Limited’s PRC-sourced income. As all businesses in Earn Bright Development Limited operate under the Closer Economic Partnership Arrangement (CEPA) between the PRC and Hong Kong, its PRC-sourced income was subject to a 5% Business Tax and a 7% Enterprises Income Tax.

(i) The components subjected to tax expense (benefit) consisted of the following:

	Year ended	Year ended
	June 30,	June 30,
	2009	2008
	$	$

Business Tax (b) (ii)	774,733	-
Enterprises Income Tax (b) (ii)	475,986	-

	1,250,719	-

(ii) Calculation for component subjected to Business Tax and Enterprises Income Tax consisted of followings:

	Year ended June 30,	Year ended June 30,
	2009	2008
	$	$

Turnover for the year	11,676,141	9,282,281
Less: Net of withholding turnover by greenery projects	(8,769,031)	(6,450,190)
Net of withholding turnover by hotel consulting	(2,132,377)	(2,832,091)

Turnover subject to provision for Business Tax	774,733	-
Less: Costs and expenses1	(298,747)	-

Income subject to provision for Enterprises Income Tax	475,986	-

1 Costs and expenses include depreciation, repair and maintenance, legal and professional costs, and miscellaneous.

(iii) Income Tax Expense and provision for tax liability stated in balance sheet for the year at the statutory tax rate of applicable under PRC tax jurisdiction

	Year ended June 30,	Year ended June 30,
	2009	2008
	$	$

Business Tax at 5% of (b) (ii)	38,737	-
Enterprises Income Tax at 7% of (b) (iii)	33,319	-

Income tax expense	72,056	-

The Company did not have provision for income taxes due to the income tax exemption for the year ended June 30, 2008 and first six months ended on December 31, 2008.  The tax exemption has being terminated since January 2, 2009. The estimated tax savings for the year ended June 30, 2008 and first six months ended December 31, 2008 amounted to $116,868 and $107,108 respectively. If the income tax had been applied, the basic and diluted earnings per share would have decreased by $0.01 and $0.01 per share for the year ended June 30, 2008 and 2009 respectively.

c.	Hong Kong Tax

Earn Bright Development Limited has not been carrying out any business activity in Hong Kong and Earn Bright Development Limited is not subjected to Hong Kong profit tax as there is no assessable profit for the year ended June 30, 2009.

d.	BVI Tax

Glorious Pie Limited is subjected to British Virgin Island (BVI) tax law. The Management of Glorious Pie Limited determined that the company did not operate in BVI and therefore is not subject to BVI tax. Therefore, Glorious Pie Limited did not incur any BVI tax during the years presented.

A reconciliation of the statutory U.S. federal tax rate and effective tax rate is as follows:

	Year ended June 30,		Year ended June 30,
	2009		2008
	$		$

Tax expense at statutory rate - US	34.00%		34.00%
Earning in jurisdictions taxed at rate different from statutory rate in US	(22.00%	)	(9.00%	)
Income withheld under PRC Tax jurisdiction	(10.84%	)	(25.00%	)
Effective tax rate	1.16%		0.00%

The deferred tax asset and liability has not been recognized because no valuation allowance to be established for the year ended June 30, 2009 and June 30, 2008.

15.	COMMITMENTS AND CONTINGENCIES

There are no foreseeable commitments or contingencies for the year ended June 30, 2009.

16.	SIGNIFICANT CONCENTRATIONS

Customers and credit concentrations

The Group’s revenue derived from major customers for the year ended June 30, 2009 and 2008 are as follows:

		2009		2008
	Note	$	%	$	%

Dongguan Carnival City Hotel	15a	2,907,038	25	2,832,091	30

Note 15a:
The Group has a Design and Consulting Agreement with the above hotel in June 19, 2006 with a tenure of seven years, with sharing of 35% of its gross revenue which attributes to all the segmental revenue derived from its Hotel design and Consulting Agreement. The Group is now negotiating with other hotels for potential business opportunities to further diversify this risk of overconcentration in one hotel.

Dongguan City Xin Yue An Garden Greenery Co. Limited	15b	1,336,778	11	1,265,937	14
Dongguan City Bi Man Yuan Garden Greenery Engineering Co. Limited	15b	393,740	3	1,141,242	12
Dongguan City Lu Yi Garden Greenery Engineering Co. Limited	15b	222,275	2	834,377	9
Changan Town Construction Engineering Limited		-	-	645,860	7
Dongguan City Jia Ye Garden Greenery Engineering Limited	15b	183,668	2	624,109	7
Dongguan City Urban District Garden Greenery Engineering Limited		-	-	571,285	6
Dongguan City Garden Greenery Engineering Limited	15b	1,076,926	9	1,367,380	15
Henam District Huanghe River Garden Greenery Engineering Co. Ltd	15b	1,931,576	17	-	-
Mu Dan Jiang City Civil Engineering Contruction Co. Limited	15b	3,624,140	31	-	-
		11,676,141	100	9,282,281	100
Note 15b:
The whole list of top customers on greenery construction projects and seed trading has provided the Group with 8 contracts with an aggregate Contract Revenue of RMB60,051,992 (US$8,769,103) for year ended June 30, 2009. The Group has considered there is no single customer being dominant in the provision for such revenue to the Group and the Group would continue to diversify its greenery projects source from any other sources to mitigate any possible overconcentration risk in certain customers.

17.        RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2009, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 168 (ASC 105), The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles – a Replacement of FASB Statement No. 162. The Codification will become the source of authoritative U.S. generally accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative.  This statement is effective for financial statements issued for interim and annual years ending after June 15, 2009 (our year ended June 30, 2009).  We are currently unable to determine what impact the future application of this pronouncement may have on our financial statements.

In June, 2009, the FASB issued SFAS No. 167 (ASC 810-10-051), Amendments to FASB Interpretation No. 46(R).  This statement is a revision to FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, and changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.  The statement is effective at the start of a company’s first fiscal year beginning after November 15, 2009 (our fiscal year beginning July 1, 2010), or January 1, 2010 for companies reporting on a calendar year basis.  We currently are unable to determine what impact the future application of this pronouncement may have on our financial statements.

In June, 2009, the FASB issued SFAS No. 166 (ASC 860), Accounting for Transfers of Financial Assets – an Amendment of FASB Statement No. 140.  This statement is a revision to Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require more information about transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets.  It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures.  The statement is effective at the start of a company’s first fiscal year beginning after November 15, 2009 (our fiscal year beginning July 1, 2010), or January 1, 2010 for companies reporting on a calendar year basis.  We currently are unable to determine what impact the future application of this pronouncement may have on our financial statements.

In May 2009, the FASB issued SFAS No. 165 (ASC 855), “Subsequent Events.”  This Statement sets forth: 1) the year after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; 2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and 3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.  This Statement is effective for interim and annual years ending after June 15, 2009.  The Group adopted this Statement in the year ended June 30, 2009. This Statement did not impact the consolidated financial results.

17.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Group Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.”  We do not currently expect the adoption of SFAS 162 to have a material effect on our consolidated results of operations and financial condition.

In May 2008, the FASB issued FSP Accounting Principles Board (‘APB”) 14-1 “Accounting for Convertible Debt instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis.  As we do not have convertible debt at this time, we currently believe the adoption of FSP APB 14-1 will have no effect on our consolidated results of operations and financial condition.

In March 2008, the FASB issued SFAS No.161, “Disclosures about Derivative Instruments and Hedging Activities” (‘SFAS 161”).  SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  The provisions of SFAS 161 are effective for the quarter ending February 28, 2009.  The Group does not expect that the adoption will have a material impact on the Group’s consolidated financial position or results of operations.

In February 2008, the FASB issued FSP FAS 157-2, “Effective Date of FASB Statement No. 157.” FSP FAS 157-2 delayed the effective date of SFAS No. 157 “Fair Value Measurements” from 2008 to 2009 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The adoption of the provisions of SFAS No. 157 related to nonfinancial assets and nonfinancial liabilities on January 1, 2009 did not have a material impact on the Consolidated Financial Statements. See Note 3, “Fair Value,” on pages 10 and 11 for SFAS No. 157 disclosures.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51. SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent (previously referred to as minority interests), and the amount of consolidated net income, be clearly identified, labeled and presented in the consolidated financial statements.  It also requires once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value.  Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners as components of equity.  It is effective for fiscal years beginning after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests.  All other requirements are applied prospectively.  The Group is currently evaluating the impact of SFAS 160 on the Group’s consolidated financial statements.

In December 2007, the FASB issued SFAS 141 (revised 2007), Business Combinations, (“SFAS 141(R)”). SFAS 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations, but also provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired and liabilities assumed arising from contingencies, the capitalization of in-process research and development at fair value, and the expensing of acquisition-related costs as incurred.  SFAS 141(R) is effective for fiscal years beginning after December 15, 2008.  The Group will evaluate how the new requirements could impact the accounting for any acquisitions completed beginning in fiscal 2009 and beyond, and the potential impact on the Group’s consolidated financial statements.

18.	SUBSEQUENT EVENT

Stock Issued for Cash

In connection with our private placement completed in July 2009, the Company issued 166,000 shares of our common stock to 296 Investors at $3.00 per share for an aggregate purchase price of $498,000.

Stock Issued In Share Exchange

Pursuant to the Share Exchange Agreement on August 13, 2009, we issued 5,177,500 shares of our common stock to the Glorious Pie Shareholder in exchange for 100% of the outstanding shares of Glorious Pie.

19	RESTATEMENT

The financial statements have been restated to properly expense of share-based compensation amount $2,568,750 (note 13) to the Company’s director and consultants. The effect on the financial statement is stated as followings:

For the Year Ended June 30, 2009	As Reported	Adjustment	As Restated
	$	$	$
Consolidated Statements of Operations and Other Comprehensive Income

General and administrative expenses	106,087	2,568,750	2,674,837

Income before tax	6,153,898	(2,568,750)	3,585,148

Net income	6,081,842	(2,568,750)	3,513,092

Net Earnings Per Share – Basic and Diluted	1.16	(0.49)	0.67

Weighted Average Shares Outstanding	5,227,500	-	5,227,500

For the Year Ended June 30, 2009	As Reported	Adjustment	As Restated
	$	$	$
Consolidated Balance sheet

Accrued compensation	-	2,568,750	2,568,750

Total current liability and total liability	171,112	2,568,750	2,739,862

Retained earnings	10,429,937	(2,568,750)	7,861,187

For the Year Ended June 30, 2009	As Reported	Adjustment	As Restated
	$	$	$
Consolidated Statement of Cash Flow

Net income	6,081,842	(2,568,750)	3,513,092

Increase in accrued compensation	-	2,568,750	2,568,750

Net cash from operating activities	1,953,075	-	1,953,075

1,400,000 SHARES OF COMMON STOCK

CHINA GREEN, INC.

PROSPECTUS

GRANDVIEW CAPITAL, INC.

Until             , 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

No dealers, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must be relied upon as having been authorized by the company. This prospectus does not constitute an offer to sell or solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of this prospectus.

46A

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED October 1 3 , 2010

1,018,500 SHARES OF COMMON STOCK

CHINA GREEN, INC.

PROSPECTUS

This prospectus relates to the resale by the selling stockholders of up to 1,018,500 shares of our common stock, par value $0.00001, of which (i) 159,750 shares were issued to investors in the Registrant’s private placement in reliance upon Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), that closed on August 13, 2009 (the “Regulation S Private Placement”)(but excluding the 6,250 shares of common stock purchased in the Regulation S Private Placement by Mr. Wei Guo Wang, who subsequent to the closing of the Regulation S Private Placement, became our Chief Financial Officer), (ii) a total of 818,750 shares issued to six individuals and entities as compensation for corporate or business consulting services, and (iii) a total of 40,000 shares issued as partial compensation for legal services, by the existing holders of securities named in this prospectus, referred to as selling stockholders throughout this prospectus. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from the sales by the selling stockholders.

Our shares of common stock are not currently listed or quoted for trading on any national securities exchange or national quotation system.  On August 13, 2010, we applied for the listing of our common stock on the NASDAQ Capital Market under the symbol “CHGN.” We received comments regarding our application on September 10, 2010. We are in the processing of responding to each of the comments issued by NASDAQ.

Since there is currently no public market established for our securities, the selling security holders will sell at a fixed price equal to $5.00. Once, and if, our shares of common stock are quoted on the NASDAQ Capital Market and there is an established market for these resale shares, the selling stockholders may sell the resale shares from time to time at the market price prevailing on the NASDAQ Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The selling security holders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and our profits realized or commissions received may be deemed underwriting commissions.  In addition, we have agreed to indemnify the selling security holders against certain liabilities under the Securities Act.

On ____, 2010, a registration statement under the Securities Act with respect to a best-efforts, minimum/maximum public offering by us underwritten by Grandview Capital, Inc. of up to 1,400,000 shares of common stock was declared effective by the Securities and Exchange Commission.

Dual Prospectuses In This Registration Statement

This Registration Statement includes two separate and distinct prospectuses. In the first prospectus, we are offering and selling up to 1,400,000 shares of our common stock (the “Maximum Amount”). We expect the public offering price of our common stock will be approximately $5.00 per share. The second prospectus relates to the resale by existing holders of our securities of up to 1,018,500 shares of our common stock, par value $0.00001 of which (i) 159,750 shares were issued to investors in the Registrant’s Private (but excluding the 6,250 shares of common stock purchased in the Regulation S Private Placement by Mr. Wei Guo Wang, who subsequent to the closing of the Regulation S Private Placement, became our Chief Financial Officer), (ii) a total of 818,750 shares issued to six individuals and entities as compensation for corporate or business consulting services, and (iii) a total of 40,000 shares issued as partial compensation for legal services. The existing holders obtained their shares through a private offering whereby the shares were offered at $3.00 per share. The expected $2.00 increase in value is to account for the intrinsic value inherent in being a publicly traded company evidenced by the increase in the Company’s liquidity. It is possible for new investors to purchase our common shares at a price lower than the expected $5.00 per share if they are able to purchase such shares from an existing holder whose shares were issued at $3.00 per common share.
.

The purchase of the securities involves a high degree of risk. See section entitled “Risk Factors” beginning on page 8.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2010

47A

[RESALE PROSPECTUS ALTERNATE PAGE]

CHINA GREEN, INC.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

48A

[RESALE PROSPECTUS ALTERNATE PAGE]

The Offering

Common stock offered by selling stockholders	1,018,500 shares (1)
Common stock outstanding	6,514,750 shares
Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

(1)
Includes (i) 159,750 shares issued to investors in the Regulation S Private Placement, which excludes the 6,250 shares of common stock purchased by Mr. Wei Guo Wang, our Chief Financial Officer, (ii) a total of 818,750 shares issued to six individuals or business entities as compensation for corporate or business consulting services; and (iii) a total of 40,000 shares issued as partial compensation for legal services.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders name in the Resale Prospectus. All of the net proceeds from the resale of our common stock will go to the selling stockholders.  We have agreed to bear the expenses relating to the registration of the common stock for the selling stockholders.

SELLING STOCKHOLDERS

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

•	the number of shares owned by each stockholder prior to this offering;
•	the percentage owned by each stockholder prior to completion of the offering;
•	the total number of shares that are to be offered for each stockholder;
•	the total number of shares that will be owned by each stockholder upon completion of the offering; and
•	the percentage owned by each stockholder upon completion of the offering.

Except as indicated in the footnotes to the table below, each of the selling stockholders acquired the shares in the private placement:

Name	Shares Beneficially Owned prior to Offering	Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering	Shares to be Offered for Sale hereby	Number of Shares of Common Stock Beneficailly Owned after Completion of the Offering	Percent Beneficially Owned after Offering
Sin Charn Tsuen	6,250	*	6,250	0	0%
Yip Sze Na	1,250	*	1,250	0	0%
Guan Liang	500	*	500	0	0%
Frankie Fong ar-tak	500	*	500	0	0%
Wenjing Xia	500	*	500	0	0%
Fei Yin	500	*	500	0	0%
Wenguang Lin	500	*	500	0	0%
Tam Mei Wa	500	*	500	0	0%
Sin Wing Ngor, Doris	500	*	500	0	0%
Lei Cao	500	*	500	0	0%
Shuchen Li	500	*	500	0	0%
Meng Hua	500	*	500	0	0%
Tang Siu Ying	500	*	500	0	0%
Fong Kit Yin	500	*	500	0	0%
Chiu Chui Yee, Jessie	6,250	*	6,250	0	0%
Koo Shuk Kwan	500	*	500	0	0%
Raymond Choi Chi Chung	500	*	500	0	0%
Mak Hin Chor	500	*	500	0	0%
Loh Wai Ying, Cystal	500	*	500	0	0%
Hui Yiu Siu Chun	500	*	500	0	0%

49A

Lau Hau Ling	500	*	500	0	0%
Ma Ah Mok	500	*	500	0	0%
Wong Chau Nu, Rosa	500	*	500	0	0%
Chan Ka Pun	500	*	500	0	0%
Leung Hon Wing	500	*	500	0	0%
Hung Wai Shing	500	*	500	0	0%
Zhenyun Gu	500	*	500	0	0%
Minluo Su	500	*	500	0	0%
Hao Shen	500	*	500	0	0%
Weiqi Wu	500	*	500	0	0%
Xuhua Yang	500	*	500	0	0%
Weibin Huang	500	*	500	0	0%
Mingyu Li	500	*	500	0	0%
Kunhua Huang	500	*	500	0	0%
Xinyi Ju	500	*	500	0	0%
Changshun Peng	500	*	500	0	0%
Wuyue Yang	500	*	500	0	0%
Tingting He	500	*	500	0	0%
Hongcheng Min	500	*	500	0	0%
Baozhu Feng	500	*	500	0	0%
Jianrong Liang	500	*	500	0	0%
Xinfu Huang	500	*	500	0	0%
Yanan Zhang	500	*	500	0	0%
Bolan He	500	*	500	0	0%
Zhaoqin Zhang	500	*	500	0	0%
Fang Han	500	*	500	0	0%
Meiling Xiang	500	*	500	0	0%
Jianguo Li	500	*	500	0	0%
Caijin He	500	*	500	0	0%

50A

Huiqin Su	500	*	500	0	0%
Suoyin Sun	500	*	500	0	0%
Xiangxin Guo	500	*	500	0	0%
Quan Huang	500	*	500	0	0%
Congshan Wu	500	*	500	0	0%
Xiangling Ding	500	*	500	0	0%
Ting Xu	500	*	500	0	0%
Baoguang Cai	500	*	500	0	0%
Huiping Chen	500	*	500	0	0%
Zhiming Lu	500	*	500	0	0%
Bin Li	500	*	500	0	0%
Weishao Huang	500	*	500	0	0%
Dujie Li	500	*	500	0	0%
Deyong Zhang	500	*	500	0	0%
Guangliang Su	500	*	500	0	0%
Qingxin Liao	500	*	500	0	0%
Yijun Huang	500	*	500	0	0%
Canqin Li	500	*	500	0	0%
Linqing Mai	500	*	500	0	0%
Weichao Mo	500	*	500	0	0%
Pingkun Zeng	500	*	500	0	0%
Jianming Liao	500	*	500	0	0%
Shuiping Zhang	500	*	500	0	0%
Chuanlu Chen	500	*	500	0	0%
Jianping Ye	500	*	500	0	0%
Jin Peng	500	*	500	0	0%
Deren Long	500	*	500	0	0%
Zewu Zhou	500	*	500	0	0%
Wenjun Yang	500	*	500	0	0%
Yong Yang	500	*	500	0	0%
Yong Cao	500	*	500	0	0%
Renwei Li	500	*	500	0	0%
Qibin Cai	500	*	500	0	0%
Zhenghua Zhang	500	*	500	0	0%
Hantian Huang	500	*	500	0	0%
Jingquan Huang	500	*	500	0	0%
Tao Zhang	500	*	500	0	0%
Yiqiang Tan	500	*	500	0	0%

51A

Kun Huang	500	*	500	0	0%
Riguang Deng	500	*	500	0	0%
Guoxiong Li	500	*	500	0	0%
Xuhua Li	500	*	500	0	0%
Suoyin Sun	500	*	500	0	0%
Guihong Tan	500	*	500	0	0%
Yongping Lin	500	*	500	0	0%
Boshan He	500	*	500	0	0%
Jining Dong	500	*	500	0	0%
Qifu Lu	500	*	500	0	0%
Taiguang Liang	500	*	500	0	0%
Yong Luo	500	*	500	0	0%
Yunhui Lai	500	*	500	0	0%
Wenjun Long	500	*	500	0	0%
Zejiang He	500	*	500	0	0%
Qiaoying Yu	500	*	500	0	0%
Fujun Guo	500	*	500	0	0%
Hai Luo	500	*	500	0	0%
Lianfei Fu	500	*	500	0	0%
Dexiang Tan	500	*	500	0	0%
Yuesheng Xiaozheng	500	*	500	0	0%
Yuanyong Huang	500	*	500	0	0%
Ling Yang	500	*	500	0	0%
Xiaoying Zhang	500	*	500	0	0%
Dali Zeng	500	*	500	0	0%
Jieru Lin	500	*	500	0	0%
Yinhuan Chen	500	*	500	0	0%
Ruian Li	500	*	500	0	0%
Jinming Sun	500	*	500	0	0%
Changshun Peng	500	*	500	0	0%
Xiang Ding	500	*	500	0	0%
Yan Liu	500	*	500	0	0%
Xiaokang Cai	500	*	500	0	0%
Yongheng Chen	500	*	500	0	0%
Jianwei Dong	500	*	500	0	0%
Chengyun Liu	500	*	500	0	0%
Tingting Ge	500	*	500	0	0%
Liying Liang	500	*	500	0	0%

52A

Caiying He	500	*	500	0	0%
Yan Zeng	500	*	500	0	0%
Xiaocui Liang	500	*	500	0	0%
Qing Liang	500	*	500	0	0%
Hongyan Wang	500	*	500	0	0%
Jianxin Huang	500	*	500	0	0%
Yifa Qin	500	*	500	0	0%
Yingxin Qin	500	*	500	0	0%
Zhenyou Liang	500	*	500	0	0%
Meifang He	500	*	500	0	0%
Qingrong Lin	500	*	500	0	0%
Zhaobo Du	500	*	500	0	0%
Feng Gao	500	*	500	0	0%
Yueyang Peng	500	*	500	0	0%
Feng Tian	500	*	500	0	0%
Jiao Chen	500	*	500	0	0%
Qinghai Zhan	500	*	500	0	0%
Hanmei Zhang	500	*	500	0	0%
Hui Gong	500	*	500	0	0%
Tingting Pu	500	*	500	0	0%
Meijuan Chen	500	*	500	0	0%
Yuping Lu	500	*	500	0	0%
Chunyan Wu	500	*	500	0	0%
Xiufeng Yang	500	*	500	0	0%
Kun’e Zhang	500	*	500	0	0%
Feimei Yu	500	*	500	0	0%
Shaofeng Du	500	*	500	0	0%
Zhi Yang	500	*	500	0	0%
Tieqiu Yan	500	*	500	0	0%
Shihong Tang	500	*	500	0	0%
Yao Li	500	*	500	0	0%
Yang Fu	500	*	500	0	0%
Liuqing Yang	500	*	500	0	0%
Weitao Wang	500	*	500	0	0%
Changkun Li	500	*	500	0	0%
Gang Chen	500	*	500	0	0%
Wanbing Li	500	*	500	0	0%
Jinsheng Liang	500	*	500	0	0%

53A

Daqiang Yan	500	*	500	0	0%
Hui An	500	*	500	0	0%
Jiaquan Chen	500	*	500	0	0%
Jing Chen	500	*	500	0	0%
Jiang Yuan	500	*	500	0	0%
Li Yuan	500	*	500	0	0%
Yong Wang	500	*	500	0	0%
Jian Song	500	*	500	0	0%
Taiping Zhong	500	*	500	0	0%
Fusheng Ma	500	*	500	0	0%
Kang Niu	500	*	500	0	0%
Shugai Huang	500	*	500	0	0%
Hua Song	500	*	500	0	0%
Mingjun Song	500	*	500	0	0%
Yongling Wei	500	*	500	0	0%
Huiwei Wang	500	*	500	0	0%
Kun He	500	*	500	0	0%
Bingxin Dai	500	*	500	0	0%
Zijian Huang	500	*	500	0	0%
Yuzhong Huang	500	*	500	0	0%
Pinxing Ke	500	*	500	0	0%
Changhai Hao	500	*	500	0	0%
Yu He	500	*	500	0	0%
Lulang Guo	500	*	500	0	0%
Kanle Ke	500	*	500	0	0%
Bangwu Luo	500	*	500	0	0%
Xiaogen Sun	500	*	500	0	0%
Jibing Shi	500	*	500	0	0%
Xun Ma	500	*	500	0	0%
Yuanyou Chen	500	*	500	0	0%
Ping Wei	500	*	500	0	0%
Fumin Cai	500	*	500	0	0%
Peng Pan	500	*	500	0	0%
Yubin He	500	*	500	0	0%
Yuchun He	500	*	500	0	0%
Fangyuan Peng	500	*	500	0	0%
Laoer Yang	500	*	500	0	0%
Ping Wang	500	*	500	0	0%

54A

Jianqiao Liu	500	*	500	0	0%
Changhua Wang	500	*	500	0	0%
Yinggou He	500	*	500	0	0%
Jiahao Ji	500	*	500	0	0%
Xing Huang	500	*	500	0	0%
Huan He	500	*	500	0	0%
Chenghuan Meng	500	*	500	0	0%
Suizu Yan	500	*	500	0	0%
Guang Hu	500	*	500	0	0%
Jun Lu	500	*	500	0	0%
Li Wang	500	*	500	0	0%
Jie Zhou	500	*	500	0	0%
Tianyi Huang	500	*	500	0	0%
Liangyan Lin	500	*	500	0	0%
Weijie Cheng	500	*	500	0	0%
Qingming Su	500	*	500	0	0%
Shuang Guo	500	*	500	0	0%
Yuhua Shi	500	*	500	0	0%
Can Xu	500	*	500	0	0%
Min Lu	500	*	500	0	0%
Siyan Wang	500	*	500	0	0%
Yanrong Guo	500	*	500	0	0%
Meifang Dai	500	*	500	0	0%
Yan Ren	500	*	500	0	0%
Haiquan He	500	*	500	0	0%
Chaoqun Wan	500	*	500	0	0%
Teng Hu	500	*	500	0	0%
Chengbing Wang	500	*	500	0	0%
Minhua Lin	500	*	500	0	0%
Laping Liao	500	*	500	0	0%
Daohui Zhou	500	*	500	0	0%
Chuanwu Zhong	500	*	500	0	0%
Yawei Li	500	*	500	0	0%
Ye Liu	500	*	500	0	0%
Qing Fu	500	*	500	0	0%
Ao Zheng	500	*	500	0	0%
Pengju Wang	500	*	500	0	0%
Dewei Lu	500	*	500	0	0%

55A

Xiaobo Du	500	*	500	0	0%
Weitao Guan	500	*	500	0	0%
Yu Huang	500	*	500	0	0%
Fuze Guo	500	*	500	0	0%
Chunyan Dong	500	*	500	0	0%
Chunyan Yang	500	*	500	0	0%
Guanghui Li	500	*	500	0	0%
Wei Yuan	500	*	500	0	0%
Bo Hong	500	*	500	0	0%
Yong Hao	500	*	500	0	0%
Yi Cai	500	*	500	0	0%
Enen Wu	500	*	500	0	0%
Zhuqiang Shao	500	*	500	0	0%
Haibin Li	500	*	500	0	0%
Qing Lu	500	*	500	0	0%
Bing Deng	500	*	500	0	0%
Xiongming Yang	500	*	500	0	0%
Wujun Wang	500	*	500	0	0%
Dong Li	500	*	500	0	0%
Yu Yang	500	*	500	0	0%
Huawei Li	500	*	500	0	0%
Penghui Li	500	*	500	0	0%
Qiong Li	500	*	500	0	0%
Hao Zheng	500	*	500	0	0%
Hongbiao Lin	500	*	500	0	0%
Guang Peng	500	*	500	0	0%
Bingjian Li	500	*	500	0	0%
Xuliang Tan	500	*	500	0	0%
Yaopei Zeng	500	*	500	0	0%
Li Wang	500	*	500	0	0%
Xuefei Jiang	500	*	500	0	0%
Shunchao Wang	500	*	500	0	0%
Chuang Zhang	500	*	500	0	0%
Shijiang Yang	500	*	500	0	0%
Chun Yuan	500	*	500	0	0%
Wuchu Peng	500	*	500	0	0%
Jianjia Kang	500	*	500	0	0%
Ke Wang	500	*	500	0	0%

56A

Jiaxiang Zhang	500	*	500	0	0%
Pingping Dai	500	*	500	0	0%
Yanling Gong	500	*	500	0	0%
Dingju Li	500	*	500	0	0%
Huanhuan Huo	500	*	500	0	0%
Jinlian Huang	500	*	500	0	0%
Haiyuan Qiu	500	*	500	0	0%
Bing Gu	500	*	500	0	0%
Ruitian Meng	500	*	500	0	0%
Liang Liu	500	*	500	0	0%
Haiquan Liao	500	*	500	0	0%
Jianguo Li	500	*	500	0	0%
Yuying Liu	500	*	500	0	0%
Qin Peng	500	*	500	0	0%
Guiping Su	500	*	500	0	0%
Weiju Wu	500	*	500	0	0%
Xiangjiao Zeng	500	*	500	0	0%
Li Su	500	*	500	0	0%
Rich I. Anslow (1)	21,000	*	21,000	0	0%
Gregg E. Jaclin (1)	14,000	*	14,000	0	0%
Eric M. Stein (1)	4,000	*	4,000	0	0%
Zhuoyao Hui (1)	1,000	*	1,000	0	0%
Ample Crest Holding Limited (2)	225,000	3.35%	225,000	0	0%
Ka Hing Aurona Wong (3)	177,084	2.72%	177,084	0	0%
Ying Hung Bernadette Wong (3)	177,084	2.72%	177,084	0	0%
Wa Kei Anthony Wong (3)	177,084	2.72%	177,084	0	0%
Man Kit Brian Leung (3)	62,500	*	62,500	0	0%

(1)	Each received the respective shares of our common stock as partial compensation for their legal services rendered to us. See discussion under “Interest of Named Experts and Counsel” on page 46 above.
(2)
We issued the 225,000 shares of our common stock to Ample Crest Holding Limited as partial compensation for consulting services rendered to us. Stephen Sheung, as Director, has voting and investment control over the shares owned by Ample Crest Holding Limited. Ample Crest Holding Limited provides project management and administrative services related to our public listing application which includes drafting documents, coordinating communication and documentation flow, investor relations and ad-hoc administrative support.

(3)
Each received the respective shares of our common stock as compensations for their consulting services rendered to us. Mr. Man Kit Brian Leung provided management consulting and business administration services to us. Ka Hing Wong, Ying Hung Wong and Wa Kei Wong provided us with management consulting services which included selection of external professional experts, corporate structure advisory, secretarial services support and other business advisory. There are no relationships existing among them.

57A

[RESALE PROSPECTUS ALTERNATE PAGE]

 PLAN OF DISTRIBUTION

The selling stockholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares.

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the date of this prospectus;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.  The maximum commission or discount to be received by any FINRA member or independent broker-dealer, however, will not be greater than eight (8) percent for the sale of any securities being registered hereunder pursuant to Rule 415 of the Securities Act.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

58A

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective for twelve (12) months. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey. Ellenoff Grossman & Schole, LLP, New York, NY is acting as counsel to the underwriting in connection with this offering.

EXPERTS

The consolidated financial statements of China Green as of June 30, 2010 and 2009 appearing in this prospectus have been audited by Parker Randall CF (H.K.) CPA Limited, in independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

59A

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered.

Securities and Exchange Commission registration fee	$904.13
FINRA Filing Fee*	5,800
NASDAQ Listing Fee*	50,000
Transfer Agent Fees*	7,000
Accounting fees and expenses*	50,000
Legal fees and expenses*	100,000
Blue Sky/Underwriters’ counsel fees and expenses*	10,000
Research and Investor Relations fees and expenses*	20,000
Printing fees and expenses*	5,000
Roadshow fees and expenses*	30,000
Miscellaneous*	10,000
Total	$288,704.13

*	Estimated

Item 14. Indemnification of directors and officers

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

As of the date of the Share Exchange, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

●	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;
●	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or
●	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 15. Recent Sales of Unregistered Securities

Stock Issued for Services

On July 17, 2008, we issued to Wa Kei Anthony Wong, our then President and Director 50,000 shares of our common stock, at par value $0.00001 per shares, as the founder shares as compensation for the services that Mr. Wong rendered in connection with our incorporation.

On August 12, 2009, we issued to Mr. Wa Kei Anthony Wong 127,083 shares of our common stock, at par value $0.00001 per share, as compensation for services that he rendered as our then President, Treasurer and Secretary.

On August 12, 2009, we issued to Pak Fai Phillip Wong, Man Kit Brain Leung, Ka Hing Aurona Wong and. Ying Hung Bernadette Wong, 312,500, 62,500, 177,083, and 177,083 shares of our common stock, at par value $0.00001 per share, respectively, as compensation for consulting services they provided to us. The consulting services they provided includes, but is not limited to, (1) identifying and analyzing business opportunities for our business development; (2) general business consultation on budgeting and business networking; and (3) financial accounting consultation and advisory business management services.

On February 26, 2010, we issued to Richard I. Anslow, Gregg E. Jaclin, Eric M. Stein and Zhuoyao Hui 21,000, 14,000, 4,000 and 1,000 shares of our common stock as partial compensation for the legal services they provided to us.

On March 3, 2010, we issued to Ample Crest Holding Limited 225,000 shares of our common stock, at par value $0.00001 per shares as partial compensation for consulting services rendered to us.

These securities were issued pursuant to the exemption provided under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act   for this transaction.

Stock Issued for Cash

In connection with our private placement completed in July 2009, we issued 166,000 shares of our common stock to 296 Investors at $3.00 per share for an aggregate purchase price of $498,000.

We issued these shares in reliance on the safe harbor provided by Regulation S promulgated under the Securities Act of 1933, as amended.  These investors who received the securities represented and warranted that they are not “U.S. Persons” as defined in Regulation S.

Stock Issued In Share Exchange

Pursuant to the Share Exchange Agreement on August 13, 2009, we issued 5,177,500 shares of our common stock to the Glorious Pie Shareholder in exchange for 100% of the outstanding shares of Glorious Pie. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. We made this determination based on the representations of the Glorious Pie Shareholders which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Glorious Pie Shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

1.1	Form of Underwriting Agreement ********
2.1
Share Exchange and Stock Purchase Agreement by and among China Eco-Hospitality Operations, Inc., Glorious Pie Limited, the shareholder of Glorious Pie Limited and the Representative of the Investors of China Eco-Hospitality effective August 13, 2009.  *

3.1	Certificate of Incorporation **
3.1(1)	Certificate of Amendment to the Certificate of Incorporation******
3.2	Amended and Restated By-Laws ***
5.1	Form of Legal Opinion of Anslow & Jaclin, LLP ********
10.1	Form of Subscription Agreement of the Regulation S Offering ****
10.2	Form of Agreement for Greenery Consulting******
10.3	Form of Trading Agreement for Materials
10.4	Form of Investment Negotiation Memorandum******
10.5	Hotel Consulting Agreement between Glorious Pie Limited and Carnival City Hotel dated June 19, 2010******
10.6	Hotel Consulting Agreement between Glorious Pie Limited and Kangcheng Health City Hotel dated June 19, 2010******
10.7	Form of subcontractor Suppliers Agreement******
10.8	Form of subcontractor Services Agreement******
10.9	Employment Agreement with Mr. Chi Yip Tai dated June 8, 2010*****
10.10	Employment Agreement with Mr. Wei Guo Wang dated June 8, 2010*****
10.11	Trading Agreement for Materials between Glorious Pie Limited and Foshan Shunde Tianyi Garden Co., Ltd. dated November 3, 2006 ********
10.12	Trading Agreement for Materials between Glorious Pie Limited and Dongguan Jiaye Garden Project Co., Ltd. dated April 20, 2007 ********
10.13	Trading Agreement for Materials between Glorious Pie Limited and Dongguan Garden Project Co., Ltd. dated May 17, 2007 ********
10.14	Trading Agreement for Materials between Glorious Pie Limited and Dongguan Urban Garden Project Co., Ltd. dated November 10, 2006 ********
10.15	Trading Agreement for Materials between Glorious Pie Limited and Dongguan Xinyue’an Garden Co., Ltd. dated October 20, 2006 ********
10.16	Trading Agreement for Materials between Glorious Pie Limited and Dongguan Bimanyuan Garden Project Co., Ltd. dated March 25, 2007 ********
10.17	Trading Agreement for Materials between Glorious Pie Limited and Dongguan Luyi Garden Project Co., Ltd. dated January 4, 2007 ********
10.18	Trading Agreement for Materials between Glorious Pie Limited and Dongguan Green World Industry Co., Ltd. dated December 13, 2006 ********
10.19	Trading Agreement for Materials between Glorious Pie Limited and Chang’an Construction Project Co., Ltd. dated April 2, 2007 ********
10.20	Consultancy Agreement between Glorious Pie, Limited and Yu Zu Tang dated April 27, 2010
14.1	Code of Ethics*******
23.1	Consent of Parker Randall (H.K.) (included herein)
23.2	Consent of Anslow & Jaclin, LLP ********
99.1	Audit Committee Charter adopted June 7, 2010*****

*filed as Exhibit 2.1 to the Current Report on Form 8-K filed on August 14, 2009 and incorporated herein by reference.
**filed as Exhibit 3.1 to the Registration Statement on Form 10 filed on September 17, 2009 and incorporated herein by reference.
***filed as Exhibits to the Registration Statement on Form S-1 filed on May 11, 2010 and incorporated herein by reference.
****filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 14, 2009 and incorporated herein by reference.
*****filed as Exhibits to the Current Report on Form 8-K filed on June 9, 2010 and incorporated herein by reference.
******filed as Exhibits to the Registration Statement on Form S-1 filed on August 13, 2010 and incorporated herein by reference.
*******filed as Exhibit 14.1 to the Current Report on Form 8-K filed on August 14, 2009 and incorporated herein by reference.
********filed as Exhibits to the Registration Statement on Form S-1 filed on October 12, 2010 and incorporated herein by reference.

Item 17.  Undertakings

(A)	The undersigned registrant hereby undertakes with respect to the securities being offered and sold in this offering:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than 20% change of the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
iii To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i)	in any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(5)
To provide their underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the  underwriters to permit prompt delivery to each purchaser.

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(1)	The undersigned Registrant hereby undertakes that it will:

(i)
for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(ii)
for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(2)
For the purpose of determining liability under the Securities Act to any purchaser, the undersigned registrant undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, the undersigned registrant undertakes that:

(i)	if the undersigned registrant is relying on Rule 430B:

(a)
each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	if the undersigned registrant is subject to Rule 430C:

(a)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 13 , 2010	CHINA GREEN, INC.

	By:	/s/ Chi Yip Tai
Name: Chi Yip Tai
Title: President, Chief Executive Officer

By:	/s/ Wei Guo Wang
Name: Wei Guo Wang
Title: Chief Financial Officer

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tai Chi Yip, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (1) any and all amendments to this Form S-1 (including post-effective amendments) and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Chi Yip Tai	Chief Executive Officer and Director	October 13 , 2010
Chi Yip Tai

/s/ Pak Fai Philip Wong	Chairman	October 13 , 2010
Pak Fai Philip Wong

/s/ Wei Guo Wang	Chief Financial Officer and Director	October 13 , 2010
Wei Guo Wang

/s/ Chiu Lam Leung	Director	October 13 , 2010
Chiu Lam Leung

/s/ Yue Kwan Hui	Director	October 13 , 2010
Yue Kwan Hui

/s/ Sound Poon Cheung	Director	October 13 , 2010
Sound Poon Cheung

/s/ Wang Pan Wong	Director	October 13 , 2010
Wang Pan Wong